Exhibit 10.3

FORM OF CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

This CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT (this “Convertible Note Subscription Agreement”) is entered into on October 6, 2021, by and among FirstMark Horizon Acquisition Corp., a Delaware corporation (“FMHAC”), and each undersigned subscriber (each, a “Subscriber” and collectively, the “Subscribers”). Notwithstanding anything herein to the contrary, the rights and obligations of each Subscriber hereunder shall be several, and not joint, and any covenants, representations or warranties made by any Subscriber hereunder shall be deemed to be made severally and not jointly by each Subscriber hereunder.

WHEREAS, concurrently with the execution of this Convertible Note Subscription Agreement, the Issuer and Starry, Inc., a Delaware corporation (“Target”), are, together with the other parties thereto, entering into a definitive Agreement and Plan of Merger (the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement to be completed on and prior to the closing date thereof, the “Transactions”), pursuant to which, among other things, in the manner, and on the terms and subject to the conditions and exclusions set forth therein, (i) the Issuer will merge with and into Starry Holdings, Inc., a Delaware corporation (“Holdings”) (the “SPAC Merger”), with Holdings surviving the SPAC Merger, and (ii) following consummation of the SPAC Merger, a wholly owned subsidiary of the Issuer will merge with and into Target (the “Acquisition Merger”), with Target surviving the Acquisition Merger as a wholly-owned subsidiary of Holdings;

WHEREAS, references herein to the “Issuer” shall refer to FMHAC for all periods prior to completion of the SPAC Merger and to Holdings (as the surviving corporation in the SPAC Merger) for all periods after completion of the SPAC Merger;

WHEREAS, on or about the date of this Convertible Note Subscription Agreement, the Issuer is entering into subscription agreements (the “PIPE Subscription Agreements”) with certain other institutional accredited investors, pursuant to which such other investors have agreed to purchase up to 10.9 million of the Class A Common Shares (as defined below) on the closing date of the Transactions;

WHEREAS, in connection with the Transactions, and substantially contemporaneously with the closing of the Transactions, each Subscriber desires to subscribe for and purchase, severally and not jointly, senior secured convertible notes (the “Convertible Notes”) of and from the Issuer in an aggregate principal amount set forth on opposite such Subscriber’s name on Schedule I hereto, and the Issuer desires to issue and sell to the Subscribers $[     ] aggregate principal amount of the Convertible Notes in consideration of the payment of 100% of the aggregate principal amount thereof (the “Purchase Price”) by or on behalf of the Subscribers to the Issuer; and

WHEREAS, on or about the date of this Convertible Note Subscription Agreement, the Issuer is entering into other convertible note subscription agreements (the “Other Subscription Agreements” and together with this Convertible Note Subscription Agreement, the “Subscription Agreements”) with certain other institutional accredited investors (the “Other Subscribers” and together with the Subscribers, the “Subscriber Parties”), severally and not jointly which are on substantially the same terms as the terms of this this Convertible Note Subscription Agreement (other than the amount of the Convertible Notes to be subscribed for and purchased by the Other Subscribers), pursuant to which such Other Subscribers have agreed to purchase additional Convertible Notes in an aggregate principal amount not to exceed $[ ] (to be issued under the same indenture as the Convertible Notes being issued to the Subscribers and also having the terms set forth in the indenture attached as Annex A hereto) on the closing date of the Transactions (the “Closing Date”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), each Subscriber hereby agrees, severally and not jointly, to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to the Subscribers, upon the payment of the Purchase Price, Convertible Notes in an aggregate principal amount set forth opposite such Subscriber’s name on Schedule I hereto (such subscription and issuance, the “Subscription”). As used herein, the term “Convertible Notes” shall include the Guarantees (as defined below) thereof by the Guarantors (as defined below), unless the context requires otherwise. Notwithstanding anything to the contrary here, following the date hereof and prior to the third (3rd) Business Day prior to the anticipated Closing Date the Subscribers shall be permitted, without the consent of (but upon prior written notice to) the Issuer, to reallocate as amongst themselves the aggregate principal amount of Convertible Notes that each will purchase from the Issuer at the Closing so long as at all such times the Subscribers have subscribed for and agreed to purchase in the aggregate $[ ] aggregate principal amount of Convertible Notes.

Section 2. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall be contingent upon, and occur on, the Closing Date, following the SPAC Merger and immediately prior to or substantially concurrently with the consummation of the Transactions.

(b) At least seven (7) Business Days before the anticipated Closing Date, the Issuer shall deliver written notice to each Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Issuer. No later than two (2) Business Days prior to the anticipated Closing Date, the Subscribers shall deliver the aggregate Purchase Price for the Convertible Notes by wire transfer of United States dollars in immediately available funds to an escrow account (the “Escrow Account”) established by the Issuer with a third party escrow provider selected by the Issuer (the “Escrow Agent”) pursuant to an escrow agreement in form and substance reasonably satisfactory to each Subscriber (the “Escrow Agreement”), as specified by the Issuer in the Closing Notice, such funds to be held in escrow by the Escrow Agent until the Closing, and deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Convertible Notes and deliver these through the facilities of The Depository Trust Company (“DTC”) to each Subscribers or its nominee, including, without limitation, the legal name of the person in whose name the Convertible Notes are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 (including any applicable attachments). Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, at the Closing (1) the Purchase Price shall be released from escrow automatically, and without further action by any Subscriber, upon notice by the Issuer to the Escrow Agent in accordance with the Escrow Agreement that the Closing will occur imminently and (2) the Issuer shall deliver to each Subscriber or its nominee Convertible Notes in book entry form, free and clear of any liens or other restrictions (other than those arising under this Convertible Note Subscription Agreement or applicable securities laws) through the facilities of DTC. In the event that the consummation of the Transactions does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice (the “Closing Outside Date”), unless otherwise agreed to in writing by the Issuer each Subscriber, the Issuer shall promptly give notice to the Escrow Agent that the Closing will not occur and instructing the Escrow Agent to promptly thereafter release to the Subscribers (but in no event later than two (2) Business Days after the Closing Outside Date) the aggregate funds so delivered by the Subscribers to the Escrow Agent by wire transfer in immediately available funds to the account(s) specified by the Subscribers, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Convertible Note Subscription Agreement is terminated in accordance with Section 6 herein, the Subscribers shall remain obligated (A) to redeliver funds to the Escrow Agent to be held in escrow following the Issuer’s delivery to each Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Convertible Note Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

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(c) The Closing shall be subject to the satisfaction, or waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i)	no suspension of the qualification of the offering or sale or trading of the Class A Common Shares (as defined below) shall have been initiated or, to the Issuer’s knowledge, threatened by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) and be continuing, and the Underlying Shares (as defined below) shall have been approved for listing on the New York Stock Exchange (“NYSE”) or Nasdaq, subject to official notice of issuance;

(ii)	all conditions precedent to the closing of the Transactions set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Transaction Agreement or by the Closing itself, but subject to their satisfaction or valid waiver at the closing of the Transactions), and following the consummation of the SPAC Merger, the closing of the additional Transactions shall occur substantially concurrently with or immediately following the Closing; and

(iii)	no court or applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such court or governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

(d) In addition to the conditions set forth in Section 2(c), the obligation of the Issuer to consummate the Closing shall be subject to the satisfaction or valid waiver by the Issuer of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of the Subscribers contained in this Convertible Note Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date;

(ii)	the Subscribers shall have performed, satisfied or complied in all material respects with all covenants and agreements required by this Convertible Note Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)	an indenture substantially in the form attached as Annex A hereto (the “Indenture”), shall have been executed by the applicable parties thereto, including U.S. Bank, National Association, as third-party trustee and collateral agent (the “Trustee” or “Collateral Agent”).

(e) In addition to the conditions set forth in Section 2(c), the obligation of the Subscribers to consummate the Closing shall be subject to the satisfaction or valid waiver by the Subscribers of the additional conditions that, on the Closing Date:

(i)	all representations and warranties of the Issuer contained in this Convertible Note Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date);

(ii)	(1) the Issuer shall have performed, satisfied or complied in all material respects with all covenants and agreements required by this Convertible Note Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing and (2) no Other Subscriber shall have defaulted on its obligations under any Other Subscription Agreement;

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(iii)	none of the Transaction Agreement or any PIPE Subscription Agreement (each as it exists on the date of this Convertible Note Subscription Agreement) shall have been amended, modified or waived by the Issuer in a manner that would reasonably be expected to materially and adversely affect the Issuer or the economic benefits that the Subscribers would reasonably expect to receive under this Convertible Note Subscription Agreement (including without limitation the definition of Closing Surviving Corporation Cash (as defined in the Transaction Agreement));

(iv)	the Indenture shall have been executed by the applicable parties thereto;

(v)	neither the Issuer nor any of its affiliates shall have entered into any Other Subscription Agreement with a lower purchase price per $1,000 principal amount of the Notes or other terms (economic or otherwise) substantially more favorable to such Other Subscriber than as set forth in this Convertible Note Subscription Agreement other than any other agreement contemplated by the Transaction Agreement, and there shall not have been any amendment, waiver or modification to any Other Subscription Agreement that materially benefits any Other Subscriber unless the Subscribers have been offered the same benefit;

(vi)	the amount of the Closing Surviving Corporation Cash of Issuer shall equal or exceed $300,000,000 at the Closing (for purposes of this Convertible Note Subscription Agreement, except as otherwise indicated, “Closing Surviving Corporation Cash” shall be calculated as defined in and in accordance with the Transaction Agreement, less, to the extent included therein, any proceeds from the issuance of the Convertible Notes);

(vii)	the Subscribers shall have received an opinion of Latham & Watkins LLP, counsel to the Issuer and the guarantors of the Convertible Notes (the “Guarantors”), dated the Closing Date and addressed to the Subscribers, in form and substance reasonably satisfactory to the Subscribers and their counsel, with respect to:

(A) the enforceability of this Convertible Note Subscription Agreement and the Convertible Notes against the Issuer, the enforceability of the guarantees of the Convertible Notes (the “Guarantees”) against the Guarantors and the enforceability of the Indenture and the Security Documents (as defined in the Indenture) against the Issuer and the Guarantors (to the extent a party thereto), subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought;

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(B) the execution, delivery and performance by the Issuer and Guarantors of this Convertible Note Subscription Agreement, the Indenture, the Security Documents and the Convertible Notes (as applicable) will not breach or result in a default under any material agreement to which the Issuer or any of its subsidiaries is a party;

(C) the absence of defaults under or violations of (x) (i) the certificate of incorporation or certificate of formation (or equivalent charter document) or (ii) bylaws or operating agreement (or equivalent governing document), in each case, of the Issuer and the Guarantors and (y) New York law, federal law or the Delaware General Corporation Law (the “DGCL”) or regulation, or any order known to such counsel issued by any court or governmental authority acting pursuant to federal or New York statute or the DGCL, resulting from the execution, delivery and performance of this Convertible Note Subscription Agreement, the Indenture, the Security Documents and the Notes and the issuance of the Convertible Notes and the Guarantees by the Issuer and the Guarantors (as applicable) in accordance with the terms of the Indenture;

(D) the absence of required consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any federal or New York State governmental agency or body in connection with the execution, delivery and performance by the Issuer and the Guarantors of this Convertible Note Subscription Agreement, the Indenture, the Security Documents and the issuance of the Convertible Notes by the Issuer in accordance with the terms of the Indenture;

(E) the Issuer and each of the Guarantors is not an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended;

(F) assuming compliance by the Subscribers and the Other Subscribers with the provisions of this Convertible Note Subscription Agreement, (A) the exemption from registration of the offer and sale of the Convertible Notes under the Securities Act (as defined below), as contemplated by this Convertible Note Subscription Agreement, and (B) the exemption from qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(G) each of the Security Documents has been duly authorized, executed and delivered by the Issuer and each of the Guarantors party thereto and each of the Security Documents constitutes a valid and legally binding obligation of the Issuer and each of the Guarantors party thereto enforceable against the Issuer and each of the Guarantors party thereto in accordance with its terms;

(H) the Security Documents create under the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”) a security interest in favor of the Collateral Agent for the ratable benefit of itself, the Trustee and the holders of the Convertible Notes in the Collateral (as defined below) of the Issuer and each Guarantor party thereto that is of a type in which a security interest may be created under Article 9 of the New York UCC;

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(I) each financing statement for the Collateral is in appropriate form for filing in the applicable filing office. Upon the effective filing of each financing statement, the security interest in favor of the Collateral Agent for the ratable benefit of itself, the Trustee and the holders of the Convertible Notes will be perfected to the extent a security interest in such Collateral can be perfected under the applicable Uniform Commercial Code by the filing of a financing statement in that office;

(J) the Collateral Agent will have a perfected security interest for the ratable benefit of itself, the Trustee and the holders of the Convertible Notes in the certificated securities upon delivery of the certificates representing such certificated securities to the Collateral Agent, endorsed in blank by an effective endorsement or accompanied by undated stock powers with respect thereto duly endorsed in blank by an effective endorsement;

(K) other customary collateral opinions with respect to collateral to be pledged pursuant to the Security Documents; and

(L) neither the Issuer nor any Guarantor is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(viii)	the Subscribers shall have received a certificate or certificates signed by an officer of the Issuer, dated the Closing Date, in which such officer shall state that the conditions set forth in Section 2(e)(i) and Section 2(e)(ii) are satisfied as of the Closing Date;

(ix)	(A) the Issuer shall have caused to be delivered to the Subscribers evidence reasonably satisfactory to them that all outstanding indebtedness under that certain Amended and Restated Credit Agreement, dated as of December 13, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified on or prior to the date hereof, the “Existing Credit Agreement”), by and among the Target, each subsidiary of the Target listed as “Borrower” and party thereto, the lenders party thereto from time to time and ArrowMark Agency Services, LLC, as administrative agent, and all accrued and unpaid interest, fees and other amounts owing thereunder (other than contingent obligations that survive the termination of the Existing Credit Agreement), shall have been paid in full, all commitments to extend credit under the Existing Credit Agreement shall have terminated, and all liens securing obligations under the Existing Credit Agreement shall have been released or will, substantially concurrently with the consummation of the Transactions on the Closing Date, be released and (B) immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Issuer and the Guarantors shall have no outstanding indebtedness for borrowed money in an aggregate principal amount in excess of $5,000,000 other than the Convertible Notes;

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(x)	on the Closing Date, the Issuer and the Guarantors shall have executed and delivered a perfection certificate dated as of the Closing Date (the “Perfection Certificate”) in form and substance reasonably satisfactory to the Subscribers. Except as otherwise provided for in the Security Documents, the Indenture or the other documents entered into in connection with the Transactions, on the Closing Date, the Subscribers and the Collateral Agent shall have received the Security Documents and other certificates, agreements or instruments necessary to create a valid security interest in favor of the Collateral Agent, for its benefit and the benefit of the Trustee and the holders of the Convertible Notes, in all of the Collateral described in the Security Agreement substantially in form and substance reasonably satisfactory to the Subscribers, together with, subject to the requirements of the Security Documents, stock certificates and promissory notes required to be delivered pursuant to the Security Documents, in each case accompanied by instruments of transfer and stock powers undated and endorsed in blank, Uniform Commercial Code financing statements in appropriate form for filing, filings with the United States Patent and Trademark Office and United States Copyright Office in appropriate form for filing where applicable and each such document, instrument or filing shall, unless expressly not required by the Indenture or the Security Documents, be executed, filed and/or recorded by the Issuer and the applicable Guarantor, as applicable, and each such document shall be in full force and effect. The Subscribers shall also have received on or prior to the Closing Date copies of Uniform Commercial Code, tax and judgment lien searches or equivalent reports or searches, and a copy of searches at the United States Patent and Trademark Office and the United States Copyright Office each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Issuer or any Guarantor as debtor and that are required by the Perfection Certificate or that the Subscribers deem reasonably necessary. Each such document shall evidence that all of the liens on the Collateral other than Permitted Liens (as defined in the Indenture) have been released or will, substantially concurrently with the consummation of the Transactions on the Closing Date, be released.

(f) Prior to or at the Closing, the Subscribers shall deliver all such other information and shall take all such actions as is reasonably requested by the Issuer in order for the Issuer to deliver the Convertible Notes to the Subscribers or their nominees.

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Section 3. Issuer Representations and Warranties . The Issuer represents and warrants to the Subscribers and the Placement Agent (as defined below), as of the date of this Convertible Note Subscription Agreement and as of the Closing, that:

(a) The Issuer (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Convertible Note Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have an Issuer Material Adverse Effect. For purposes of this Convertible Note Subscription Agreement, an “Issuer Material Adverse Effect” means an event, change, development, occurrence, condition or effect which (1) would have, individually or in the aggregate, a material adverse effect on the business, financial condition, stockholders’ equity or results of operations of the Issuer and its subsidiaries, taken as a whole (after giving effect to the transactions hereunder and under the Transaction Agreement), or (2) materially affects the validity of the Convertible Notes or the Underlying Shares, or any guarantee by a Guarantor or the validity or priority and ranking of any lien on collateral securing the Convertible Notes, the legal authority of the Issuer or any Guarantor to comply in all material respects with the terms of this Convertible Notes Subscription Agreement or the Indenture, as applicable, or prevents or materially impairs the ability of the Issuer to timely perform its obligations under this Convertible Note Subscription Agreement or the Transaction Agreement, including the issuance and sale of the Convertible Notes.

(b) As of the Closing Date, the shares of Issuer’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Shares”), (if any) issuable upon conversion of the Convertible Notes (the “Underlying Shares”) will be duly authorized and, when issued upon conversion of the Convertible Notes, will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under applicable securities laws) and will not have been issued in violation of any preemptive or similar rights created under the Issuer’s organizational documents (as adopted on or prior to the Closing Date), by any contract to which the Issuer is a party or by which it is bound, or under the laws of its jurisdiction of incorporation.

(c) This Convertible Note Subscription Agreement, the Other Subscription Agreements, the PIPE Subscription Agreements and the Transaction Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer, and assuming the due authorization, execution and delivery of the same by the respective counterparties, the Transaction Documents constitute the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

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(d) The Convertible Notes, the Guarantees and the Indenture have been duly authorized by all necessary corporate action of the Issuer and the Guarantors (as applicable), and, on the Closing Date, the Indenture and the Convertible Notes will be duly authorized, executed and delivered by the Issuer and each Guarantor (as applicable) and assuming the due authorization, execution and delivery of the same by the Subscriber Parties, the Collateral Agent and the Trustee, the Indenture will constitute the valid and legally binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When issued and sold against receipt of the consideration therefor, the Convertible Notes will be valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of the Transaction Documents and the Indenture, the issuance and sale of the Convertible Notes and the compliance by the Issuer and the Guarantors with all of the provisions of the Transaction Documents and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any Guarantor pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound or to which any of the property or assets of the Issuer or any Guarantor is subject, in each case, that would reasonably be expected to have an Issuer Material Adverse Effect; (ii) the organizational documents of the Issuer or any Guarantor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any Guarantor or any of their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of the Subscribers set forth in Section 4 of this Convertible Note Subscription Agreement, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including NYSE or Nasdaq, as applicable) or other person in connection with the execution, delivery and performance of this Convertible Notes Subscription Agreement and the Indenture, the issuance and sale of the Convertible Notes and the compliance by the Issuer and the Guarantors with all of the provisions of this Convertible Note Subscription Agreement and the Indenture and the consummation of the transactions contemplated herein and therein, other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 5 below, (iii) those required by the SEC or NYSE or Nasdaq (as applicable), including with respect to obtaining stockholder approval, (iv) those required to consummate the Transactions as provided under the Transaction Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) any consent, waiver, authorization, order, notice, filing or registration the failure of which to make or obtain would not be reasonably likely to have an Issuer Material Adverse Effect.

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(f) Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 4 of this Convertible Note Subscription Agreement, (i) no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Convertible Notes by the Issuer to the Subscribers and the issuance of the Underlying Shares (if any) to the Subscribers, and the Convertible Notes and the Underlying Shares (if any) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws, (ii) it is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended (including the rules and regulations of the Commission promulgated thereunder) and (iii) the Convertible Notes are eligible for resale under Rule 144A under the Securities Act.

(g) Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Convertible Notes.

(h) The Issuer has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Convertible Note Subscription Agreement for which any Subscriber could become liable. Except for Goldman Sachs & Co. LLC (“Goldman Sachs”) (the “Placement Agent”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Convertible Notes to the Subscribers.

(i) As of their respective dates, all forms, reports, statements, schedules, prospectuses, proxies, registration statements and other documents required to be filed by the Issuer with the SEC (such reports, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that notwithstanding anything to the contrary in this Convertible Note Subscription Agreement, no representation or warranty is made under this Section 3(i) as to the accounting treatment of the Issuer’s issued and outstanding warrants, or as to any deficiencies in disclosure (including with respect to accounting and disclosure controls) arising from the accounting treatment of such warrants as equity rather than liabilities in the Issuer’s combined financial statements. The financial statements of the Issuer included in the SEC Reports were prepared in accordance with generally accepted accounting principles in the United States, consistently applied, comply in all material respects with the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the absence of certain footnotes and other presentation items as is permissible under generally accepted accounting principles. Except as disclosed in the SEC Reports, the Issuer timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the SEC since inception. A copy of each SEC Report is available to the Subscribers via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Issuer from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

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(j) As of the date hereof, the issued and outstanding Class A Common Shares of the Issuer are, and as of the Closing Date, the issued and outstanding Class A Common Shares of the Issuer (other than the Class A Common Shares purchased pursuant to the PIPE Subscription Agreement) will be registered pursuant to Section 12(b) of the Exchange Act, and listed for trading on the NYSE under the symbol “FMAC” (it being understood that the trading symbol will be changed in connection with the Transactions) or on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the NYSE or the SEC, respectively, to prohibit or terminate the listing of the Class A Common Shares on the NYSE or to deregister such shares under the Exchange Act, excluding, for purposes of clarity, the customary ongoing review by the NYSE of the Issuer’s continued listing application in connection with the Transactions. The Issuer has taken no action that is designed to terminate the registration of the Class A Common Shares under the Exchange Act or the listing of the Class A Common Shares on the NYSE, and is in compliance in all material respects with the continued listing requirements of the NYSE, except the Company may delist Class A Common Shares from NYSE in connection with submitting a listing application to Nasdaq, in accordance with Nasdaq rules, covering the shares of Class A Common Shares.

(k) Other than the Other Subscription Agreements, PIPE Subscription Agreements the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, the Issuer has not entered into any side letter or similar agreement or understanding with any Other Subscriber or any affiliate thereof or any other investor in connection with such Other Subscriber’s (considered with any such affiliate) or investor’s direct or indirect investment in the Issuer (other than any side letter or similar agreement relating to the transfer to any investor of (i) securities of the Issuer by existing securityholders of the Issuer, which may be effectuated as a forfeiture to the Issuer and reissuance, or (ii) securities to be issued to the direct or indirect securityholders of the Issuer pursuant to the Transaction Agreement). No Other Subscription Agreement includes terms and conditions (economic or otherwise) that are more advantageous in any material respect to any such Other Subscriber than the Subscribers hereunder. The Other Subscription Agreements have not been and will not, without the prior written consent of the Subscribers, be amended or modified in any material respect following the date of this Convertible Note Subscription Agreement. The Issuer and its affiliates shall not release any Other Subscriber (or any of its affiliates) under any Other Subscription Agreement from any of its material obligations thereunder or any other agreements (including side letters or similar agreements or understandings in respect thereof) with any Other Subscriber (or any of its affiliates) under any Other Subscription Agreement unless it offers a similar release to the Subscribers with respect to any similar obligations they have hereunder.

(l) Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(m) The Issuer is in compliance with all applicable laws, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect. The Issuer has not received any written communication from a governmental entity alleging that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

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(n) The Issuer is not, and immediately after receipt of payment for the Convertible Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o) The amount of the Closing Surviving Corporation Cash shall equal or exceed three hundred million dollars ($300,000,000).

(p) As of the date of this Convertible Note Subscription Agreement, the authorized capital stock of the Issuer consists of (i) 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Issuer Preferred Stock”) and (ii) 520,000,000 shares of common stock, including (1) 500,000,000 shares of Class A Common Shares, and (2) 20,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Shares”). As of the date of this Convertible Note Subscription Agreement, (i) no shares of Issuer Preferred Stock are issued and outstanding, (ii) 41,400,000 Class A Common Shares are issued and outstanding, (iii) 10,350,000 shares of Class B Common Shares are issued and outstanding, (iv) 13,800,000 redeemable warrants of the Issuer and 6,853,333 private placement warrants of the Issuer are outstanding and (v) $1.5 million of loans are outstanding that may be converted into warrants of the Issuer. As of the date of this Convertible Note Subscription Agreement, all (i) issued and outstanding shares of Class A Common Shares and Class B Common Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding warrants of the Issuer have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Upon consummation of the Transactions, the authorized capital stock of the Issuer will consist of (I) 10,000,000 shares of preferred stock, par value $0.001 per share, none of which will be issued or outstanding; and (II) 800,000,000 Class A Common Shares and 50,000,000 shares of Class X common stock, par value $0.001 per share (the “Class X Common Stock” and, together with the Class A Common Shares, the “Common Stock”). Except as set forth above and pursuant to the Other Subscription Agreements, the PIPE Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to in the Transaction Agreement, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Class A Common Shares, Class B Common Shares or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Issuer has no subsidiaries (other than Merger Sub) and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, as applicable, other than (A) as set forth in the SEC Reports and (B) as contemplated by the Transaction Agreement. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Underlying Shares or (ii) the Class A Common Shares to be issued pursuant to the Other Subscription Agreements or pursuant to the PIPE Subscription Agreements, that have not been or will not be validly waived on or prior to the Closing Date, including such provisions in the shares of Class B Common Shares pursuant to the terms of the Issuer’s organizational documents (as amended as of the Closing Date).

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(q) The operations of the Issuer and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Issuer or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(r) Neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries is an individual or entity (a “Person”) that is, or is owned or controlled by a Person that is, currently the subject or target of any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures (in each case, having the force of law) administered, enacted or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty's Treasury, the Cayman Islands or other relevant sanctions authority (collectively, “Sanctions”), nor is the Issuer or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Crimea and Syria (each, a “Sanctioned Country”). Since the Issuer’s inception, the Issuer and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(s) Each of the Security Documents has been duly authorized by the Issuer and/or the applicable Guarantor, as appropriate, and, when executed and delivered by the Issuer and/or the applicable Guarantor, will constitute a legal and binding agreement of the Issuer and/or the applicable Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. The Security Documents, when executed and delivered in connection with the sale of the Convertible Notes, will create in favor of the Collateral Agent for the benefit of itself, the Trustee and the holders of the Convertible Notes, valid and enforceable first priority security interests in and liens on substantially all of the tangible and intangible assets of the Issuer and the Guarantors, now owned or hereafter acquired by the Issuer or any Guarantor and all proceeds and products thereof, subject to certain exceptions as described in the Indenture and the Security Documents (the “Collateral”) and, upon the filing of appropriate Uniform Commercial Code financing statements in appropriate United States jurisdictions and the taking of the other actions, in each case as further described in the Security Documents, the security interests in and liens on the rights of the Issuer or the applicable Guarantor in such Collateral will be perfected first priority security interests and liens, superior to and prior to the liens of all third persons other than Permitted Liens (as defined in the Indenture).

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Section 4. Subscriber Representations and Warranties. Each Subscriber severally and not jointly represents and warrants to the Issuer and the Placement Agent that:

(a) Such Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Convertible Note Subscription Agreement.

(b) This Convertible Note Subscription Agreement has been duly executed and delivered by such Subscriber, and assuming the due authorization, execution and delivery of the same by the Issuer, this Convertible Note Subscription Agreement constitutes the valid and legally binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(c) The execution and delivery of this Convertible Note Subscription Agreement, the purchase of the Convertible Notes and the compliance by such Subscriber with all of the provisions of this Convertible Note Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Subscriber is a party or by which such Subscriber is bound or to which any of the property or assets of such Subscriber is subject; (ii) the organizational documents of such Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Convertible Note Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to a Subscriber that would reasonably be expected to have a material adverse effect on such Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Convertible Notes.

(d) Such Subscriber (i)(1) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), is acquiring the Convertible Notes and the Underlying Shares (if any) only for its own account and not for the account of others, or if such Subscriber is subscribing for the Convertible Notes as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and such Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account or (2) is an institutional “accredited investor” (as defined in Rule 501(a) under the Securities Act), and (ii) is not acquiring the Convertible Notes and the Underlying Shares (if any) with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

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(e) Such Subscriber understands that the Convertible Notes and the Underlying Shares (if any) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Convertible Notes and the Underlying Shares (if any) have not been registered under the Securities Act. Such Subscriber understands that the Convertible Notes and the Underlying Shares (if any) may not be offered, resold, transferred, pledged or otherwise disposed of by such Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and as a result of these transfer restrictions, such Subscriber may not be able to readily resell the Convertible Notes and the Underlying Shares (if any) and may be required to bear the financial risk of an investment in the Convertible Notes and the Underlying Shares (if any) for an indefinite period of time. Such Subscriber acknowledges and agrees that (i) the Convertible Notes and the Underlying Shares (if any) will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the filing of “Form 10 information” with the Commission after the Closing Date and (ii) additional conditions to any such transaction may apply under Rule 144 and other applicable securities laws to the extent that such Subscriber is at such time, or has been at any time in the immediately preceding three months, an “affiliate” of the Issuer within the meaning of Rule 144. Such Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Convertible Notes and the Underlying Shares (if any).

(f) Such Subscriber understands and agrees that such Subscriber is purchasing the Convertible Notes and the Underlying Shares (if any) directly from the Issuer. Such Subscriber further acknowledges that there have not been, and such Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to such Subscriber by the Issuer, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in this Convertible Note Subscription Agreement, and such Subscriber hereby represents and warrants that it is relying exclusively on such Subscriber’s own sources of information, investment analysis and due diligence (including professional advice such Subscriber deems appropriate) with respect to this offering of the Convertible Notes and the Underlying Shares (if any), and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer and the Target, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Such Subscriber acknowledges that certain information provided to such Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Each Subscriber acknowledges that it has been informed that no disclosure or offering document has been prepared by the Placement Agent or any of its affiliates in connection with the offer and sale of the Convertible Notes and the Underlying Shares (if any). In connection with the issuance and sale of the Convertible Notes, the Placement Agent has not acted as a financial advisor or fiduciary to any Subscriber Party. Neither the Placement Agent nor any of its directors, officers, employees, representatives or controlling persons has made any independent investigation with respect to the Issuer, the Convertible Notes and the Underlying Shares (if any) or the completeness or accuracy of any information provided to such Subscriber. Such Subscriber agrees that neither the Placement Agent, nor any of its affiliates or any of its or its affiliates’ control persons, officers, directors or employees, shall be liable to such Subscriber pursuant to this Convertible Note Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Convertible Notes and the Underlying Shares (if any).

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(g) Such Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in equity transactions that are not registered under the Securities Act, and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Convertible Notes and the Underlying Shares (if any). Accordingly, such Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(h) Such Subscriber is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Convertible Notes and the Underlying Shares (if any) for its own account or for an account over which such Subscriber exercises sole discretion for another qualified institutional buyer or institutional accredited investor. In making its decision to purchase the Convertible Notes and the Underlying Shares (if any), such Subscriber has relied solely upon independent investigation made by such Subscriber and the Issuer’s representations and warranties in Section 3. Such Subscriber acknowledges and agrees that such Subscriber has received such information as such Subscriber deems necessary in order to make an investment decision with respect to the Convertible Notes and the Underlying Shares (if any), including with respect to the Issuer and its subsidiaries and the Transactions. Such Subscriber represents and agrees that such Subscriber and such Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Subscriber and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Convertible Notes and the Underlying Shares (if any). Such Subscriber acknowledges and agrees that neither the Placement Agent nor any affiliate of the Placement Agent has provided such Subscriber with any information or advice with respect to the Convertible Notes and the Underlying Shares (if any) nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to the Issuer or the quality or value of the Convertible Notes and the Underlying Shares (if any) and the Placement Agent and any of its affiliates may have acquired nonpublic information with respect to the Issuer which such Subscriber agrees need not be provided to it.

(i) Such Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our prospective investment in the Convertible Notes and the Underlying Shares (if any) and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

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(j) Such Subscriber became aware of this offering of the Convertible Notes and the Underlying Shares (if any) solely by means of direct contact between such Subscriber and the Issuer or their respective representatives or affiliates, or by means of contact from the Placement Agent and the Convertible Notes and the Underlying Shares (if any) were offered to such Subscriber solely by direct contact between such Subscriber and the Issuer or their respective representatives or affiliates. Such Subscriber did not become aware of this offering of the Convertible Notes and the Underlying Shares (if any), nor were the Convertible Notes and the Underlying Shares (if any) offered to such Subscriber, by any other means. Such Subscriber acknowledges that the Issuer represents and warrants that the Convertible Notes and the Underlying Shares (if any) (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k) Such Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Convertible Notes and the Underlying Shares (if any). Such Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Convertible Notes and the Underlying Shares (if any), and such Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Subscriber has considered necessary to make an informed investment decision. Such Subscriber acknowledges and agrees that neither the Issuer nor any of its affiliates has provided any tax advice to such Subscriber or made any representations or warranties or guarantees to such Subscriber regarding the tax treatment of its investment in the Convertible Notes and the Underlying Shares (if any).

(l) Such Subscriber has analyzed and considered the risks of an investment in the Convertible Notes and the Underlying Shares (if any) and determined that the Convertible Notes and the Underlying Shares (if any) are a suitable investment for such Subscriber and that such Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Subscriber’s investment in the Issuer. Such Subscriber acknowledges specifically that a possibility of total loss exists.

(m) Such Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Convertible Notes and the Underlying Shares (if any) or made any findings or determination as to the fairness of this investment.

(n) Such Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the Transactions), a Sanctioned Person. Such Subscriber is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Such Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Such Subscriber also represents that it maintains, to the extent required, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons and to ensure that the funds held by such Subscriber and used to purchase the Convertible Notes are derived from lawful activities. For purposes of this Convertible Note Subscription Agreement, “Sanctioned Person” means at any time any person or entity: (i) listed on any Sanctions-related list of designated or blocked or restricted persons; (ii) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Convertible Note Subscription Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (iii) owned or controlled by or acting on behalf of any of the foregoing.

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(o) Such Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(p) If such Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, such Subscriber represents and warrants that (i) it has not relied on the Issuer or any of its affiliates (the “Transactions Parties”) as the Plan’s fiduciary or for advice, with respect to its decision to acquire and hold the Convertible Notes and the Underlying Shares (if any), and none of the Transactions Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Convertible Notes and the Underlying Shares (if any) and (ii) none of the acquisition, holding and/or transfer or disposition of the Convertible Notes and the Underlying Shares (if any) will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any similar law or regulation.

(q) Such Subscriber, together with the other Subscribers, will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 2.

(r) Such Subscriber acknowledges and is aware that (i) the Placement Agent is acting as the Issuer’s placement agent, (ii) the Placement Agent is serving as financial advisor to Target in connection with the Transactions and (iii) the Issuer is an affiliate of FirstMark Capital (“FirstMark Capital”) and one or more affiliates of FirstMark Capital own approximately 24% of the fully diluted equity of the Issuer and approximately 15% of the fully diluted equity of Target. Such Subscriber understands and acknowledges that (1) Goldman Sachs’s role as financial advisor to Target may give rise to potential conflicts of interest or the appearance thereof, and (2) the Issuer’s relationship with FirstMark Capital or any of FirstMark Capital’s affiliates or affiliated funds may give rise to potential conflicts of interest or the appearance thereof.

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Section 5. Registration of Underlying Shares.

(a) The Issuer agrees that the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Underlying Shares (if any) (the “Registration Statement”) no later than fifteen (15) Business Days after the Closing Date (the “Filing Date”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the sixtieth (60th) calendar day after the filing thereof (or, in the event the Commission notifies the Issuer that it will “review” the Registration Statement, the ninetieth (90th) calendar day following the filing thereof) and (ii) the tenth (10th) Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “Effectiveness Deadline”); provided, that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. The Issuer will provide a draft of the Registration Statement to the Subscribers for review at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Issuer be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. In no event shall any Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission or another regulatory agency; provided, that if the Commission or another regulatory agency requests that a Subscriber be identified as a statutory underwriter in the Registration Statement, such Subscriber will have the opportunity to withdraw from the Registration Statement upon its written request to the Issuer. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Underlying Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Underlying Shares which is equal to the maximum number of Underlying Shares as is permitted by the Commission. In such event, the number of Underlying Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Underlying Shares under Rule 415 under the Securities Act, the Issuer shall amend the Registration Statement or file a new Registration Statement to register such Underlying Shares not included in the Registration Statement and cause such amendment or Registration Statement to become effective as promptly as practicable. The Issuer agrees that, except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, at its expense, the Issuer will use its commercially reasonable efforts to cause such Registration Statement to remain continuously effective with respect to the Subscribers and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Underlying Shares and ensure that the applicable Registration Statement or any subsequent shelf registration statement is free of any material misstatements or omissions until the earliest of (i) three (3) years from the effective date of the Registration Statement, (ii) the date on which all of the Underlying Shares (if any) shall have been sold, or (iii) the first date on which the Subscribers can sell all of their Underlying Shares (or shares received in exchange therefor) under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (such period, the “Registration Period”). Subject to receipt from the applicable Subscriber by the Issuer’s and the Issuer’s transfer agent of customary representations and other documentation reasonably acceptable to the Issuer in connection therewith, a Subscriber may request that the Issuer remove any legend from the book entry position evidencing its Underlying Shares and the Issuer will, if required by the Issuer’s transfer agent, use its commercially reasonable efforts to cause an opinion of the Issuer’s counsel be provided, in a form reasonably acceptable to the Issuer’s transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as the Underlying Shares (1) are subject to or have been or may be sold or transferred pursuant to an effective registration statement, (2) have been or may be sold pursuant to Rule 144, or (3) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Issuer to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Underlying Shares, or another exemption from registration. If restrictive legends are no longer required for the Underlying Shares pursuant to the foregoing, the Issuer shall, in accordance with the provisions of this Section and within five (5) trading days of any request therefor from a Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Issuer’s transfer agent irrevocable instructions to make a new, unlegended entry in book-entry form or by electronic delivery through The Depository Trust Company for such Underlying Shares. The Issuer shall be responsible for the fees of its transfer agent, its legal counsel and all DTC fees associated with such issuance. From and after such time as the benefits of Rule 144 or any other similar rule or regulation of the Commission that may allow a Subscriber to sell securities of the Issuer to the public without registration are available to holders of the Class A Common Shares for so long as such Subscriber holds Underlying Shares, the Issuer shall, at its expense, make and keep public information available, as those terms are understood and defined in Rule 144; use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable such Subscriber to sell the Underlying Shares (if any) under Rule 144 for so long as such Subscriber holds any Convertible Notes; and furnish to such Subscriber, promptly upon such Subscriber’s reasonable request, (i) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer, and (iii) such other information as may be reasonably requested to permit such Subscriber to sell such securities pursuant to Rule 144 without registration. “Underlying Shares” shall be deemed to include, as of any date of determination, any equity security issued or issuable with respect to the Underlying Shares (if any) by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event. “Holder” shall mean a Subscriber or any affiliate of a Subscriber or any other person to whom the rights under this Section 5 shall have been assigned. The Issuer’s obligations to include the Underlying Shares in the Registration Statement are contingent upon a Subscriber furnishing in writing to the Issuer such information regarding such Subscriber, the securities of the Issuer held by such Subscriber and the intended method of disposition of the Underlying Shares as shall be reasonably requested by the Issuer to effect the registration of the Underlying Shares, and such Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder; provided, however, that such Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Underlying Shares. In the case of the registration effected by the Issuer pursuant to this Convertible Note Subscription Agreement, the Issuer shall, upon reasonable request, inform the Subscribers as to the status of such registration.

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(b) Notwithstanding anything to the contrary contained herein, the Issuer may delay or postpone filing of such Registration Statement, and from time to time require the Subscribers not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or such event the Issuer’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, or if the Commission issues any stop order suspending the effectiveness of any Registration Statement or indicates the intention to initiate any proceedings for such purpose (each such circumstance, a “Suspension Event”); provided, that, (x) the Issuer shall not so delay filing or so suspend the use of the Registration Statement for a period (each such period, a “Deferral Period”) of more than (i) sixty (60) consecutive days or (ii) more than ninety (90) total calendar days, or more than two (2) Deferral Periods, in each case of this clause (ii), in any three hundred sixty (360) day period and (y) the Issuer shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscribers of such securities as soon as practicable thereafter; provided that clause (i) of the definition of “Registration Period” shall be extended by the duration of any such Deferral Period.

(c) Upon receipt of any written notice from the Issuer (which notice shall not contain any material nonpublic information regarding the Issuer) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Subscriber agrees that (i) it will immediately discontinue offers and sales of the Underlying Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Issuer, each Subscriber will deliver to the Issuer, or in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Underlying Shares in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Underlying Shares shall not apply (x) to the extent such Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

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(d) The Issuer shall advise the Subscribers within two (2) Business Days:

(i)	when a Registration Statement or any amendment thereto has been filed with the Commission and when any of the foregoing shall have been declared effective by the Commission, and any request by the Commission for an amendment or supplement thereto or to any prospectus included therein;

(ii)	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iii)	of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Underlying Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv)	subject to the provisions in this Convertible Note Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising the Subscribers of such events, provide the Subscribers with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to the Subscribers of the occurrence of the events listed in (i) through (iv) above may constitute material, nonpublic information regarding the Issuer.

(e) The Issuer shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.

(f) Except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement as contemplated by this Convertible Note Subscription Agreement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to holders of the Underlying Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(g) The Issuer shall use its commercially reasonable efforts to cause all Underlying Shares (when issued) to be listed on each securities exchange or market, if any, on which the Class A Common Shares have been listed.

(h) The Issuer shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Underlying Shares (if any) issuable upon conversion of the Convertible Notes required hereby.

(i) If any of the following events shall occur (each, a Registration Default”), then the Issuer will pay additional interest on the Convertible Notes (“Additional Interest”) as follows:

(i)	the Registration Statement has not been filed with the Commission by the Filing Date or has not become effective on or before the Effectiveness Deadline, then Additional Interest will accrue on the aggregate outstanding principal amount of the Convertible Notes at a rate of 0.25% per annum for the first 90 days beginning on, and excluding, the Filing Date or the Effectiveness Deadline, as applicable, and 0.50% per annum thereafter;

(ii)	if the Registration Statement has become effective but ceases to be effective or usable for the offer and sale of the Underlying Shares (other than in connection with (i) a Suspension Event; or (ii) as a result of filing a post-effective amendment solely to add additional selling securityholders) at any time during the Registration Period and the Issuer does not cure the lapse of effectiveness or usability within ten (10) Business Days (or, if a Deferral Period is then in effect, within ten (10) Business Days after the expiration of such Deferral Period), then Additional Interest will accrue on the aggregate outstanding principal amount of the Convertible Notes at a rate of 0.25% per annum for the first ninety (90) days beginning on, and including, the day following such tenth (10th) Business Day and 0.50% per annum thereafter;

(iii)	if the Issuer, through its omission, fails to name as a selling securityholder any Subscriber that had complied timely with its obligations hereunder in a manner to entitle such Subscriber to be so named in (i) the Registration Statement at the time it first became effective; or (ii) any prospectus included in such Registration Statement at the time it is filed with the Commission (or, if later, the effective date of such Registration Statement), then Additional Interest will accrue on the aggregate outstanding principal amount of the Convertible Notes held by such Subscriber at a rate of 0.25% per annum for the first ninety (90) days beginning on, and including, the day following the effective date of such Registration Statement or the filing of the prospectus included in such Registration Statement, as applicable, and 0.50% per annum thereafter; and

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(iv)	if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 5(a) hereof, then, commencing on the day the aggregate duration of Deferral Periods in such period exceeds the number of days permitted in respect of such period, Additional Interest will accrue on the aggregate outstanding principal amount of the Convertible Notes at a rate of 0.25% per annum for the first ninety (90) days beginning on, and including, and including such date, and 0.50% per annum thereafter;

provided, however, that (1) upon the filing and effectiveness of the Registration Statement (in the case of paragraph (i) above), (2) upon such time as the applicable Registration Statement becomes effective and usable for resales (in the case of paragraph (ii) above), (3) upon such time as such Subscriber is permitted to sell its Underlying Shares pursuant to any Registration Statement and the related prospectus in accordance with applicable law (in the case of paragraph (iii) above), (4) upon the termination of the applicable Deferral Period (in the case of paragraph (iv) above), or (5) in any case, upon the expiration of the Registration Period, Additional Interest will cease to accrue on account of the applicable Registration Default (it being understood that nothing in this sentence will prevent Additional Interest from accruing as a result of any other Registration Default during the Registration Period).

(j) Any Additional Interest due pursuant to Section 5(i) will be payable in cash in the same manner and on the same dates as the stated interest payable on the Convertible Notes. If any Convertible Note ceases to be outstanding during any period for which Additional Interest is accruing, the Issuer will prorate the Additional Interest payable with respect to such Convertible Note.

(k) Additional Interest will not accrue on the Convertible Notes at a rate that exceeds 0.50% per annum in the aggregate and will not be payable under more than one clause above for any given period of time, except that if Additional Interest would be payable because of more than one Registration Default, but at a rate of 0.25% per annum under one Registration Default and at a rate of 0.50% per annum under the other, then the Additional Interest rate will be the higher rate of 0.50% per annum. In no event will the Additional Interest payable under this Convertible Note Subscription Agreement, together with any special interest (other than default interest) payable under the Indenture, accrue on any date on a Note at a combined rate per annum that exceeds 0.50%.

(l) Notwithstanding anything to the contrary in this Convertible Note Subscription Agreement, in no event will Additional Interest accrue on the Underlying Shares issued upon conversion of Convertible Notes.

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(m) At any time during the Registration Period when an effective Registration Statement is on file with the Commission, a Subscriber may from time to time request to sell all or any portion of its Underlying Shares in a registered offering in which the Underlying Shares are sold to an underwriter in a firm commitment underwriting for distribution to the public (an “Underwritten Shelf Takedown”); provided that the Issuer shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Underlying Shares proposed to be sold by such Subscriber and other Subscribers exercising demand rights pursuant to this Section 5(m) with a total offering price reasonably expected to exceed, in the aggregate, $50 million (the “Minimum Takedown Threshold”). All requests for an Underwritten Shelf Takedown shall be made by giving written notice to the Issuer, which shall specify the approximate number of Underlying Shares proposed to be sold in the Underwritten Shelf Takedown. The Issuer shall have the right to select the underwriter for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the demanding Subscriber’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). A Subscriber may not demand, on a combined basis with the other Subscribers and the Other Subscriber(s), more than two Underwritten Shelf Takedowns pursuant to this Section 5(m) in any 12-month period. Notwithstanding anything to the contrary in this Convertible Note Subscription Agreement, the Issuer may effect any underwritten offering pursuant to any then effective Registration Statement, that is then available for such offering. If the managing underwriter or underwriters in an Underwritten Shelf Takedown, in good faith, advises the Issuer, the demanding Subscriber, any other Subscribers requesting piggyback rights pursuant hereto with respect to such Underwritten Shelf Takedown and any Other Subscribers requesting piggyback rights pursuant to the Other Subscription Agreement(s) with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) in writing that the dollar amount or number of Class A Common Shares that the demanding Subscriber and Requesting Holders (if any) desire to sell, taken together with all other Class A Common Shares or other equity securities that the Issuer desires to sell and all other Class A Common Shares or other equity securities, if any, that have been requested to be sold in such underwritten offering pursuant to separate written contractual piggyback registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Issuer shall include in such underwritten offering, before including any Class A Common Shares or other equity securities proposed to be sold by the Issuer or by other holders of Class A Common Shares or other equity securities, the Class A Common Shares of the demanding Subscriber and the Requesting Holders (if any) (pro rata based on the respective number of Class A Common Shares that the demanding Subscriber and each Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Class A Common Shares that the demanding Subscriber and Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities. To facilitate the allocation of Class A Common Shares to be sold in accordance with the above provisions, the Issuer or the underwriters may round the number of shares allocated to the nearest 100 shares. The Issuer shall not be required to include any Underlying Shares in such Underwritten Shelf Takedown unless the applicable Subscriber accepts the terms of the underwriting proposed by the underwriters and each Subscriber agrees to enter into such agreements and deliver such certificates and opinions as reasonably or customarily requested by the underwriters. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, each Subscriber shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Issuer and the underwriters of its intention to withdraw from such Underwritten Shelf Takedown; provided that the Requesting Holders may elect to have the Issuer continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Class A Common Shares proposed to be sold in the Underwritten Shelf Takedown by the Requesting Holders. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of this Section 5(m), unless either (i) the Subscribers have not previously withdrawn any Underwritten Shelf Takedown or (ii) the Subscribers reimburse the Issuer for all expenses with respect to such Underwritten Shelf Takedown; provided that, if the Requesting Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Requesting Holders, for purposes of Section 5(m). Following the receipt of any Withdrawal Notice, the Issuer shall promptly forward such Withdrawal Notice to the Requesting Holders.

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(n) If the Issuer or any Subscriber Party proposes to conduct a registered offering of, or if the Issuer proposes to file a registration statement under the Securities Act with respect to the registration of Class A Common Shares, for its own account or for the account of stockholders of the Issuer (or by the Issuer and by the stockholders of the Issuer including, without limitation, an Underwritten Shelf Takedown pursuant to Section 5(m)), other than a registration statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Issuer or, (iv) for a dividend reinvestment plan, (v) for a rights offering, (vi) for a block trade with a two (2)-day or less marketing period, or (vii) for an otherwise coordinated registered offering through a broker, sales agent or distribution agent, whether as agent or principal, then the Issuer shall give written notice of such proposed offering to the Subscribers as soon as practicable but not less than five (5) days before the anticipated filing date of such registration statement or, in the case of an underwritten offering pursuant to a shelf registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, in such offering, and (B) offer to each Subscriber the opportunity to include in such registered offering such number of Underlying Shares as such Subscriber may request in writing within two (2) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to this Section 5(n), the Issuer shall, in good faith, cause such Underlying Shares to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of such Piggyback Registration to permit the Underlying Shares requested by the applicable Subscriber pursuant to this Section 5(n) to be included therein on the same terms and conditions as any similar securities of the Issuer included in such registered offering and to permit the sale or other disposition of such Underlying Securities in accordance with the intended method(s) of distribution thereof. The inclusion of a Subscriber’s Underlying Shares in a Piggyback Registration shall be subject to such Subscriber’s agreement to enter into such agreements and deliver such certificates and opinions as reasonably or customarily requested by the underwriters. If the managing underwriter or underwriters in an underwritten offering that is to be a Piggyback Registration, in good faith, advises the Issuer and the Subscriber participating in the Piggyback Registration in writing that the dollar amount or number of Class A Common Shares or other equity securities that the Issuer desires to sell, taken together with (i) the Class A Common Shares or other equity securities, if any, as to which registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than any Subscriber or any Other Subscriber(s), (ii) the Underlying Shares as to which registration has been requested pursuant to Section 5(n) hereof, and (iii) the Class A Common Shares or other equity securities, if any, as to which registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Issuer (the “Other Piggyback Parties”), exceeds the Maximum Number of Securities, then: (i) if the registration or registered offering is undertaken for the Issuer’s account, the Issuer shall include in any such registration or registered offering (A) first, the Class A Common Shares or other equity securities that the Issuer desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Class A Common Shares or other equity securities, if any, as to which registration or a registered offering has been requested pursuant to that certain Amended and Restated Registration Rights Agreement, to be dated the Closing Date, among Holdings, the Issuer and certain equityholders of the Issuer (the “Registration Rights Agreement”); (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Class A Common Shares of the applicable Subscriber(s) and Other Subscriber(s) exercising their rights to register their Class A Common Shares pursuant to Section 5(n) hereof or Section 5(n) of the Other Subscription Agreement(s), in each case, pro rata, based on the respective number of Class A Common Shares that each Subscriber Party has requested be included in such underwritten offering, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Class A Common Shares or other equity securities, if any, as to which registration or a registered offering has been requested pursuant to written contractual piggyback registration rights of the Other Piggyback Parties, which can be sold without exceeding the Maximum Number of Securities; (ii) if the registration or registered offering is pursuant to a request by persons or entities other than the Subscriber Parties, then the Issuer shall include in any such registration or registered offering (A) first, the Class A Common Shares or other equity securities, if any, of such requesting persons or entities, other than the Subscriber Parties, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Class A Common Shares or other equity securities, if any, as to which registration or a registered offering has been requested pursuant to the Registration Rights Agreement, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Class A Common Shares of the applicable Subscriber(s) and Other Subscriber(s) exercising their rights to register their Class A Common Shares pursuant to Section 5(n) hereof or Section 5(n) of the Other Subscription Agreement(s), in each case, pro rata, based on the respective number of Class A Common Shares that each Subscriber Party has requested be included in such underwritten offering, which can be sold without exceeding the Maximum Number of Securities; (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Class A Common Shares or other equity securities that the Issuer desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), the Class A Common Shares or other equity securities, if any, (x) as to which registration or a registered offering has been requested pursuant to written contractual piggyback registration rights of the Other Piggyback Parties and (y) for the account of the other persons or entities that the Issuer is obligated to register pursuant to separate written contractual arrangements with such persons or entities, in each case, pro rata based on the respective number of Class A Common Shares that each Other Piggyback Party or other person or entity has requested to be included in such underwritten offering, which can be sold without exceeding the Maximum Number of Securities. Each Subscriber shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Issuer and the managing underwriter or underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the registration statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a shelf registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Issuer (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a registration statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Registration Statement) at any time prior to the effectiveness of such registration statement.

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(o) For the avoidance of doubt, no Registration Default or other default under or failure to comply with any provision of this Convertible Note Subscription Agreement will result in a default under the Indenture.

Section 6. Termination. This Convertible Note Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of all parties hereto to terminate this Convertible Note Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 2 of this Convertible Note Subscription Agreement are not satisfied on or prior to the Closing Date, or become incapable of being satisfied on or prior to the Closing Date, and, as a result thereof, the transactions contemplated by this Convertible Note Subscription Agreement are not consummated at the Closing, or (d) written notice of such termination from any party to any other party anytime on or after July 6, 2022, if the Closing has not occurred by such date and the terminating party’s breach was not the primary reason the Closing failed to occur by such date (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud. The Issuer shall notify the Subscribers of the termination of the Transaction Agreement promptly after the termination thereof. Upon the occurrence of any Termination Event, except as set forth in the proviso to the first sentence and the last two sentences of this Section 6, this Convertible Note Subscription Agreement shall be void and of no further effect and any portion of the Purchase Price paid by the Subscribers to the Issuer in connection herewith shall promptly (and in any event within one Business Day) following the Termination Event be returned to the Subscribers Notwithstanding anything to the contrary in this Convertible Note Subscription Agreement, in the event the Acquisition Merger or any other transaction pursuant to which the Issuer or any of its Affiliates acquires the Target or any of its subsidiaries or Affiliates (the “Target Group”), a majority of the Target’s equity interests or those of any of the Target Group or all or substantially all of the assets of the Target or the Target Group is consummated, in either case with equity or debt financing in lieu of the issuance and sale of any of the Convertible Notes pursuant to this Convertible Note Subscription Agreement, the Issuer shall pay to the Subscribers on the date the Transactions or such other transaction is consummated (the “Merger Closing Date”), as liquidated damages, an amount in cash equal to the aggregate amount of interest that would have accrued at the stated interest rate on the aggregate principal amount of Convertible Notes that the Subscribers would have purchased or been required to purchase had Closing occurred on the Merger Closing Date, from such Merger Closing Date to, but excluding, the date that is one year from the Merger Closing Date. For the avoidance of doubt, such interest shall exclude any Additional Interest or special interest and if neither the Acquisition Merger nor such other transaction is consummated, such amount shall not be payable.

Section 7. Trust Account Waiver. Each Subscriber hereby acknowledges that as described in the Issuer’s prospectus relating to its initial public offering dated October 5, 2020, the Issuer has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Issuer’s public stockholders and the underwriters of the IPO. For and in consideration of the Issuer entering into this Convertible Note Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account or distributions therefrom, and shall not make any claim against the Trust Account (including any distributions therefrom), arising out of this Convertible Note Subscription Agreement regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, this Convertible Note Subscription Agreement and (c) agrees it will not seek recourse against the Trust Account with respect to any Released Claims; provided, however, that nothing in this Section 7 shall (x) serve to limit or prohibit each Subscriber’s right to pursue a claim against the Issuer for legal relief against assets held outside the Trust Account (so long as such claim would not affect the Issuer’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of the Issuer), for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that each Subscriber may have in the future against the Issuer’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) (so long as such claim would not affect the Issuer’s ability to fulfill its obligation to effectuate any redemption right with respect to any securities of the Issuer) or (z) be deemed to limit any Subscriber Party’s right to distributions from the Trust Account in accordance with the Issuer’s amended and restated certificate of incorporation in respect of Class A Common Shares of the Issuer acquired by any means other than pursuant to this Convertible Note Subscription Agreement. Each Subscriber agrees and acknowledges that such irrevocable waiver is material to this Convertible Note Subscription Agreement and specifically relied upon by the Issuer and its affiliates to induce the Issuer to enter into this Convertible Note Subscription Agreement, and each Subscriber further intends and understands such waiver to be valid, binding and enforceable against such Subscriber and each of its affiliates under applicable law. To the extent any Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Issuer or its representatives or affiliates, which proceeding seeks, in whole or in part, monetary relief against the Issuer or its representatives or affiliates, each Subscriber hereby acknowledges and agrees that such Subscriber’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Subscriber or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom other than any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or any amounts contained therein.

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Section 8. Indemnity.

(a) The Issuer, shall not withstanding any termination of this Convertible Note Subscription Agreement, indemnify, defend and hold harmless, to the fullest extent permitted by law, each Subscriber, their respective directors, officers, partners, managers, members, employees, advisors and agents, and each person who controls a Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of a Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable external attorneys’ fees and expenses as reasonably incurred (including, without limitation, in connection with defending or investigating any such action or claim) (collectively, “Losses”) that arise out of, relate to or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any form of prospectus included in any Registration Statement or in any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any violation or alleged violation by the Issuer of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under Section 5, except to the extent and only to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding a Subscriber furnished in writing to the Issuer by or on behalf of such Subscriber expressly for use therein. The Issuer shall notify the Subscribers promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 8 of which the Issuer is aware.

(b) Each Subscriber agrees, severally and not jointly (and severally and not jointly with any person that is party to the Other Subscription Agreements or any other person), to indemnify and hold harmless the Issuer, its directors, officers, employees and agents, and each person who controls the Issuer (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Issuer against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information regarding a Subscriber so furnished in writing by or on behalf of such Subscriber expressly for use therein. In no event shall the liability of a Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Convertible Notes purchased pursuant to this Convertible Note Subscription Agreement and the corresponding Underlying Shares (if any) giving rise to such indemnification obligation.

(c) Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgement a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (not to be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) and any settlement pursuant hereto shall not include a statement or admission of fault or culpability on the part of such indemnified party and shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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(d) The indemnification provided for under this Convertible Note Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Convertible Notes purchased pursuant to this Convertible Note Subscription Agreement and the corresponding Underlying Shares (if any).

(e) If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, subject to Section 7, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8 from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 8(e) by any seller of Convertible Notes or Underlying Shares shall be limited in amount to the dollar amount of net proceeds received by such seller from the sale of such Convertible Notes or Underlying Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Convertible Note Subscription Agreement.

Section 9. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient (with no mail undeliverable or other rejection notice), (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b) Each Subscriber acknowledges that the Issuer and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties of such Subscriber contained Section 4 of this Convertible Note Subscription Agreement. Prior to the Closing, each Subscriber agrees to promptly notify the Issuer and the Placement Agent if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such Subscriber set forth herein are no longer accurate in all material respects. Each Subscriber acknowledges and agrees that each purchase by such Subscriber of Convertible Notes from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by such Subscriber as of the time of such purchase. The Issuer acknowledges that the Subscribers will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Convertible Note Subscription Agreement. Prior to the Closing, Issuer agrees to promptly notify the Subscribers and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of any Subscriber set forth herein are no longer accurate in all material respects.

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(c) Each of the Issuer, the Placement Agent and each Subscriber is irrevocably authorized to produce this Convertible Note Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) The Issuer shall reimburse the reasonable and documented out-of-pocket fees and expenses of counsel for the Subscribers, regardless of whether the Closing Date occurs and/or any Convertible Notes are issued and sold hereunder (including, for the avoidance of doubt, if the Issuer is required to pay the Subscribers the amount of liquidated damages described in Section 6 hereof), in an amount not to exceed (x) if the Closing Date occurs and any Convertible Notes are issued and sold hereunder, $300,000, which shall be payable on the Closing Date and (y) if the Closing Date does not occur and/or no Convertible Notes are issued and sold hereunder, $150,000, which shall be payable on the earlier of (i) July 6, 2022 and (ii) the date of termination of this Convertible Note Subscription Agreement in accordance herewith. For the avoidance of doubt, other than as expressly set forth in this Convertible Note Subscription agreement, the Subscribers shall pay all of their own expenses in connection with this Convertible Note Subscription Agreement and the transactions contemplated herein.

(e) Neither this Convertible Note Subscription Agreement nor any rights that may accrue to any Subscriber hereunder (other than the Convertible Notes acquired hereunder and the corresponding Underlying Shares (if any) and such Subscriber’s rights under Section 5 hereof) may be transferred or assigned. Neither this Convertible Note Subscription Agreement nor any rights that may accrue to the Issuer hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Issuer may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transactions and exclusively to another entity under the control of, or under common control with, the Issuer). Notwithstanding the foregoing, a Subscriber may assign its rights and obligations under this Convertible Note Subscription Agreement to one or more of its affiliates or to other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Subscriber or, with the Issuer’s prior written consent, to another person, provided that (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by such Subscriber, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of such Subscriber provided for herein to the extent of such assignment and (ii) no such assignment shall relieve any Subscriber of its obligations hereunder if any such assignee fails to perform such obligations unless expressly agreed to in writing by the Issuer.

(f) All the agreements, representations and warranties made by each party hereto in this Convertible Note Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

(g) The Issuer may request from any Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of such Subscriber to acquire the Convertible Notes and to register the Underlying Shares (if any) for resale, and each Subscriber shall provide such information as may be reasonably requested; provided that the Issuer agrees to keep any such information provided by a Subscriber confidential unless otherwise required by law, subpoena or regulatory request or requirement. Each Subscriber acknowledges that subject to the conditions set forth in Section 9(s), the Issuer may file a copy of this Convertible Note Subscription Agreement with the Commission as an exhibit to a periodic report of the Issuer or a registration statement of the Issuer.

(h) This Convertible Note Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by the Target and each of the parties hereto.

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(i) This Convertible Note Subscription Agreement, including the form of indenture attached hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j) Except as otherwise provided herein (including the next sentence hereof), this Convertible Note Subscription Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 8, Section 9(b), Section 9(c), Section 9(e), Section 9(h), and this Section 9(j), this Convertible Note Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Convertible Note Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(k) The parties hereto acknowledge and agree that (i) this Convertible Note Subscription Agreement is being entered into in order to induce the Issuer to execute and deliver the Transaction Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Convertible Note Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to seek equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Convertible Note Subscription Agreement and to enforce specifically the terms and provisions of this Convertible Note Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Issuer shall be entitled to seek specific performance of the Subscribers’ obligations to fund the Purchase Price and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l) If any provision of this Convertible Note Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Convertible Note Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) No failure or delay by a party hereto in exercising any right, power or remedy under this Convertible Note Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Convertible Note Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Convertible Note Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

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(n) This Convertible Note Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(o) This Convertible Note Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(p) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT.

(q) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Convertible Note Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, in each case located in the Borough of Manhattan (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Convertible Note Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Convertible Note Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(r) This Convertible Note Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Convertible Note Subscription Agreement, or the negotiation, execution or performance of this Convertible Note Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Convertible Note Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby. Each of the Issuer and each Subscriber further acknowledges and agrees that the Placement Agent is a third party beneficiary of the representations and warranties of the Issuer and the Subscribers set forth in Section 3 and Section 4, respectively, in this Convertible Note Subscription Agreement.

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(s) The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Convertible Note Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the PIPE Subscription Agreements, the Transactions and any other material, nonpublic information regarding the Transactions, the Issuer or the Target that the Issuer provided to the Subscribers on or prior to the date hereof. Upon the issuance of the Disclosure Document, to the Issuer’s knowledge, no Subscriber shall be in possession of any material, nonpublic information regarding the Issuer received from the Issuer or any of its officers, directors, or employees or agents, and the Subscribers shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer, the Placement Agent or any of their respective affiliates in connection with the Transactions; provided, that the foregoing shall not apply to the extent that a Subscriber or any of its affiliates is an investor in Target as of the date hereof. Notwithstanding anything in this Convertible Note Subscription Agreement to the contrary, the Issuer (i) shall not publicly disclose the name of any Subscriber or any of its affiliates or advisers, or include the name of any Subscriber or any of its affiliates or advisers in any press release, investor presentations or marketing materials, without the prior written consent of such Subscriber and (ii) shall not publicly disclose the name of any Subscriber or any of its affiliates or advisers, or include the name of any Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of such Subscriber, except as required by the federal securities law, regulatory agency or under the regulations of NYSE or Nasdaq, as applicable, in which case the Issuer shall, to the extent permissible, provide such Subscriber with prior written notice of such disclosure permitted hereunder. The Subscribers will promptly provide any information reasonably requested by the Issuer or any of its affiliates for any required regulatory application or required filing to be made or required approval sought in connection with the Transactions (including filings with the Commission). Each Subscriber may disclose the name of the Issuer, Target and/or any other parties associated with the Subscription or the Transactions and the terms of this Convertible Note Subscription Agreement, as required by federal securities laws and regulations, any regulatory agency or under the regulations of the NYSE or Nasdaq, as applicable, or otherwise to the extent consistent with such Subscriber’s public filings and disclosures regarding similar transactions.

(t) The obligations of each Subscriber under this Convertible Note Subscription Agreement are several and not joint with the obligations of any other Subscriber or with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber or any Other Subscriber under this Convertible Note Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of each Subscriber to purchase Convertible Notes pursuant to this Convertible Note Subscription Agreement has been made by such Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither any Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by any Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute any Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Convertible Note Subscription Agreement and the Other Subscription Agreements. Each Subscriber acknowledges that no Other Subscriber has acted as agent for such Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of any Subscriber in connection with monitoring its investment in the Convertible Notes and the Underlying Shares (if any) or enforcing its rights under this Convertible Note Subscription Agreement. Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Convertible Note Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

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(u) Each Subscriber hereby acknowledges and agrees that, (A) from the date hereof until the Closing Date, such Subscriber will not, nor will any person acting at such Subscriber’s direction or pursuant to any understanding with such Subscriber, directly or indirectly (i) offer, sell, transfer, pledge, or contract to sell any of the Convertible Notes and/or any of the Underlying Shares or (ii) sell any option, engage in hedging activities or execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) relating to any of the Convertible Notes and/or any of the Underlying Shares, and (B) during the period from the Closing Date until the date six (6) months following the Closing Date, no Subscriber will, nor will any person acting at any Subscriber’s direction or pursuant to any understanding with any Subscriber, directly or indirectly (i) offer, sell, transfer, pledge, or contract to sell more than 50% of such Subscriber’s initial holdings of the Convertible Notes and/or the Underlying Shares (other than to an affiliate of such Subscriber) or (ii) execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act), including through total return swaps, relating to more than 50% of such Subscriber’s initial holdings of the Convertible Notes and/or the Underlying Shares; provided that, solely during the period from the Closing Date until the date six (6) months following the Closing Date, such transactions referred to in this clause (B)(ii) may be effected in, or relating to, the Class A Common Shares if the closing sale price per share of the Class A Common Share exceeds $12 (as adjusted for share splits, share dividends, recapitalizations, reorganizations and similar transactions) (or, if different, the then-effective “Conversion Price” (to be defined in the Indenture)) for each of at least seven (7) days on which trading in the Class A Common Shares generally occurs on NYSE or Nasdaq, as applicable, (each such day, a “Trading Day”) during any ten (10) consecutive Trading Day period, and the restrictions in clause (B)(ii) above shall be of no further force or effect in respect of such transactions in any or all of the Convertible Notes held by such Subscriber, provided such Subscriber remains in compliance with its obligations under clause (B)(i) above. For the avoidance of doubt, this Section 9(u) shall not prohibit a Subscriber from buying or selling any options or other derivative securities or engaging in other hedging activities (except to the extent explicitly prohibited above), or prohibit the conversion of the Convertible Notes at any time (and any such conversion shall not be deemed to be a transaction of the type contemplated in clause (B) above), or prohibit any Subscriber from effectuating any transaction permitted under clause (B)(i) and under clause (B)(ii) simultaneously or otherwise (for example, a Subscriber shall be permitted, during the six month period following Closing, to transfer up to 50% of its initial holdings of the Convertible Notes and/or Underlying Shares while shorting the remaining 50%), or apply to any sale or other transaction described under clauses (B)(i) and (B)(ii) (including the exercise of any redemption right) in respect of securities of the Issuer (i) held by such Subscriber, its controlled affiliates or any person or entity acting on behalf of such Subscriber or any of its controlled affiliates prior to the execution of this Convertible Note Subscription Agreement or (ii) purchased by such Subscriber, its controlled affiliates or any person or entity acting on behalf of such Subscriber or any of its controlled affiliates in open market transactions or otherwise after the execution of this Convertible Note Subscription Agreement. Notwithstanding the foregoing, (1) nothing herein shall prohibit other entities under common management with a Subscriber that have no knowledge of this Convertible Note Subscription Agreement or of such Subscriber’s participation in the Subscription (including such Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales and (2) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, this Section 9(u) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Convertible Notes covered by this Convertible Note Subscription Agreement. For the avoidance of doubt, the Issuer will not be obligated to provide back leverage to any Subscriber or any assistance with any pledge or other financing relating to the Convertible Notes or any Underlying Shares.

33

(v) Subject to and upon the remaining terms of this Section 9(v), each Subscriber shall be entitled to (but not obligated to) exchange (a) all or any portion of amounts owed to such Subscriber under Target’s existing term loan facility (the “Term Loan”) (including all accrued and unpaid interest and other fees and payment obligations due thereunder) (collectively, “Term Loan Obligations”) and/or (b) all or any portion of the warrants to purchase equity securities of Target (“Target Warrants”) held by such Subscriber into the Convertible Notes. In the event that a Subscriber elects to complete such exchange(s), (i) the amount of any Term Loan Obligations elected to be so exchanged will be cancelled prior to, but subject to the occurrence of, the Acquisition Effective Time and the issuance of the Convertible Notes and such amount shall be credited to the Purchase Price hereunder (the “Loan Exchange Amount”) and/or (ii) any Target Warrants elected to be so exchanged (“Exchanged Warrants”) will be cancelled and an amount equal to the product of (A) the number of shares of Target common stock issuable upon exercise of the Exchanged Warrants (on an as-converted basis), (B) the Exchange Ratio (as defined in the Transaction Agreement), and (C) ten (10) (such amount, the “Warrant Exchange Amount” and together with the Loan Exchange Amount, the “Exchange Amount”) will be credited to the Purchase Price hereunder on a dollar-for-dollar basis. In addition, each Subscriber shall be entitled to allocate such Exchanged Warrants or such Loan Exchange Amount to one or more of its affiliates or to other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Subscriber. Each Subscriber shall provide written notice to the Target of its election to complete such exchange (the “Exchange Notice”) no later than ten (10) Business Days prior to the Closing (provided the Issuer has provided the Subscribers with not less than twenty (20) Business Days’ prior written notice of the anticipated Closing Date (or such shorter period as the Subscribers may agree in their sole discretion)), and such Exchange Notice shall include the total Loan Exchange Amount and number of Exchanged Warrants for each such Subscriber. If the Closing Date has not occurred prior to April 16, 2022, then on or after such date, the Issuer may request each Subscriber (and each such Subscriber shall be then obligated) to increase the principal amount of the Convertible Notes to be purchased by such Subscriber pursuant to this Convertible Note Subscription Agreement at the same Purchase Price per Convertible Note, up to the Additional Commitment Exchange Amount (as defined below); provided that the aggregate principal amount so requested across all Subscribers shall in no event exceed $6,000,000 and the Subscribers shall not be required to increase their commitment in any case in excess of $6,000,000 in the aggregate. For the avoidance of doubt the foregoing sentence shall not affect the rights of any Subscriber to exchange any or all of its Target Warrants pursuant to this clause (v) for a credit to the Purchase Price hereunder on a dollar for dollar basis (including with respect to any April 16 Warrants (as defined below)). “Additional Commitment Exchange Amount” means an amount, not to exceed $6,000,000, equal to the Warrant Exchange Amount (as calculated in the same manner above) with respect to up to 3,061,416 Target Warrants in the aggregate for all Subscribers, solely to the extent and only with respect to the number of such Target Warrants that actually vest with respect to any such Subscriber on April 16, 2022 (such Target Warrants that vest on such date, the “April 16 Warrants”).

(w) During the period from the Closing Date until the occurrence of such time as less than 25% of aggregate principal amount of Convertible Notes issued under the Indenture on the Closing Date are outstanding, to the extent the Issuer or any of its subsidiaries intends to issue Indebtedness (as defined in the Indenture) pursuant to Section 3.10(B)(xvi) of the Indenture or any refinancing thereof that constitutes a debt instrument that is convertible or exchangeable into the Class A Common Shares (such debt instrument, an “Alternative Secured Convertible Note”, and such issuance, an “Alternative Secured Convertible Note Offering”), the Issuer shall provide written notice no later than the third (3rd) Business Day prior to the expected pricing date of such Alternative Secured Convertible Note Offering. Subject to and upon the remaining terms of this Section 9(w), each Subscriber shall be entitled to (but not obligated to) exchange all or any portion of its then-outstanding Convertible Notes, by reference to their principal amount (i.e., face value) (such amount, the “Convertible Note Exchange Amount”) into such Alternative Secured Convertible Notes. In the event that a Subscriber elects to complete such exchange(s), the amount of any Convertible Notes elected to be so exchanged will be cancelled immediately prior to, but subject to the occurrence of, the closing of such Alternative Secured Convertible Note Offering and such Convertible Note Exchange Amount shall be credited to the purchase price of such Alternative Secured Convertible Notes on a dollar-for-dollar basis based on the principal amount of such Convertible Note Exchange Amount and the issue price of the Alternative Secured Convertible Notes. Each Subscriber shall provide written notice to the Issuer of its election to complete such exchange no later than three (3) Business Days following receipt of such notice from the Issuer (or such longer period as the Issuer may agree in its sole discretion), and such notice from such Subscriber shall include the total Convertible Note Exchange Amount.

(Signature pages follow)

34

IN WITNESS WHEREOF, each of the Issuer and the Subscribers has executed or caused this Convertible Note Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

FIRSTMARK HORIZON ACQUISITION CORP.

By:
Name:
Title:

Address for Notices:

ATTN:
EMAIL:

with a copy (not to constitute notice) to:

ATTN:
EMAIL:

[Signature Page to Subscription Agreement]

SUBSCRIBER:

[ ]

By:
Name:
Title:

Address for Notices:

ATTN:
EMAIL:

Name in which shares are to be registered:

[Signature Page to Subscription Agreement]

SCHEDULE I

Subscriber	Aggregate Principal Amount of Convertible Notes to be Purchased

Total

Each Subscriber must pay the applicable Purchase Price by wire transfer of United States dollars in immediately available funds to Escrow Account specified by the Issuer in the Closing Notice.

ANNEX A

FORM OF INDENTURE

[●]
as Issuer,

THE GUARANTORS PARTY HERETO,

as Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee and Collateral Agent

INDENTURE

Dated as of [ ● ]

[ ● ]*% Convertible Senior Notes due [2026][2027]†

* If the Closing Surviving Corporation Cash (as defined in the Business Combination Agreement) is (1) more than or equal to $[440] million, then [7.25]%; (2) more than or equal to $[390] million but less than $[440] million, then [7.50]%; and (3) less than $[390] million, then [7.75]%.

† Maturity of 5 years from issuance

- i -

- ii -

- iii -

Exhibits

Exhibit A: Form of Note	A-1

Exhibit B-1: Form of Restricted Note Legend	B1-1

Exhibit B-2: Form of Global Note Legend	B2-1

Exhibit B-3: Form of Non-Affiliate Legend	B3-1

Exhibit C: Form of Subordination Agreement	C-1

Exhibit D: Forms of Intercreditor Agreements	D-1*

Exhibit E: Form of Supplemental Indenture	E-1

Exhibit F: Form of Notation of Guarantee	F-1

* NTD: Exhibits C and D to be negotiated and finalized between signing and closing. Exhibit D to include forms of pari passu and junior intercreditor agreements.

- iv -

INDENTURE, dated as of [ ● ], between [●], a Delaware corporation, as issuer (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s [ ● ]% Convertible Senior Notes due [2026][2027] (the “Notes”).

Article 1. Definitions; Rules of Construction

Section 1.01. Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” has the meaning ascribed to it in the Subscription Agreement.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Asset Sale” means:

(1) the sale, lease, conveyance, license or other disposition of any assets or rights (whether in a single transaction or a series of related transactions), provided that the sale, lease, conveyance, license or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Article 6; and

(2) the issuance of Equity Interests by any of the Company’s Subsidiaries or the sale of Equity Interests in any of the Company’s Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Company or one of its Subsidiaries).

Notwithstanding anything to the contrary in the preceding paragraph, none of the following items will be deemed to be an Asset Sale:

(1) [Reserved]

(2) a transfer of assets (including, without limitation, Equity Interests) between or among the Company and the Guarantors;

(3) a transfer of assets from a Subsidiary that is not a Guarantor to the Company, a Guarantor or a Subsidiary that is not a Guarantor;

(4) an issuance of Equity Interests by a Subsidiary of the Company to the Company or a Guarantor, and an issuance of Equity Interests by a Subsidiary of the Company that is not a Guarantor to a Subsidiary of the Company that is not a Guarantor;

(5) any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use in the ordinary course of the business of the Company and its Subsidiaries (including the abandonment or other disposition of property that is, in the reasonable judgment of the Company, no longer profitable, economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries, taken as a whole);

(6) a Restricted Payment that does not violate Section 3.08, or a Permitted Investment;

(7) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of products, services, inventory and other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition (for the avoidance of doubt, licenses, sublicenses and other dispositions of rights in patents, trademarks, copyrights, know-how or other Intellectual Property shall be deemed not be in the ordinary course);

(8) a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(9) (x) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; or (y) the sale or other disposition of Hedging Obligations or other financial instruments in the ordinary course of business;

(10) any foreclosure or any similar action with respect to the property or other assets of the Company or any Subsidiary;

(11) the sublease or assignment to third parties of leased facilities in the ordinary course of business;

(12) any Casualty or Condemnation Event, so long as the net proceeds of such Casualty or Condemnation Event are held in a deposit account subject to a control agreement in favor of the Collateral Agent and used to replace, repair or restore, the properties or assets subject to such Casualty or Condemnation Event within 180 days of such Casualty or Condemnation Event (which 180 day period may be extended by up to another 90 days if a binding agreement for such replacement, repair or restoration is executed prior to the end of the initial 180 day period);

(13) the creation of or realization on a Lien to the extent that the granting of such Lien was not in violation of Section 3.13;

(14) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;

(15) the sale or other disposition of cash or Cash Equivalents;

(16) any (A) non-perpetual and non-exclusive license, or (B) non-perpetual licenses that are exclusive solely with respect to a specific geographic territory, in each case, for the licensing of Intellectual Property (other than Intellectual Property Licenses) entered into in the ordinary course of business and in connection with the provision of services by the Company or any of its Subsidiaries or the provision, directly or together with the Company, of services by any third party with whom the Company or any of its Subsidiaries has a commercial arrangement to provide services or technology and spectrum to enable the provision of such services to its customers, within such specific geographic territory; provided that, (i) at the time such license is entered into, in the judgment of the Company, the granting of such license does not materially and adversely affect the business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and (ii) to the extent such license is made to a joint venture of the Company or any of its Subsidiaries, the JV Investment Conditions shall be satisfied and remain satisfied during the term of such license; and

(17) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, or any successor provision, or any similar provision of any foreign country, any exchange of like property by the Company or any Subsidiary of the Company (excluding any boot thereon and excluding any Intellectual Property Sale or Intellectual Property License) for use in a Permitted Business, provided that (i) the aggregate Fair Market Value of the property or assets (including cash and Cash Equivalents) received by the Company or such Subsidiary, as applicable, in such exchange is at least equal to the aggregate Fair Market Value of the property or assets disposed of by the Company or such Subsidiary in such exchange and (ii) any cash proceeds received by the Company and or such Subsidiary, as applicable, in any single transaction or a series of related transactions does not exceed $100,000.

Notwithstanding anything to the contrary in the preceding paragraph, the Company may voluntarily treat any transaction otherwise exempt from the definition of “Asset Sale” pursuant to clauses (1) through (17) above as an “Asset Sale” by designating such transaction as an Asset Sale for purposes of this Indenture in an Officers’ Certificate delivered to the Trustee.

Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be permitted to transfer any Intellectual Property (other than as permitted by clause (16) of the definition of Asset Sale) to (i) any Subsidiary of the Company that is not a Guarantor, (ii) any Subsidiary of the Company that is not a Wholly Owned Subsidiary of the Company or (iii) any joint venture in which the Company or its Subsidiaries has an equity interest.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with U.S. GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be the amount of liability in respect thereof determined in accordance with the definition of “Capital Lease Obligation.”

“Authorized Denomination” means, with respect to a Note, a principal amount minimum denomination equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which banking institutions or trust companies in the City of New York, New York or the principal office of the Trustee are authorized or obligated by law, regulation or executive order to close or be closed.

“Business Combination Agreement” that certain Agreement and Plan of Merger, dated as of [ ● ], 2021, by and among FirstMark Horizon Acquisition Corp., [Merger Sub], Starry Holdings, Inc. and Starry, Inc., as amended from time to time.

“Business Expansion” means (a) each facility which is either a new facility, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch or office owned by the Company or its Subsidiary and (b) each creation or expansion into new markets (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Capitalized Leases” means all capital leases and finance leases that have been or are required to be, in accordance with GAAP as in effect on the Issue Date, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP as adopted by the Borrower and in effect on the Issue Date.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with U.S. GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease on or prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Equivalents” means:

(1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof with a final maturity not exceeding five years from the date of acquisition;

(2) deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose unsecured long term debt is rated at least “A” by Standard & Poor’s Ratings, a division of McGraw Hill Financial, Inc. (“S&P”), or at least “A2” by Moody’s Investors Service, Inc. (“Moody’s”) or any respective successor agency;

(3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s or any respective successor agency;

(4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

(5) readily marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 365 days from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s or any respective successor agency;

(6) demand deposits, savings deposits, time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) with maturities of not more than 365 days from the date of acquisition;

(7) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (6); and

(8) in the case of a Foreign Subsidiary, instruments equivalent to those referred to in clauses (1) through (7) above denominated in a foreign currency, which are (i) substantially equivalent in tenor, (ii) issued by, or entered into with, foreign persons with credit quality generally accepted by businesses in the jurisdictions in which such Foreign Subsidiary operates and (iii) customarily used by businesses for short-term cash management purposes in any jurisdiction outside of the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary.

“Casualty or Condemnation Event” means any taking under power of eminent domain or similar proceeding and any insured loss, in each case, relating to property or other assets that constituted Collateral owned by the Company or a Guarantor.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning ascribed to such term in the Security Documents.

“Collateral Agent” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“Common Stock” means the Class A common stock of Company, par value $0.0001 per share, at the date of this Indenture, subject to Section 5.09.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Company Persons” means any future, current or former officer, director, manager, member, member of management employee, consultant or independent contractor of the Company or any of its Subsidiary.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication (in each case, solely to the extent deducted in computing Consolidated Net Income):

(1) provision for taxes based on income or profits of such Person and its Subsidiaries and all franchise taxes for such period; plus

(2) the Fixed Charges of such Person and its Subsidiaries for such period; plus

(3) depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period; plus

(4) the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness; plus

(5) unusual or nonrecurring charges, expenses or other items, including, without limitation, charges, costs, losses, expenses or reserves related to: (A) any restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items, (B) strategic and/or business initiatives, business optimization (including costs and expenses relating to business optimization programs which, for the avoidance of doubt, shall include, without limitation, implementation of operational and reporting systems and technology initiatives; strategic initiatives; retention; severance; systems establishment costs; systems conversion and integration costs; contract termination costs; recruiting and relocation costs and expenses; costs, expenses and charges incurred in connection with curtailments or modifications to pension and post-retirement employee benefits plans; costs to start-up, pre-opening, opening, closure, transition and/or consolidation of distribution centers, operations, officers and facilities) including in connection with the SPAC Transactions and any acquisition or other investment consummated prior to the Issue Date and new systems design and implementation, as well as consulting fees and any onetime expense relating to enhanced accounting function, (C) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, shut-down and closing, (D) signing, retention and completion bonuses, (E) severance, relocation or recruiting, (F) charges and expenses incurred in connection with litigation (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general), and (G) expenses incurred in connection with casualty events or asset sales outside the ordinary course of business, in all cases, whether or not consummated and whether or not classified as such under GAAP; plus

(6) non-cash items (provided that if any such non-cash item represents an accrual or reserve for potential cash items in any future period, (x) the Company may determine not to add back such non-cash item in the current Test Period, (y) to the extent the Company decides to add back such non-cash expense or charge, the cash payment in respect thereof in such future period will be subtracted from Consolidated Cash Flow in such future period), including the following: (A) non-cash expenses in connection with, or resulting from, stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights, (B) non-cash currency translation losses related to changes in currency exchange rates (including re-measurements of Indebtedness (including intercompany Indebtedness) and any net non-cash loss resulting from hedge agreements for currency exchange risk), (C) non-cash losses, expenses, charges or negative adjustments attributable to the movement in the mark-to-market valuation of hedge agreements or other derivative instruments, including the effect of FASB Accounting Standards Codification 815 and International Accounting Standard No. 9 and their respective related pronouncements and interpretations, (D) non-cash charges for deferred tax asset valuation allowances, (E) any non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities, (F) any non-cash charges or losses resulting from any purchase accounting adjustment or any step-ups with respect to re-valuing assets and liabilities in connection with the SPAC Transactions or any Investments either existing or arising after the Issue Date, (G) all non-cash losses from Investments either existing or arising after the Issue Date recorded using the equity method, (H) the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes and (I) any non-cash interest expense; plus

(7) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests of such Person or any direct or indirect parent thereof in connection with, or as a result of, any distribution being made to equity holders of such Person or any direct or indirect parent thereof, including (A) payments made to compensate such holders as though they were equity holders at the time of, and entitled to share in, such distribution, and (B) all dividend equivalent rights owed pursuant to any compensation or equity arrangement; plus

(8) all (A) costs, fees and expenses relating to the SPAC Transactions and (B) costs, fees and expenses (including diligence and integration costs) incurred in connection with (x) investments in any Person, acquisitions of the Equity Interests of any Person, acquisitions of all or a material portion of the assets of any Person or constituting a line of business of any Person, and financings related to any of the foregoing or to the capitalization of any Note Party or any Restricted Subsidiary or (y) other transactions that are out of the ordinary course of business of such Person and its Restricted Subsidiaries (in each case of clause (x) and (y), including transactions considered or proposed but not consummated), including equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of Indebtedness (including all consent fees, premium and other amounts payable in connection therewith); plus

(9) the amount of fees, expense reimbursements and indemnities paid to directors and/or members of advisory boards, including directors of the Company; plus

(10) items reducing Consolidated Net Income to the extent (A) covered by a binding indemnification or refunding obligation or insurance to the extent actually paid or reasonably expected to be paid, (B) paid or payable (directly or indirectly) by a third party that is not a Note Party or a Subsidiary (except to the extent such payment gives rise to reimbursement obligations) or with the proceeds of a contribution to equity capital of such Person by a third party that is not a Note Party or a Subsidiary or (C) such Person is, directly or indirectly, reimbursed for such item by a third party; plus

(11) any impairment charges or asset write-offs, in each case pursuant to U.S. GAAP, and the amortization of intangibles arising pursuant to U.S. GAAP; plus

(12) Public Company Costs; plus

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses for such Test Period with respect to liability or casualty events or business interruption; minus

(14) non-cash items increasing such Consolidated Net Income for such period (other than the accrual of revenue in the ordinary course of business or any other such non-cash item to the extent that it represents a reduction in an accrual of or reserve for cash charges or expenses in any future period), in each case, on a consolidated basis and determined in accordance with U.S. GAAP.

Notwithstanding the foregoing, Consolidated Cash Flow , (a) for the fiscal quarter ended [ ], will be deemed to be $[ ], (b) for the fiscal quarter ended [ ], will be deemed to be $[ ], (c) for the fiscal quarter ended [ ], will be deemed to be $[ ], and (d) for the fiscal quarter ended [ ], will be deemed to be $[ ], as such amounts may be adjusted by other pro forma adjustments permitted by this Indenture (including as necessary to give pro forma effect to any Specified Transaction).

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) from continuing operations of such Person and its Subsidiaries for such period, on a consolidated basis determined in accordance with U.S. GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1) all extraordinary gains and losses and all gains and losses realized in connection with any asset disposition or the disposition of securities or the early extinguishment of Indebtedness or Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;

(2) the net income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person (and the net loss of any such Person shall be included only to the extent that such loss is funded in cash by the specified Person or a Subsidiary thereof);

(3) solely for the purpose of determining the amount available for Restricted Payments under Section 3.08(A), the net income for such period of any Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions paid in cash (or to the extent converted to cash) by any such Subsidiary to such Person, to the extent not already included therein;

(4) the cumulative effect of a change in accounting principles, together with any related provision for taxes, will be excluded;

(5) any non-cash compensation charge or expense for such Test Period, including any non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and any cash charges or expenses associated with the rollover, acceleration or payout of Equity Interests by, or to, management of such Person or any of its Restricted Subsidiaries in connection with the SPAC Transactions will be excluded;

(6) any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency re-measurements of Indebtedness will be excluded;

(7) any unrealized net after-tax income (loss) from Hedging Obligations or cash management obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” or from other derivative instruments in the ordinary course will be excluded;

(8) any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded; and

(9) earn outs, contingent consideration or deferred purchase obligations in connection with the acquisition of a Permitted Business or assets used in a Permitted Business will be excluded.

“Consolidated Total Debt” means, as at any date of determination for the Company, the aggregate principal amount (or stated balance sheet amount, if larger) of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to Section 5.03(C).

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 83.3333 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Corporate Trust Office” means the office of the Trustee at which at any particular time this Indenture shall be principally administered, which office at the date hereof is located at One Federal Street, 3rd Floor, Boston, MA 02110, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the holders and the Company).

“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such VWAP Trading Day.

“Daily Conversion Value” means, with respect to any VWAP Trading Day, one-twentieth (1/20th) of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

“Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) twenty (20).

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[ ● ] <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Settlement Method” means, initially, Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that (x) subject to Section 5.03(A)(iii), the Company may, from time to time, change the Default Settlement Method by sending written notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) (it being understood that no such change will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture); and (y) the Default Settlement Method will be subject to Section 5.03(A)(ii).

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the earlier of (x) the date that is 91 days after the date on which the Notes mature and (y) the date that is 91 days after the date no Notes remain outstanding; provided, that only the portion of the Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. Notwithstanding anything to the contrary in the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Fundamental Change or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 3.08. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company or any and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory repurchase or redemption provisions of, such Disqualified Stock exclusive of accrued dividends (other than the accretion, accumulation or payment-in-kind of dividends).

“Equity Interests” means Capital Stock; provided, however, that “Equity Interests” does not include any debt security that is convertible into, or exchangeable for, (a) Capital Stock or (b) Capital Stock and/or cash based on the value of such Capital Stock.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning assigned to such term in the Security Agreement.

“Excluded Real Property” means any real property owned by the Company or a Guarantor with a Fair Market Value of less than $0.5 million; provided, however, that if, after the Issue Date, the Company or any Guarantor grants a mortgage or deed of trust (or equivalent instrument representing a security interest) in favor of another lender or holder of Indebtedness on any Excluded Real Property, such real property shall cease to be Excluded Real Property for so long as such mortgage or deed of trust remains in place and the Company or any Guarantor, as applicable, shall grant a mortgage or deed of trust over such real property in favor of the Collateral Agent, as applicable, as if such property is subject to Section 3.16 and shall be subject to the requirements of Section 12.02(A).

“Excluded Subsidiary” means any of the following: (a) any Subsidiary that is not a Wholly Owned Subsidiary of the Company, so long as such Subsidiary is a joint venture and the JV Investment Conditions shall be and remain satisfied (provided that a Guarantor or a Wholly Owned Subsidiary of the Company (other than a Wholly Owned Subsidiary of the Company that is formed after the Closing Date that will substantially concurrently with such formation become a non-Wholly Owned Subsidiary of the Company pursuant to a joint venture investment that is permitted by the terms of this Indenture and which will not own more than a de minimis amount of assets at the time it becomes a non-Wholly-Owned Subsidiary of the Company (other than assets contributed by third party joint venture partners)) that becomes a non-Wholly Owned Subsidiary of the Company shall not be deemed to be an Excluded Subsidiary pursuant to this clause (a)), (b) any Subsidiary that is prohibited by (i) applicable requirements of law or (ii) any contractual obligation existing on the Issue Date or on the date any such Subsidiary is acquired (so long in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition), in each case from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained) to provide a Guarantee (unless such governmental consent, approval, license or authorization has been obtained), or for which the provision of a Guarantee would result in a material adverse tax consequence (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to the Company or one of its subsidiaries (or their direct or indirect equity holders) reasonably determined by the Company, (c) each Immaterial Subsidiary, (d) any Foreign Subsidiary, (e) any FSHCO, or (f) any not-for-profit Subsidiaries or captive insurance companies designated by the Company from time to time.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries in existence on the Issue Date as listed on Schedule I hereto, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer or licensor to an unaffiliated willing seller or licensee in a transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in this Indenture) the Board of Directors.

“FCC” means the Federal Communications Commission or any successor federal governmental agency performing functions similar to those performed on the Closing Date by the Federal Communications Commission.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Subsidiaries for such period (with all interest on the Notes to be deemed to be paid in cash), whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, yield and other fees and charges (including interest) incurred in respect of letter of credit or bankers’ acceptance financings, and giving the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding the amortization or write-off of debt issuance costs; provided that consolidated interest expense shall be calculated without giving effect to (i) the effects of Accounting Standards Codification Topic 815 “Derivatives and Hedging” and related interpretations to the extent such effects would otherwise increase or decrease consolidated interest expense for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of any Indebtedness and (ii) any original issue discount on the Notes issued on the Issue Date; plus

(2) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or preferred stock of any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or any of its Subsidiaries, and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with U.S. GAAP.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) Indebtedness incurred under any revolving credit facility for ordinary working capital purposes unless such Indebtedness has been permanently repaid and has not been replaced) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated after giving pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company as set forth in a certificate with supporting calculations delivered to the Trustee, to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions of business entities or property and assets constituting a division or line of business that have been made by the specified Person or any of its Subsidiaries, including through Investments, mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including all related financing transactions and including increases in ownership of Subsidiaries, during the reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company, as if they had occurred on the first day of the reference period, in accordance with Regulation S-X promulgated under the Exchange Act;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with U.S. GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with U.S. GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date;

(4) any Person that is a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such reference period;

(5) any Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such reference period;

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as of the Calculation Date that exceeds 12 months); and

(7) if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect in such calculation, the interest on such Indebtedness shall be calculated based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition.

“Fixed Charge Coverage Ratio Test” means that the Fixed Charge Coverage Ratio for the Company and its Subsidiaries, on a consolidated basis, for the most recently completed four full fiscal quarters for which internal financial statements are available immediately preceding the date on which any additional Indebtedness is incurred or any Disqualified Stock or any preferred stock or preferred interests are issued, as the case may be, would have been at least 3.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock or preferred interests had been issued, as the case may be, at the beginning of such four-quarter period.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“FSHCO” means any Domestic Subsidiary of the Company that has no material assets other than Equity Interests and, if applicable, Indebtedness in one or more Foreign Subsidiaries of the Borrower that are CFCs or other FSHCOs.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined below) (i) of shares of the common equity representing more than fifty percent (50%) of the voting power of all classes of the Company’s common equity; or (ii) of more than 50% of the outstanding shares of the Common Stock;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change, which must be a Business Day that is no more than 35, nor less than 20, Business Days after the date the Company sends the Fundamental Change Repurchase Notice.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Notwithstanding the foregoing, for purposes of determining compliance with any provision herein, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal.

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or Cede & Co., as its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture, the Notes and the other Note Documents pursuant to Article 9.

“Guarantor” means each Person that becomes a Guarantor by executing an amended or supplemental indenture pursuant to Section 3.14, Section 8.01(B) and Section 9.03 and, subject to Section 9.04, its successors and assigns of the foregoing, in each case other than an Excluded Subsidiary.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means any Subsidiary of the Company that is not a Material Subsidiary.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding any accrued liabilities being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; or

(6) representing any Hedging Obligations,

in each case, if and to the extent any of the preceding items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with U.S. GAAP. In addition, the term “Indebtedness” includes, (i) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person and (ii) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) equal to the lesser of (x) the Fair Market Value of such asset as of the date of determination and (y) the amount of such Indebtedness.

Notwithstanding anything to the contrary in the foregoing paragraph, the term “Indebtedness” will not include (a) in connection with the purchase by the Company or any of its Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under U.S. GAAP to appear as a liability on the balance sheet (excluding the footnotes); provided, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock other than Disqualified Stock; (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; and (f) obligations other than Indebtedness for borrowed money in connection with government auctions, subsidies, benefits or similar programs or processes in the ordinary course of business. Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic 815 “Derivatives and Hedging” and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Intellectual Property” means, with respect to any Person, all intellectual property and proprietary rights in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, including: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith; (b) all trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs, business names, company names, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) all copyrights and other works of authorship, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and proprietary knowhow and confidential information (including technical data, customer and supplier lists, manufacturing processes, pricing and cost information, and business and marketing plans and proposals); (e) all software (including source code, executable code, data, databases, and related documentation); and (f) all rights of publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons.

“Intellectual Property Licenses” means the licensing, development or commercialization of all or any substantial portion of the Intellectual Property pursuant to any license, sub-license, collaboration agreement, strategic alliance or similar arrangement.

“Intellectual Property Sale” means the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions), other than, for the avoidance of doubt, pursuant to Intellectual Property Licenses, of all or any substantial portion of the Intellectual Property and other related assets.

“Interest Payment Date” means, with respect to a Note, each [ ● ] and [ ● ] of each year, commencing on [ ● ] (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Investments” means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such specified Person prepared in accordance with U.S. GAAP), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with U.S. GAAP. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person determined as provided in Section 3.08(F). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but after giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of the repayment or disposition thereof for cash, not to exceed the original amount, or Fair Market Value, of such Investment.

“Issue Date” means [ ● ].

“JV Holdco” means an entity formed by the Company or any Guarantor to hold the Equity Interests in a joint venture.

“JV Investment Conditions” means: (1) the Company or any Guarantor shall form a new JV Holdco that shall hold the Equity Interests in the applicable joint venture, (2) such JV Holdco shall become a Guarantor and satisfy the requirements of Section 3.14, (3) such JV Holdco shall be in compliance with Section 3.20(b), (4) the Equity Interests in the JV Holdco shall be pledged to the Collateral Agent in accordance with the Security Documents, (5) any license provided to the applicable joint venture shall be in accordance with clause (16) of the definition of “Asset Sale”, and (6) the JV Holdco shall not incur any Liens (other than Permitted Liens) on the Equity Interests of the applicable joint venture; provided that, to the extent such Liens secure Indebtedness for borrowed money, then (i) in the case of any Liens securing any Indebtedness that is subordinated in right of payment to the Notes, the Notes and related Guarantees shall be secured a Lien on such Equity Interests that is senior in priority to such Liens or (ii) in all other cases, the Notes and related Guarantees shall be secured by a Lien on such Equity Interests that is equal and ratable to such Liens.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Company. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Lien” means, with respect to any property, (a) any mortgage, deed of trust, lien (statutory or other), judgment liens, pledge, encumbrance, claim, charge, assignment, hypothecation, deposit arrangement, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, servitude, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed or arising by operation of law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement and any lease in the nature thereof and any option, call, trust, contractual, statutory, UCC or similar right relating to such property, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, and (d) any other arrangement having the effect of providing security.

“Limited Condition Transaction” means (a) the entering into or consummation of any transaction (including in connection with any acquisition or similar permitted Investment or the assumption or incurrence of Indebtedness or the obtaining of a commitment in respect thereof) and/or (b) the making of any Restricted Payment.

“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition); or (B) the sending of a Redemption Notice pursuant to Section 4.03(F); provided, however, that, subject to Section 4.03(I), the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed to be called pursuant to Section 4.03) for Redemption pursuant to such Redemption Notice and not with respect to any other Notes.

“Make-Whole Fundamental Change Conversion Period” has the following meaning:

(A) in the case of a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Repurchase Date); and

(B) in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the Business Day immediately before the related Redemption Date;

provided, however, that if the Conversion Date for the conversion of a Note that has been called (or deemed, pursuant to Section 4.03(I), to be called) for Redemption occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such Redemption pursuant to clause (B) of such definition, then, notwithstanding anything to the contrary in Section 5.07, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Redemption Notice Date.

“Market Capitalization” means, on the date of the declaration of a Restricted Payment permitted pursuant to Section 3.12(b)(viii) hereof, an amount equal to (a) the total number of issued and outstanding shares or other units of Equity Interests of the Company (that does not own any material assets other than (i) the Company and its Subsidiaries and (ii) any intermediate holding company that does not own any material assets other than (A) the Company and its Subsidiaries and (B) another such intermediate holding company) on such date multiplied by (b) the arithmetic mean of the closing prices per share or other unit of such Equity Interests on the New York Stock Exchange (or, if the primary listing of such Equity Interests is on another exchange, on such other exchange) for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Material Subsidiary” means (a) each Subsidiary of the Company that, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 5.0% of the consolidated revenues or total assets, as applicable, of the Company for such quarter or that is designated by the Company as a Material Subsidiary and (b) any group comprising Subsidiaries of the Company that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of the Company for such quarter; provided that if, at any time and from time to time after the Issue Date, Subsidiaries that are not Material Subsidiaries have, in the aggregate, consolidated revenues for such quarter greater than 10% of the consolidated revenues of the Company for such quarter or (b) total assets as of the last day of such quarter greater than 10% of the total assets of the Company on a consolidated basis then the Company shall, within thirty (30) days of the date on which financial statements for such quarter are furnished pursuant to this Indenture, (i) designate one or more of such Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 3.14 with respect to any such Subsidiaries.

“Maturity Date” means [ ● ], [2026][2027].

“Merger” means the business combination involving FirstMark Horizon Acquisition Corp. and Starry, Inc., pursuant to that certain Business Combination Agreement, dated as of [ ● ], 2021, by and among FirstMark Horizon Acquisition Corp., Starry, Inc. and Starry Holdings, Inc., and [Merger Sub, Inc], whereby (i) FirstMark Horizon Acquisition Corp. will merge with Starry Holdings, Inc., with Starry Holdings, Inc. surviving and (ii) [Merger Sub] will merge with Starry, Inc. with Starry, Inc. surviving as a wholly-owned subsidiary of Starry Holdings, Inc.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Non-Recourse Debt” means Indebtedness:

(1) as to which none of the Company and its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, except, in each case, to the extent not prohibited by Section 3.08;

(2) no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Company or any Subsidiary, except as set forth above.

“Note Documents” means, collectively, this Indenture, the Notes, the Guarantees, the Security Documents and all other documents and instruments executed and delivered in connection herewith, in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

“Note Party” means the Company and the Guarantors.

“Notes” means the [ ● ]% Convertible Senior Notes due [2026][2027] issued by the Company pursuant to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Observation Period” means, with respect to any Note to be converted, (A) subject to clause (B) below, if the Conversion Date for such Note occurs on or before [ ● ], the twenty (20) consecutive VWAP Trading Days beginning on, and including, the third (3rd) VWAP Trading Day immediately after such Conversion Date; and (B) if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice calling such Note for Redemption pursuant to Section 4.03(F) and before the related Redemption Date, the twenty (20) consecutive VWAP Trading Days beginning on, and including, the twenty first (21st) Scheduled Trading Day immediately before such Redemption Date; and (C) subject to clause (B) above, if such Conversion Date occurs on or after [ ● ], the twenty (20) consecutive VWAP Trading Days beginning on, and including, the twenty first (21st) Scheduled Trading Day immediately before the Maturity Date.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 13.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion in writing signed by legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 13.03, subject to customary qualifications and exclusions.

“Order” means any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Permitted Business” means any business conducted by the Company or any of its Subsidiaries on the Issue Date and any business that, in the good faith judgment of the Board of Directors, is similar or reasonably related, ancillary, supplemental or complementary thereto or a reasonable extension, development or expansions thereof.

“Permitted Hedging Obligations” means any Hedging Obligations that would constitute Permitted Debt pursuant to Section 3.10(B)(ix).

“Permitted Intercompany Activities” means any transactions between or among the Company and its Subsidiaries that are entered into in the ordinary course of business of the Company and its Subsidiaries and, in the good faith judgment of the Company are necessary or advisable in connection with the ownership or operation of the business of the Company and its Subsidiaries, including, but not limited to, (a) payroll, cash management, purchasing, insurance and hedging arrangements; (b) management, technology and licensing arrangements; and (c) customer loyalty and rewards programs.

“Permitted Investments” means:

(1) (i) any Investment in the Company or any Guarantor and (ii) any Investment by any Subsidiary of the Company that is not a Guarantor in the Company or any Subsidiary (in each case, other than any Investment in unsecured Indebtedness, any Indebtedness secured by a Lien junior in priority to the Liens securing the Notes or any Equity Interests of the Company);

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Subsidiary of the Company in a Person, if, as a result of, or in connection with, such Investment:

(a) such Person becomes a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Guarantor;

(4) any Investment constituting an Asset Sale permitted under Section 3.11 (other than as permitted by clause (16) of the definition of Asset Sale);

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7) Investments represented by Permitted Hedging Obligations;

(8) loans and advances to officers, directors or employees (a) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case incurred in the ordinary course of business and consistent with past practice or to fund any such Person’s purchase of Equity Interests of the Company or any direct or indirect parent entity of the Company, (b) required by applicable employment laws and (c) otherwise in an amount not to exceed $1.0 million at any one time outstanding;

(9) any Investment of the Company or any of its Subsidiaries existing on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;

(10) guarantees of Indebtedness otherwise permitted by the terms of this Indenture;

(11) receivables owing to the Company or any of its Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other deposits, if created, acquired or entered into in the ordinary course of business;

(12) payroll, business-related travel and similar advances to cover matters that are expected at the time of such advances to be ultimately treated as expenses for accounting purposes and that are made in the ordinary course of business;

(13) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment pursuant to joint marketing, joint development or similar arrangements with other Persons in the ordinary course of business and entered with bona fide counterparties operating in the same industry as the Company;

(14) advances, loans, rebates and extensions of credit (including the creation of receivables and endorsements for collection and deposit) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(15) Investments resulting from the acquisition of a Person, otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;

(16) stock, obligations or securities received in satisfaction of judgments and any renewal or replacement thereof;

(17) non-cash Investments by a JV Holdco in any joint venture entered into in the ordinary course of business and in connection with the provision of services by the Company or any of its Subsidiaries or the provision, directly or together with the Company, of services by any third party with whom the Company or any of its Subsidiaries has a commercial arrangement to provide services or technology and spectrum to enable the provision of such services to its customers, within a specific geographic territory having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (17), does not, at any time outstanding, exceed $30.0 million; provided that the JV Investment Conditions shall be satisfied and remain satisfied so long as such Investment is outstanding;

(18) repurchases of any Notes; and

(19) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (19), do not, at any time outstanding, exceed $2.5 million.

In the event that an Investment (or any portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (19) above, the Company will be permitted to classify (and may from time to time thereafter reclassify) such Investment (or any portion thereof) and will only be required to include such Investment in one of the categories of Permitted Investments described in clauses (1) through (19) above. At the time of making such Investment or upon any later reclassification, the Company may divide and classify an Investment in more than one of the categories of Permitted Investments described in clauses (1) through (19) above.

“Permitted Liens” means:

(1) Liens on the Collateral securing any Indebtedness incurred under Section 3.10(B)(i); provided that the aggregate principal amount of such Indebtedness outstanding, on a pro forma basis, does not exceed the principal amount of the Notes issued on the Issue Date and;

(2) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or any Subsidiary; provided, that such Liens were in existence prior to the contemplation of such Person becoming a Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof);

(3) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof); provided, that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(4) Liens to secure permitted Capital Lease Obligations or purchase money obligations, as permitted to be incurred under Section 3.10(B)(iii) and Section 3.10(B)(iv), and encumbering only the assets acquired with or financed by such Indebtedness (plus improvements and accessions to such property or proceeds or distributions thereof);

(5) Liens in the form of licenses or sublicenses under commercial licensing agreements; provided that such licenses or sublicenses are permitted pursuant to clause (16) of the second paragraph of the definition of Asset Sale);

(6) Liens in favor of the Company or the Guarantors;

(7) Liens (other than Liens imposed by the Employee Retirement Income Security Act of 1974, as amended) in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), insurance, surety, bid, performance, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness); provided, that, such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or any Order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(8) any other Liens, solely to extent not securing Indebtedness for borrowed money, in an amount not to exceed $1.0 million at any time;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided, that any reserve or other appropriate provision as is required in conformity with U.S. GAAP has been made therefor;

(10) any state of facts an accurate survey would disclose, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, or pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under, any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value or marketability of said properties or materially impair their use in the operation of the business of the owner or operator of such properties or business;

(11) Liens incurred pursuant to Indebtedness permitted to be incurred under Section 3.10(B)(xvi) and, solely to the extent that the Liens encumber solely the assets financed by such Indebtedness, Section 3.10(B)(xix);

(12) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self-insurance; provided, that, such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or any Order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(13) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with U.S. GAAP;

(14) Liens on assets securing Permitted Hedging Obligations;

(15) Liens in favor of any collecting or payor bank having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(16) any obligations or duties affecting any of the property of the Company or any of its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license, or permit that do not materially impair the use of such property for the purposes for which it is held;

(17) Liens on any amounts held by a trustee in the funds and accounts under an indenture securing any bonds issued for the benefit of the Company or any of the Guarantors;

(18) Liens on deposit accounts incurred to secure Treasury Management Arrangements pursuant to such Treasury Management Arrangements incurred in the ordinary course of business;

(19) any netting or set-off arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any of its Subsidiaries;

(20) Liens on any cash deposit made by the Company to the account of a trustee of Indebtedness of the Company, for the benefit of the holders of such Indebtedness, solely in connection with an effective discharge of such Indebtedness; provided that, in each case, such cash is received in a transaction pursuant to Section 3.08(E)(ii) or Section 3.08(E)(vi) for the purpose of such effective discharge of such Indebtedness;

(21) Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business (including customary contractual landlords’ liens under operating leases entered into in the ordinary course of business); and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Company and its Subsidiaries, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(22) customary transfer restrictions, purchase options, rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business; and

(23) Liens on cash or Cash Equivalents securing obligations pursuant to letter of credit obligations under Section 3.10(B)(xx).

“Permitted Transferees” means, with respect to any Person that is a natural Person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children, grandchildren and their respective lineal descendants, parent, step- parent, grandparent, domestic partner, former domestic partner, sibling or step-sibling (and any lineal descendant thereof), mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), (b) any trust, partnership, estate planning vehicle or other legal entity the beneficiaries of which are persons referred to in the preceding clause (a) and (c) such Person’s estate, heirs, legatees, distributees, executors and/or administrators upon the death of such Person, or any private foundation or fund that is controlled thereby, and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Company.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Public Company Costs” means all costs, fees and expenses relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to any IPO (whether or not successful) or Company’s status (or any relevant parent entity’s status) as a reporting company, including (a) registration and listing fees, (b) costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act and the rules of securities exchange companies, (c) directors’ compensation, fees and expense reimbursement, (d) shareholder meetings and reports to shareholders, (e) directors’ and officers’ insurance and (f) other costs, fees and expenses (including legal, accounting and other professional fees) incidental to the foregoing.

“Recurring Contracts” means, as of any date of determination, any commercial contract of the Company or any of its Subsidiaries for the provision of goods or services that are continuous and not project based.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

“Registration Statement” has the meaning ascribed to it in the Subscription Agreement.

“Regular Record Date” with respect to any Interest Payment Date, means the [ ● ] or [ ● ] (whether or not such day is a Business Day) immediately preceding the applicable [ ● ] or [ ● ] Interest Payment Date, respectively.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Required Additional Debt Terms” means with respect to any Indebtedness, (a) except with respect to customary bridge financing, such Indebtedness does not mature earlier than the Maturity Date, (b) such Indebtedness (other than customary bridge financing) does not have mandatory redemption features (other than customary exceptions) that could result in redemptions of such Indebtedness prior to the Maturity Date (it being understood that the Company and the Subsidiaries shall be permitted to make any AHYDO “catch up” payments, if applicable), (c) if subordinated, such Indebtedness is subject to a subordination agreement substantially in the form set forth in Exhibit C (or otherwise as reasonably acceptable to the Holders of at least 75% of the aggregate principal amount of the Notes then outstanding), (d) such Indebtedness is not guaranteed by (A) any Subsidiary that is not a Note Party or (B) any Spectrum Subsidiary and (e) such Indebtedness is not secured by any asset.

“Required Additional Secured Debt Terms” means with respect to any Indebtedness, (a) except with respect to customary bridge financing, such Indebtedness does not mature earlier than the Maturity Date, (b) such Indebtedness (other than customary bridge financing) does not have mandatory redemption features (other than customary exceptions) that could result in redemptions of such Indebtedness prior to the Maturity Date (it being understood that the Company and the Subsidiaries shall be permitted to make any AHYDO “catch up” payments, if applicable), (c) such Indebtedness is subject to an intercreditor agreement substantially in the form set forth in Exhibit D (or otherwise as reasonably acceptable to the Holders of at least 75% of the aggregate principal amount of the Notes then outstanding), (d) such Indebtedness is not guaranteed by any Subsidiary that is not a Note Party and (e) such Indebtedness is not secured by any asset other than the Collateral.

“Responsible Officer” means, (A) when used with respect to the Trustee or the Collateral Agent, as applicable, any officer of the Trustee or the Collateral Agent assigned by the Trustee or the Collateral Agent, as applicable, having direct responsibility for the administration of this Indenture; and (B) with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt outstanding as of the last day of such Test Period that is secured by a Lien minus an aggregate amount of cash and Cash Equivalents of the Company and the Guarantors not to exceed $15.0 million as of such date that is not restricted and held in a deposit account subject to a control agreement in favor of the Collateral Agent to (b) Consolidated Cash Flow of the Company and its Subsidiaries for such Test Period.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Security Agreement” means that certain security agreement, dated as of the Issue Date, by and among the Company, the other grantors from time to time party thereto and the Collateral Agent, as amended, supplemented or modified from time to time.

“Security Documents” means all security agreements (including the Security Agreement), intercreditor agreements, pledge agreements, collateral assignments, collateral agency agreements, or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral for the benefit of the Holders to secure the obligations under this Indenture, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of this Indenture.

“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes, or any group of Subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“SPAC Transactions” means any transaction or series of transactions, including without limitation, such transactions contemplated by the Business Combination Agreement, by and among FirstMark Horizon Acquisition Corp., Starry, Inc., Starry Holdings, Inc., [Merger Sub, Inc.] and the other parties thereto, as amended from time to time, that results in the direct or indirect acquisition of the Target (or any parent or subsidiary thereof) by, or a merger or other combination with or investment from, a publicly traded special purpose acquisition company or similar third party (in each case, including any parent or subsidiary thereof), irrespective of the voting power of the resulting entity held by the shareholders of the Target preceding such transaction or series of transactions.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock).

“Specified Transaction” means any of the following identified by the Company: (a) transaction or series of related transactions, including investments, that results in a Person becoming a Subsidiary, (b) any acquisition, (c) any transaction or series of related transactions, including Asset Sale, that results in a Subsidiary ceasing to be a Subsidiary of the Company, and (d) any acquisition or disposition of assets constituting a business unit, line of business or division of another Person or a facility.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal, as applicable, was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided, however, that, with respect to Section 8.03(C), the Stated Maturity of any Existing Indebtedness shall be the Stated Maturity as of the Issue Date or a later date to the extent the documents governing such Indebtedness shall have been amended or modified to provide for such later date.

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Subscription Agreement” means each Subscription Agreement, dated as of [ ● ], among the Company and certain investors of the Initial Notes (the “Subscribers”).

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) to the extent such partnership is included in the consolidated financial statements of such Person.

Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt outstanding as of the last day of such Test Period minus an aggregate amount of cash and Cash Equivalents of the Company and the Guarantors not to exceed $15.0 million as of such date that is not restricted and held in a deposit account subject to a control agreement in favor of the Collateral Agent to (b) Consolidated Cash Flow of the Company and its Subsidiaries for such Test Period.

“Test Period” means, as of any date of determination, the period of four consecutive fiscal quarters of the Company (taken as one accounting period) ended on the last date of the fiscal quarter in question.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the SPAC Transactions, this Indenture, the Subscription Agreement and the Security Documents, and the transactions contemplated hereby and thereby, including any amortization of such fees and expenses in any period.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, overnight draft, credit cards, debit cards, p-cards (including purchasing cards, employee credit card programs and commercial cards), funds transfer, automated clearinghouse, direct debit, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, netting services, cash pooling arrangements, credit and debit card acceptance or merchant services and other treasury or cash management services.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture in its capacity as such until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“UCC” means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue or perfection of security interests.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then-outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any specified Person means, (a) any corporation one hundred percent of whose capital stock (other than directors’ qualifying shares and other nominal shares required to be held by local nationals, in each case to the extent required under applicable Legal Requirements) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a one hundred percent Equity Interest (other than directors’ qualifying shares and other nominal shares required to be held by local nationals, in each case to the extent required under applicable Legal Requirements) at such time.

Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Shares”	5.07(A)
“Aggregated Person”	5.11
“Business Combination Event”	6.01(A)
“Cash Settlement”	5.03(A)
“Combination Settlement”	5.03(A)
“Common Stock Change Event”	5.09(A)
“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.03(B)
“Default Interest”	2.05(B)
“Defaulted Amount”	2.05(B)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(A)(v)
“Expiration Time”	5.05(A)(v)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Guaranteed Obligations”	9.01(A)(ii)
“Guarantor Business Combination Event”	9.04(A)
“Initial Notes”	2.03(A)
“Make-Whole Exception”	5.11
“Notice of Conversion”	5.02(A)(ii)
“Partial Redemption Limitation”	4.03(I)
“Paying Agent”	2.06(A)
“Physical Settlement”	5.03(A)
“Redemption Notice”	4.03(F)
“Reference Property”	5.09(A)
“Reference Property Unit”	5.09(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Reporting Event of Default”	7.03(A)
“Restricted Ownership Percentage”	5.11
“Section 16 Conversion Blocker”	5.11
“Specified Courts”	11.07
“Spin-Off”	5.05(A)(iii)(2)
“Spin-Off Valuation Period”	5.05(A)(iii)(2)
“Stated Interest”	2.05(A)
“Spectrum Subsidiaries”	3.10(B)(xvii)
“Successor Corporation”	6.01(A)
“Successor Person”	5.09(A)
“Tender/Exchange Offer Valuation Period”	5.05(A)(v)

Section 1.03. Rules of Construction.

For purposes of this Indenture:

(A) “or” is not exclusive;

(B) “including” means “including without limitation”;

(C) “will” expresses a command;

(D) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(H) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I) the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; and

(J) the term “interest,” when used with respect to a Note, includes any Additional Interest and Special Interest, unless the context requires otherwise or, in the case of Additional Interest, unless the terms of the Subscription Agreement provide otherwise.

Section 1.04. [Reserved].

Section 1.05. Limited Condition Transactions.

When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales), in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment, the making of a Restricted Payment or similar event), in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments (disregarding for the purposes of such pro forma calculation any borrowing under any revolving credit facility) and at the election of the Issuer, any other acquisition or similar Investment, Restricted Payment or Asset Sale that has not been consummated but with respect to which the Issuer has elected to test any applicable condition prior to the date of consummation in accordance with this paragraph, as if they had occurred at the beginning of the most recently completed four fiscal quarter period, the Issuer or any of its Subsidiaries could have taken such actions or consummated such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and (c) consolidated interest expense for purposes of the Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Issuer in good faith.

For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or total assets of the Issuer or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (provided, for the avoidance of doubt, that the Issuer or any Subsidiary may rely upon any improvement in any such ratio, test or basket availability); (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or an Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated.

Article 2. The Notes

Section 2.01. Form, Dating and Denominations.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02. Execution, Authentication and Delivery.

(A) Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, electronic (e.g., “.pdf”) or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B) Authentication by the Trustee and Delivery.

(i) No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually or electronically signs the certificate of authentication of such Note.

(ii) The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually or electronically sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.03. Initial Notes.

On the Issue Date, there will be originally issued [●˜]* aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.”

*	To be between one hundred and fifty million dollars ($150,000,000) and one hundred and sixty million dollars ($160,000,000)

Section 2.04. Method of Payment.

(A) Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary as the registered Holder of such Global Note, by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(B) Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration due upon conversion of, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company (or the Paying Agent) make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05. Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.

(A) Accrual of Interest. Each Note will accrue interest at a rate per annum equal to [ ● ]% (the “Stated Interest”), plus any Additional Interest and Special Interest on the Notes, if any, that may accrue pursuant to Sections 3.04 and 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B) Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture or if any Event of Default has occurred and is continuing, then to the extent lawful, interest (“Default Interest”) will accrue on the aggregate outstanding principal amount of the Notes and all other outstanding Obligations under this Indenture and the other Note Documents at a rate per annum equal to the rate per annum at which Stated Interest accrues plus 100 basis points, from, and including, such due date or date that such Event of Default occurred (as applicable) to, but excluding, the date of payment of such Defaulted Amount and the cure or waiver of such Event of Default. The Company may pay the Default Interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date in a manner not deemed impractical for the Trustee and shall promptly mail to each Holder (with a copy to the Trustee) a notice that states the special record date, the payment date and the amount of the Default Interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 7.01(A)(ii) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

(C) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or obligated by law, regulation or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.06. Registrar, Paying Agent and Conversion Agent.

(A) Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). The Company hereby designates the Corporate Trust Office of the Trustee as such offices. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

(B) Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C) Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(D) Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent. In acting in such capacities under this Indenture and in connection with the Notes, the Trustee in such capacities will act solely as an agent of the Company and will not thereby assume any obligations towards, or relationship of agency or trust for or with, any Holder.

Section 2.07. Paying Agent and Conversion Agent to Hold Property in Trust.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee in writing of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (ix) or (x) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08. Holder Lists.

If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09. Legends.

(A) Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(B) Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend.

(C) Restricted Note Legend. Subject to Section 2.12,

(i) each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii) if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(D) Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(E) Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(F) Restricted Stock Legend.

(i) Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.

(ii) Notwithstanding anything to the contrary in this Section 2.09(F), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.

Section 2.10. Transfers and Exchanges; Certain Transfer Restrictions.

(A) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time. The Registrar will record each such transfer or exchange of Physical Notes in the Register.

(ii) Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii) The Company, the Guarantors, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Guarantors, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer.

(iv) Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v)   The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(vi) The Trustee will have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of Redemption or repurchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All payments to be made to Holders in respect of the Notes will be given or made only to or upon the order of the registered Holders (which is the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note will be exercised only through the Depositary subject to the applicable Depositary Procedures. The Trustee may rely and will be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(vii)   Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(viii) Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ix) For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.

(B) Transfers and Exchanges of Global Notes.

(i) Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1) (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2) an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(3) the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(ii) Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1) the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, the Company may (but is not required to) instruct the Trustee in writing to cancel such Global Note pursuant to Section 2.15);

(2) if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and

(4) if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.

(iii) Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(C) Transfers and Exchanges of Physical Notes.

(i) Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1) surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2) deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).

(ii) Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1) such old Physical Note will be promptly cancelled pursuant to Section 2.15;

(2) if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3) in the case of a transfer:

(a) to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; and (y) bear each legend, if any, required by Section 2.09; and

(b) to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4) in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i) cause such Note to be identified by an “unrestricted” CUSIP number;

(ii) remove such Restricted Note Legend; or

(iii) register the transfer of such Note to the name of another Person,

then the Company, the Guarantors, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Guarantors, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Guarantors, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws.

(E) Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Guarantors, the Trustee and the Registrar may refuse to register the transfer of or exchange any Note that (i) has been surrendered for conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the applicable Redemption Price when due.

Section 2.11. Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(A) Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Redemption. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.

(B) Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(i) Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial conversion or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii) Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15).

Section 2.12. Removal of Transfer Restrictions.

Without limiting the circumstances in which a Restricted Note Legend can be removed, if any Note that bears the Restricted Note Legend is transferred pursuant to the Registration Statement, the Company will cause the Trustee to exchange that Note pursuant to Sections 2.09(C)(ii) and 2.10(D) with a Note that does not bear the Restricted Note Legend (and, if such Note is a Global Note, cause such Global Note to be identified by an “unrestricted” CUSIP number in the facilities of the Depositary).

Section 2.13. Replacement Notes.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to the Company and the Trustee to protect the Company, the Trustee and the Collateral Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge for its and the Trustee’s expenses in replacing a Note.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture.

Section 2.14. Registered Holders; Certain Rights with Respect to Global Notes.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Guarantors, the Trustee, the Collateral Agent and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company, the Guarantors, the Trustee and the Collateral Agent, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.15. Cancellation.

The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.16. Notes Held by the Company or its Affiliates.

Without limiting the generality of Section 2.18, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes (if any) owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee or Collateral Agent is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee or Collateral Agent, as applicable, actually knows are so owned will be so disregarded.

Section 2.17. Temporary Notes.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.18. Outstanding Notes.

(A) Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.

(B) Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C) Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Sections 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(D) Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.

(E) Cessation of Accrual of Interest. Except as provided in Sections 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19. Repurchases by the Company.

Without limiting the generality of Section 2.15, the Company or its Subsidiaries may repurchase Notes in open market purchases or in negotiated transactions. In connection with any such repurchase, the Company may appoint a tender agent, in which case such tender agent shall be the Paying Agent in connection with such repurchase.

Section 2.20. CUSIP and ISIN Numbers.

Subject to Section 2.12, the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders as applicable; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number; and (iii) the Trustee shall have no liability for any defect in the CUSIP or ISIN numbers as they appear on any Note, notice or elsewhere. The Company will promptly notify the Trustee, in writing, of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3. Covenants

Section 3.01. Payment on Notes.

(A) Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B) Deposit of Funds. Before 10:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02. Exchange Act Reports.

(A) Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with or furnishes to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed or furnished via the EDGAR system (or such successor). Upon the request of any Holder, the Company will provide to such Holder a copy of any report that the Company has furnished or filed pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

(B) Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). The sending or filing of reports pursuant to Section 3.02(A) to the Trustee will be for informational purposes only, and the Trustee’s receipt of such reports will not be deemed to constitute actual or constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively and conclusively on Officer’s Certificates). The Trustee shall have no liability or responsibility for the filing, content or timeliness if any report hereunder.

Section 3.03. Rule 144A Information.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or shares may reasonably request to enable such Holder or beneficial owner to sell such Notes or shares pursuant to Rule 144A.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the Company’s covenants under this Indenture (as to which the Trustee is entitled to rely exclusively and conclusively on Officer’s Certificates).

Section 3.04. Additional Interest.

(A) Accrual of Additional Interest. Additional Interest will accrue on the Notes pursuant to the terms and conditions of the Subscription Agreement, and the Company’s obligation to pay such Additional Interest will, without duplication, be deemed to be obligations under this Indenture and the Notes with the same force and effect as if the relevant provisions of the Subscription Agreement were reproduced in the Indenture and the Notes. In no event will Additional Interest, together with any Special Interest that is payable at the Company’s election pursuant to Section 7.03(A) as the sole remedy for any Reporting Event of Default, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the immediately preceding sentence, in addition to any Special Interest that accrues on such Note pursuant to Section 7.03(A).

(B) Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Additional Interest accrues on any Note pursuant to Section 3.04(A), then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note pursuant to Section 3.04(A) on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

Section 3.05. Compliance and Default Certificates.

(A) Annual Compliance Certificate. Within ninety (90) days after December 31, [2021][2022]† and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred and is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(B) Default Certificate. If a Default or Event of Default occurs, then the Company will, within 30 days after its first occurrence, promptly deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto; provided, however, that the Company will not be required to deliver such notice if such Default or Event of Default, as applicable, has been cured within the applicable grace period, if any, provided herein.

† TBD depending on the closing timing.

Section 3.06. Stay, Extension and Usury Laws.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee or the Collateral Agent by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07. Acquisition of Notes by the Company and its Affiliates.

Without limiting the generality of Section 2.18, Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.16) until such time as such Notes are delivered to the Trustee for cancellation.

Section 3.08. Restricted Payments.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(A) declare or pay any dividend or make any other payment or distribution on or in respect of the Company’s or any Subsidiary’s Equity Interests (including any such payment in connection with any merger or consolidation involving such Person), except dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company or such Subsidiary and except dividends or distributions payable solely to the Company or any of its Subsidiaries (and, if such Subsidiary is not a Wholly Owned Subsidiary, to its other Equity Interest Holders on a pro rata basis with respect to the class of Equity Interests on which such dividend or distribution is made, or on a basis that results in the receipt by the Company or any of its Subsidiaries of dividends or distributions of greater value than it would receive on a pro rata basis);

(B) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(C) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Guarantor that is (i) Indebtedness that is contractually subordinated or secured on a junior lien basis to the Notes or to any Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Subsidiaries) (“Subordinated Indebtedness”) or (ii) unsecured Indebtedness, except, (x) in each case, payments of interest or principal at the Stated Maturity thereof and (y) in the case of any Existing Indebtedness with a Stated Maturity prior to the Maturity Date, the purchase, repurchase, redemption, defeasance or other acquisition of any such Existing Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition; or

(D) make any Investment other than a Permitted Investment (a “Restricted Investment”)

(all such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Restricted Payment;

(ii) at the time of such Restricted Payment and after giving pro forma effect thereto, the Fixed Charge Coverage Ratio Test shall have been satisfied assuming the incurrence of $1.00 of additional Indebtedness; and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries since the Issue Date, is less than the sum, without duplication, of:

(2) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently completed fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(3) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into, settled with or exchanged for Equity Interests of the Company (other than (x) Disqualified Stock, (y) Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company or (z) any Equity Interests the proceeds of which were issued to incur Indebtedness pursuant to Section 3.10(B)(xviii) or make a Restricted Payment pursuant to clause (E)(vi) below); plus

(4) to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated or repaid, the amount of the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), to the extent that such return was not otherwise included in the Consolidated Net Income of the Company for such period; plus

(5) to the extent that any Restricted Investment that was made after the date of this Indenture is made in an entity that subsequently becomes a Guarantor, the lesser of the initial amount of such Restricted Investment and the Fair Market Value of the Investment of the Company in such entity at the time it becomes a Guarantor.

(E) Notwithstanding anything to the contrary therein, Section 3.08 will not prohibit:

(i) the payment of any dividend or distribution on account of Equity Interests or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Equity Interests or giving of the Redemption Notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Section 3.08;

(ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, unsecured Indebtedness or Disqualified Stock of the Company or any Guarantor in exchange for, by conversion into or out of, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness, which incurrence occurs substantially concurrently with such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value;

(iii) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any current or former officer, director, employee or consultant of the Company or any Subsidiary of the Company or any permitted transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(1) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to officers, directors, employees or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to this Section 3.08 plus

(2) the cash proceeds of key man life insurance policies received by the Company or any Subsidiary of the Company after the Issue Date; and in addition, cancellation of Indebtedness owing to the Company or any Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Company or any Subsidiary of the Company in connection with a repurchase of Equity Interests of the Company or any Subsidiary of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 3.08 or any other provisions of this Indenture;

(iv) the purchase, redemption or other acquisition or retirement for value of Equity Interests (x) deemed to occur upon the exercise or conversion of stock options, warrants, convertible notes or similar rights to acquire Equity Interests to the extent that such Equity Interests represent all or a portion of the exercise, exchange or conversion price of those stock options, warrants, convertible notes or similar rights, or (y) made in lieu of payment of withholding taxes in connection with the vesting of Equity Interests or any exercise or exchange of stock options, warrants, convertible notes or similar rights to acquire such Equity Interests;

(v) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, unsecured Indebtedness or Disqualified Stock of the Company or any Subsidiary upon a Fundamental Change or Asset Sale to the extent required by this Indenture or other instrument pursuant to which such Indebtedness or Disqualified Stock was issued, but only if the Company or such Subsidiary has first complied with its obligation under Section 4.02 and Section 3.11, as applicable;

(vi) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the common equity of the Company or from the substantially concurrent sale (other than to a subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (iii)(3) of this Section 3.08 nor can they be utilized to incur Indebtedness under Section 3.10(B)(xviii);

(vii) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in Section 3.10(A);

(viii) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares;

(ix) the making of cash payments in connection with any conversion or redemption of the Notes pursuant to this Indenture;

(x) [reserved]; and

(xi) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $2.0 million in the aggregate since the Issue Date, plus if any such Restricted Payment under this clause (xi) was used to make an Investment, the cash return of capital with respect to such Investment (less the cost of disposition, if any).

(F) [Reserved].

(G) For purposes of determining compliance with this Section 3.08, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Sections 3.08(E)(i) through Section 3.08(E)(xi) or is entitled to be incurred as one or more categories of Permitted Investments or pursuant to (A), the Company will be entitled to classify such Restricted Payment or portion thereof in any manner that complies with this Section 3.08, and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses, categories of Permitted Investments or (A).

(H) For purposes of this Section 3.08, the Notes will be deemed not to be Equity Interests.

(I) Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be permitted to transfer any Intellectual Property (other than as permitted by clause (16) of the definition of Asset Sale) to (i) any Subsidiary of the Company that is not a Guarantor, (ii) any Subsidiary of the Company that is not a Wholly Owned Subsidiary of the Company or (iii) any joint venture in which the Company or its Subsidiaries has an equity interest.

Section 3.09. Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

(i) pay dividends or make any other distributions on its Capital Stock to any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to any of its Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(ii) make loans or advances to any of its Subsidiaries; or

(iii) sell, lease or transfer any of its properties or assets to any of its Subsidiaries.

(b) The restrictions in Section 3.09(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i) the Note Documents;

(ii) applicable law, rule, regulation, order, approval, license, permit or similar restriction (whether or not existing on the Issue Date);

(iii) any instrument governing Indebtedness or Capital Stock of a person acquired by the Company or any Subsidiaries as in effect at the time of such acquisition, except to the extent incurred in contemplation thereof;

(iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(v) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property;

(vi) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(vii) Permitted Refinancing Indebtedness with terms are not materially more restrictive;

(viii) other permitted Indebtedness of the Company and Subsidiaries with terms that are customary and not materially more restrictive than those contained in this Indenture;

(ix) Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

(x) any customary restrictions that arise in connection with any joint venture investments permitted by this Indenture;

(xi) any restrictions that arise in connection with government auctions, subsidies, benefits or similar programs or processes in the ordinary course of business;

(xii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, agreements respecting investments in a Permitted Business and other similar agreements entered into in the ordinary course of business; and

(xiii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

For purposes of determining compliance with this Section 3.09, the subordination of loans or advances made to the Company or any Subsidiary to other Indebtedness incurred by the Company or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 3.10. Incurrence of Indebtedness and Issuance of Preferred Stock.

(A) The Company and the Guarantors will not, and the Company will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any Disqualified Stock or any shares of preferred stock or preferred interests.

(B) Notwithstanding anything to the contrary therein, Section 3.10(A) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock (collectively, “Permitted Debt”):

(i) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Guarantees to be issued on the Issue Date;

(ii) the incurrence by the Company or any of its Subsidiaries of Existing Indebtedness listed on Schedule I hereto, but excluding indebtedness under clause (i) above;

(iii) (x) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by either (1) Capital Lease Obligations, or (2) mortgage financings or purchase money obligations, in either case of sub-clause (1) or (2), incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of design, development, construction, installation, expansion, repair or improvement of property (either real or personal), plant or equipment or other fixed or capital assets used or useful in the business of the Company or any of its Subsidiaries (in each case, whether through the direct purchase of such assets or the purchase of Equity Interests of any Person owning such assets), which incurrence occurs within 365 days of such purchase, design, development, construction, installation, expansion, repair or improvement, in an aggregate principal amount, including, without duplication, all Permitted Refinancing Indebtedness thereof or (y) any Indebtedness to finance the acquisition, construction, repair, replacement or improvement of fixed or capital assets (whether through the direct purchase of property or any Person owning such property) in the ordinary course of business, in the case of any Indebtedness incurred pursuant to this clause (iii), not to exceed $15.0 million in the aggregate;

(iv) Indebtedness (i) attaching to assets acquired by the Company or any Subsidiary and outstanding on the date on which such assets were acquired by the Company or such Subsidiary, except to the extent incurred in contemplation thereof or to consummate the relevant transaction, and (ii) of a Subsidiary incurred and outstanding on the date on which such Subsidiary was acquired by, or merged into, the Company or any Subsidiary, except to the extent incurred in contemplation thereof or to consummate the relevant transaction, in each case of this clause (iv), (A) in an unlimited amount subject to pro forma compliance with a Fixed Charge Coverage Ratio of not more than 3.00 to 1.00 or (B) the aggregate principal amount of all Indebtedness incurred under this clause (iv), including, without duplication, all Permitted Refinancing Indebtedness incurred under Section 3.10(B)(v) to refinance any Indebtedness incurred pursuant to this clause (iv)(B), does not exceed $10.0 million;

(v) Indebtedness constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this Section, “refinance”) then outstanding indebtedness (“Permitted Refinancing Indebtedness”) in an amount not to exceed the principal amount or liquidation value of the indebtedness so refinanced, plus premiums, fees and expenses; provided, that:

(1) in case the Notes are refinanced in part or the indebtedness to be refinanced is pari passu with the Notes, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made pari passu with, or subordinated in right of payment to, the remaining Notes;

(2) in case the Indebtedness to be refinanced is Subordinated Indebtedness, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes (or, to the extent applicable, the Liens securing such new Indebtedness are made expressly subordinated to the Liens securing the Notes) at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes (or, to the extent applicable, the Liens securing the Indebtedness to be refinanced is subordinated to the Liens securing the Notes);

(3) the new indebtedness does not have a Stated Maturity prior to the Stated Maturity of the Indebtedness to be refinanced, and the Weighted Average Life to Maturity of the new indebtedness is at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced;

(4) if the Indebtedness being refinanced is unsecured Indebtedness, such Permitted Refinancing Indebtedness is unsecured Indebtedness; and

(5) in no event may Indebtedness of the Company or any Guarantor be refinanced pursuant to this clause by means of any Indebtedness of any Subsidiary that is not a Guarantor;

(vi) the incurrence by the Company or any of its Subsidiaries of additional unsecured Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable), including, without duplication, all Permitted Refinancing Indebtedness incurred under Section 3.10(B)(v) to refinance any Indebtedness incurred pursuant to this clause, at any time outstanding not to exceed $5.0 million;

(vii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Subsidiaries; provided, however, that:

(1) the aggregate principal amount of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Subsidiaries must be incurred pursuant to an intercompany note (which may take the form of a grid note) that is pledged to the Collateral Agent, as applicable, in accordance with the terms of the applicable Security Agreement;

(2) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, then such Indebtedness (other than Indebtedness incurred in the ordinary course of business in connection with the cash or tax management operations of the Company and its Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor; and

(3) such intercompany Indebtedness is permitted by Section 3.08;

provided, further, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this Section 3.10(B)(vii);

(viii) the issuance by any of the Company’s Subsidiaries to the Company or to any Guarantor of shares of preferred stock; provided, however, that:

(1) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Guarantor; and

(2) any sale or other transfer of any such preferred stock to a Person that is not the Company or a Guarantor, will be deemed, in each case, to constitute an issuance of such preferred stock by such Subsidiary that was not permitted by this clause (viii);

(ix) Hedging Obligations that are not incurred for speculative purposes but for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

(x) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor, and the guarantee by any Subsidiary of the Company that is not a Guarantor of Indebtedness of another Subsidiary that is not a Guarantor, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 3.10; provided that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the Notes, then the guarantee must be subordinated or pari passu, as applicable, in right of payment to the same extent as the Indebtedness guaranteed;

(xi) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of workers’ compensation claims, unemployment or other insurance or self- insurance obligations, health, disability or other benefits to employees or former employees and their families, bankers’ acceptances and similar obligations in the ordinary course of business;

(xii) the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(xiii) the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from customary agreements of the Company or any such Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or sale or other disposition of any business, assets or Capital Stock of the Company or any of its Subsidiaries, other than, in the case of any such disposition by the Company or any of its Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

(xiv) the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(xv) the incurrence of Indebtedness in the ordinary course of business under any agreement between the Company or any of its Subsidiaries and any commercial bank or other financial institution relating to Treasury Management Arrangements

(xvi) any Indebtedness that is secured by a lien on the assets of the Company or any Guarantor (which such Indebtedness in the case of liens secured by Collateral may be secured on a pari passu basis or junior lien basis on the Collateral but in no event may be senior lien in priority to the Liens securing the Notes) in an amount not to exceed $75,000,000 plus an additional aggregate principal amount of Indebtedness that at the time of incurrence does not cause the Secured Net Leverage Ratio of the Company and its Subsidiaries, determined on a pro forma basis, to exceed 2.00 to 1.00; provided that such Indebtedness complies with the Required Additional Secured Debt Terms),

(xvii) (A) any unsecured Indebtedness (whether senior or subordinated) incurred or guaranteed by the Company or any Guarantor (other than (x) Starry Spectrum Holdings LLC, Starry Spectrum LLC and Widmo Holdings LLC and (y) any other Subsidiary of the Company that owns or holds any licenses and authorizations to use electromagnetic spectrum issued by the FCC to such Subsidiary (the Subsidiaries in clauses (x) and (y), collectively, the “Spectrum Subsidiaries” and individually, a “Spectrum Subsidiary”)) in an amount not to exceed $400,000,000 plus an additional aggregate principal amount of Indebtedness that at the time of incurrence does not cause the Total Net Leverage Ratio of the Company and its Subsidiaries, determined on a pro forma basis, to exceed 3.00 to 1.00; provided that such Indebtedness complies with the Required Additional Debt Terms and (B) any unsecured Indebtedness (whether senior or subordinated) incurred in connection with government auctions, subsidies, benefits or similar programs or processes in the ordinary course of business incurred or guaranteed by the Company or any Guarantor (other than any Spectrum Subsidiary);

(xviii) unsecured Indebtedness in an aggregate principal amount, measured at the time of incurrence and after giving pro forma effect thereto and the use of the proceeds thereof, not to exceed 100% of the aggregate amount of direct or indirect equity investments in cash or Cash Equivalents in the form of common Equity Interests (other than (x) Disqualified Stock, (y) Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company or (z) any Equity Interests the proceeds of which were issued to make a Restricted Payment) received by the Company, after the Issue Date, provided that the proceeds from any such equity investment will not be considered to be net proceeds of Equity Interests for purposes of clause (iii)(3) of Section 3.08;

(xix) any Indebtedness arising in connection with any factoring arrangements and vendor financings in the ordinary course of business and consistent with past practices; and

(xx) (A) Indebtedness of the Company or any Guarantor (other than any Spectrum Subsidiary) issued or created in the ordinary course of business in connection workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims and (B) Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business in connection with government auctions, government subsidy programs.

(C) For purposes of determining compliance with this Section 3.10, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xix) of Section 3.10, the Company will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, in any manner that complies with this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant, provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding anything to the contrary in this covenant, the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(D) The amount of any Indebtedness outstanding as of any date will be:

(i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(1) the Fair Market Value of such assets at the date of determination; and

(2) the amount of the Indebtedness of the other Person.

Section 3.11. Asset Sales.

The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(A) the Company (or its Subsidiaries, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or equity interests issued or sold or otherwise disposed of;

(B) at least 75% of the consideration received in the Asset Sale by the Company or its Subsidiaries is in the form of cash or Cash Equivalents; and

(C) the aggregate consideration of all Asset Sales consummated pursuant to this Section 3.11 does not exceed $1.0 million in any twelve-month period.

Section 3.12. Transactions with Affiliates.

(A) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company, as determined by the Company in good faith;

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, the Company delivered to the Trustee a Board Resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 3.12 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Company delivers to the Trustee a favorable written opinion from a nationally recognized investment banking, appraisal or accounting firm (1) as to the fairness of the transaction to the Company and its Subsidiaries from a financial point of view or (2) stating that the terms of such transaction are, taken as a whole, no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company or any Subsidiary.

(B) The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 3.12:

(i) any employment or severance agreement or other employee compensation agreement, arrangement or plan, or any amendment thereto, entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(ii) transactions between or among the Company and the Guarantors;

(iii) the payment of reasonable directors’ fees or expenses, the payments of other reasonable benefits and the provision of officers’ and directors’ indemnification and insurance to the extent permitted by law, in each case in the ordinary course of business;

(iv) sales of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(v)   transactions with a Person or Affiliate of the Company that may or may not own an Equity Interest in the Company or its Subsidiaries for the purpose of securing hydrocarbon transportation arrangements; provided, that such transactions are on arms-length terms as determined in good faith by an officer of the Company;

(vi) transactions pursuant to agreements in effect on the Issue Date;

(vii)   Restricted Payments as permitted pursuant to Section 3.08; and

(viii) any repurchases, redemptions or other retirements for value by the Company or any of its Subsidiaries of Indebtedness of any class held by any Affiliate of the Company, so long as such repurchase, redemption or other retirement for value is on the same terms as are made available to investors holding such class of Indebtedness generally, and Affiliates have an economic interest in no more than 50% of the aggregate principal amount of such class of Indebtedness.

Section 3.13. Liens.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens on any of their respective assets except Permitted Liens.

Section 3.14. Additional Guarantees.

If, after the date of this Indenture, the Company or any Subsidiary of the Company forms or acquires any Subsidiary (other than any Excluded Subsidiary), then the Company shall cause such Subsidiary to, within 30 Business Days after the date of such event:

(A) execute and deliver to the Trustee and the Collateral Agent a supplemental indenture in the form attached hereto as Exhibit E and a notation of such Guarantee in the form attached as Exhibit F hereto pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture;

(B) execute and deliver all supplements or joinders, as applicable, to the applicable Security Documents in order to grant a Lien in the Collateral owned by such Subsidiary to the same extent as that set forth in this Indenture and the Security Documents and take all actions required by the Security Documents to perfect such Lien; and

(C) deliver to the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each certifying that such supplemental indenture and the other documents described in clause (B) above have been duly authorized, executed and delivered by such Subsidiary and constitute a valid and legally binding and enforceable obligations of such Subsidiary, subject to customary exceptions.

Thereafter, such Subsidiary shall be a Guarantor for all purposes.

Section 3.15. [Reserved].

Section 3.16. After-Acquired Property.

(A) Subject to Section 12.02(A) of this Indenture and the Security Documents, if at any time after the Issue Date the Company or any of its Subsidiaries that is a Guarantor own any property (other than Excluded Assets and Excluded Real Property), the Company or such Guarantor shall, as promptly as practicable after such property is acquired or such Subsidiary becomes a Guarantor, execute and deliver such mortgages, deeds of trust, deeds to secure debt (as appropriate under the law of the relevant jurisdiction or forum), security instruments, financing statements and certificates or such other documentation as shall be reasonably necessary to vest in the Collateral Agent, as applicable, for the benefit of the Secured Parties, a perfected Lien (with the priority required hereunder and under the Security Documents), subject only to Permitted Liens, in such property and to have such property added to the Collateral (and, in the case of property consisting of Equity Interests in a Subsidiary, execute such documents and take such steps as shall be reasonably necessary to perfect a Lien under the local law of incorporation or formation of the Subsidiary.

(B) Neither the Company nor any of its Subsidiaries will take any action, or knowingly omit to take any action, which action or omission could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral in favor of the Collateral Agent on behalf of the Secured Parties.

(C) Upon request of the Collateral Agent at any time after an Event of Default has occurred and is continuing, the Company will, and will cause its Subsidiaries to, (i) permit the Collateral Agent, as the case may be, or any advisor, auditor, consultant, attorney or representative acting for the Collateral Agent, as the case may be, upon reasonable notice to the Company and during normal business hours, to visit and inspect any of the property of the Company and its Subsidiaries, to review, make extracts from and copy the books and records of the Company and its Subsidiaries relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Company and its Subsidiaries, and (ii) deliver to the Collateral Agent such reports, including valuations, relating to any such property or any Lien thereon as such Collateral Agent may request.

Section 3.17. Limitation on Issuance of Equity Interests.

No Guarantor shall issue any Equity Interest of such Guarantor (including by way of sales of treasury stock or the issuance of any debt security that is convertible into, or exchangeable for, Equity Interest of such Guarantor) to any Person other than (i) to the Company or any other Guarantor or (ii) in connection with the transfer of all of the Equity Interests of such Guarantor otherwise permitted under this Indenture.

Section 3.18. Collateral.

The Company shall, and shall cause each Guarantor to, take all actions and execute and deliver all documents or deliverables, including each Security Document, to secure the payment obligations of the Company under the Notes and this Indenture (subject to the provisions of the Security Agreement, as applicable) by Liens on the Collateral in accordance with, within the time periods specified by, and subject to the limitations of Section 12.02(A) of this Indenture and the Security Documents.

Section 3.19. Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes and similar assessments and governmental levies, each in the nature of or related to a tax, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 3.20. Holding Company Status.

(a) The Company shall not engage in any business activities or have any material assets or material liabilities other than (i) agreements, plans or other arrangements relating to its current or former directors, officers, employees and consultants, (ii) stockholder and other agreements relating to the issuance, sale, purchase, repurchase of securities of the Company, (iii) its ownership of the Equity Interests of (and/or intercompany advances or loans permitted hereunder to or from) Subsidiaries of the Company and activities, assets and liabilities incidental thereto (including its liabilities under the Note Documents and any other indebtedness permitted to be incurred under Section 3.10), (iv) activities related to the maintenance of its corporate existence and compliance with applicable law, (v) any public offering of its common stock or any other issuance of its Equity Interests, (vi) making contributions to the capital of its Subsidiaries; (vii) providing indemnification to officers and directors; (viii) activities related to customary insurance undertakings, and (ix) activities, assets and liabilities incidental to the foregoing clauses.

(b) Each JV Holdco shall not engage in any business activities or have any material assets or material liabilities other than (i) its ownership of the Equity Interests of joint ventures of such JV Holdco and activities, assets and liabilities incidental thereto (including its liabilities under the Note Documents), (ii) activities related to the maintenance of its corporate existence and compliance with applicable law, and (iii) activities, assets and liabilities incidental to the foregoing clauses.

(c) Each Spectrum Subsidiary shall not engage in any business activities or have any material assets or material liabilities other than (i) its ownership of licenses and authorizations to use electromagnetic spectrum issued by the FCC and activities, assets and liabilities incidental thereto (including (A) its liabilities under the Note Documents and any other indebtedness permitted to be incurred by such Spectrum Subsidiary pursuant to under Section 3.10 and (B) the leasing of such electromagnetic spectrum entered into in the ordinary course of business and in connection with the provision of services by the Company or any of its Subsidiaries or the provision, directly or together with the Company, of services by any third party with whom the Company or any of its Subsidiaries has a commercial arrangement to provide services or technology and spectrum to enable the provision of such services to its customers, within a specific geographic territory or (ii) activities related to the maintenance of its corporate existence and compliance with applicable law, and (iii) activities, assets and liabilities incidental to the foregoing clauses.

Section 3.21. Payments for Consents.

(a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or provide, cause to be paid or provided, any consideration (including, for the sake of clarity,  the provision of an opportunity (x) to purchase securities of the Company or any of its Subsidiaries or (y) to fund Indebtedness of the Company or any of its Subsidiaries) to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, any Guarantee or the Notes unless such consideration is offered to be paid or provided and is paid or provided (or, in the case of an opportunity, such opportunity is provided) to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

(b) Notwithstanding the foregoing, the Company and the Guarantors shall be permitted, in connection with any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture, any Guarantee or the Notes, to exclude Holders in any jurisdiction or any category of Holders where (1) the solicitation of such consent, waiver or amendment, including in connection with any tender or exchange offer, or (2) the payment of the consideration therefor, could reasonably be interpreted as requiring the Company or any Guarantor to file a registration statement, prospectus or similar document under any applicable securities laws or listing requirements (including, but not limited to, the U.S. federal securities laws and the laws of the European Union or any of its member states), which the Company in its sole discretion reasonably determines (acting in good faith) (a) would be materially burdensome (it being understood that it would not be materially burdensome to file the consent documents used in other jurisdictions, any substantially similar documents or any summary thereof with the securities or financial services authorities in such jurisdiction); or (b) such solicitation would otherwise not be permitted under applicable law in such jurisdiction or with respect to such category of Holders.

Section 3.22. Most Favored Nations.

(A) So long as any Note remains outstanding, but subject to the last paragraph of Article 3, neither the Company nor any of its subsidiaries shall enter into any capital markets transaction (whether privately or publicly offered, syndicated or directly placed and including, without limitation, the issuance or incurrence of any note, bond or term or revolving loan but excluding the issuance, sale and/or exchange of any secured debt securities convertible or exchangeable into shares of Common Stock), or amend or otherwise modify any term of any security, loan or other instrument previously so issued, in each case if such Indebtedness is issued pursuant to Section 3.10(B)(xvi) of this Indenture or any refinancing thereof, with any individual or entity (an “Other Investor”), which, in the case of any such transaction involving the issuance or incurrence of any secured debt that is not convertible or exchangeable into Common Stock, has an all-in yield (giving effect to the interest rate, any original issue discount in connection therewith, and any upfront fees and other similar payments of like effect payable in connection therewith; provided that (a) original issue discount, upfront fees and similar payments shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness) and (b) “all-in yield” shall not include any arrangement fees, structuring fees, underwriting fees, commitment fees, amendment fees, ticking fees or any other fees similar to the foregoing (regardless of how such fees are computed or to whom paid) that is greater than 11% per annum (such greater rate, the “MFN Rate”), unless (i) the Company shall promptly notify each of the Holders thereof, and (ii) at the request of the Holders of not less than 25% in aggregate principal amount of the Notes, the Company shall enter into, and agrees to cause all necessary third parties to agree to enter into, such amendments to the Notes Documents as are necessary to increase the Stated Interest on the Notes to the MFN Rate.

(B) In connection with exercise of the rights set forth in clause (A)(ii) above, the Company agrees to reimburse single external legal counsel for all the Holders for the reasonable expenses incurred by such external counsel (which shall in no event exceed $200,000) in entering into any such amendment or other agreement, which shall be dated or drafted such that the economic benefits that may be conferred pursuant clause (A) above will be provided to the Holders as of the date of the incurrence of such Indebtedness.

Notwithstanding anything to the contrary in this Article 3, the foregoing covenants in Section 3.08 through Section 3.22 (other than Section 3.14, Section 3.16, Section 3.17, Section 3.18, Section 3.19 and Section 3.21) will immediately and automatically terminate, and any then Existing Default or Event of Default in connection therewith will immediately and automatically be deemed cured, upon the occurrence of such time as less than $[ ● ]†† aggregate principal amount of Notes are outstanding.

† † Insert 25% of the initial principal amount of the Notes.

Article 4. Repurchase and Redemption

Section 4.01. No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 4.02. Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change.

(A) Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date (including as a result of the payment of the related Fundamental Change Repurchase Price and any related interest pursuant to the proviso to Section 4.02(D) on the Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date to, but excluding, the Fundamental Change Repurchase Date.

(E) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee, the Conversion Agent and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”). Substantially contemporaneously, the Company will issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Fundamental Change Notice.

Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(x) the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G) Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply in all material respects with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations to offer to repurchase and to repurchase Notes pursuant to this Section 4.02 conflict with any federal and/or state securities law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of those obligations

(I) Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03. Right of the Company to Redeem the Notes.

(A) No Right to Redeem Before [ ● ]§. The Company may not redeem the Notes at its option at any time before [ ● ].

(B) Right to Redeem the Notes on or After [ ● ]. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, or any portion (subject to the Partial Redemption Limitation) in an Authorized Denomination, of the Notes, (A) at any time, and from time to time, on a Redemption Date on or after [ ● ]** and on or before [ ● ]††, up to [ ● ]‡‡ aggregate principal amount of Notes, for a cash purchase price equal to the Redemption Price, but only if (1) the Last Reported Sale Price per share of Common Stock exceeds one hundred and fifty percent (150%) of the Conversion Price, in each case on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) the Trading Day immediately before such Redemption Notice Date; and (2) a Registration Statement covering the resale of shares of Common Stock, if any, issuable upon conversion of the Notes in connection with such Redemption is effective and available for use and is expected to remain effective and available during the period from, and including, the related Redemption Notice Date to, and including, the Business Day immediately before the related Redemption Date, as of the Redemption Notice Date, unless the Company elects Cash Settlement in respect of the conversions in connection with such Redemption, and (B) at any time, and from time to time, on a Redemption Date on or after [ ● ]§§ and on or before the twentieth (20th) Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if (1) the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) the Trading Day immediately before such Redemption Notice Date; and (2) a Registration Statement covering the resale of shares of Common Stock, if any, issuable upon conversion of the Notes in connection with such Redemption is effective and available for use and is expected to remain effective and available during the period from, and including, the related Redemption Notice Date to, and including, the Business Day immediately before the related Redemption Date, as of the Redemption Notice Date, unless the Company elects Cash Settlement in respect of the conversions in connection with such Redemption. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes pursuant to clause (B) of the definition thereof.

§	To be the second anniversary of the Issue Date.

**	2-year anniversary of the Issue Date.

††	3-year anniversary of the Issue Date.

‡‡	Insert 50% of the initial principal amount of the Notes

§§	3-year anniversary of the Issue Date.

(C) Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

(D) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than fifty (50), nor less than thirty (30), Scheduled Trading Days after the Redemption Notice Date for such Redemption.

(E) Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (in the case of Global Notes, payable in accordance with the Depositary Procedures) (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date to, but excluding, such Redemption Date.

(F) Redemption Notice. To call any Notes for Redemption, the Company must (x) send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”); and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Redemption Notice.

Such Redemption Notice must state:

(i) that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E));

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi) the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 5.07);

(vii) the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the second (2nd) Business Day before such Redemption Date; and

(viii) the CUSIP and ISIN numbers, if any, of the Notes called for Redemption.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent.

(G) Selection and Conversion of Notes to Be Redeemed in Part. If less than all Notes then outstanding are called for Redemption, then:

(i) the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, the Trustee will select the Notes to be redeemed (in an Authorized Denomination) by lot, on a pro rata basis or in such other manner as it shall deem appropriate and fair; and

(ii) if only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.

(H) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, any interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.

(I) Special Provisions for Partial Calls. If the Company elects to redeem less than all of the outstanding Notes, at least fifty million dollars ($50,000,000) aggregate principal amount of Notes must be outstanding and not subject to Redemption as of the relevant Redemption Notice Date (such requirement, the “Partial Redemption Limitation”). In addition, if the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 4.03, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the Close of Business on the twenty second (22nd) Scheduled Trading Day immediately before the Redemption Date for such Redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the Close of Business on the Business Day immediately before such Redemption Date, and each such conversion will be deemed to be of a Note called for Redemption for purposes of this Section 4.03 and Sections 5.01(C)(i)(4) and 5.07.

Article 5. Conversion

Section 5.01. Right to Convert.

(A) Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B) Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C) When Notes May Be Converted.

(i) Generally. Subject to Section 5.01(C)(ii), a Holder may convert its Notes at any time until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(1) Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2) in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date;

(3) if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date (or, if the Company fails to pay the Redemption Price due on the Redemption Date for such Note in full in accordance with this Indenture, the Holder shall be able to convert such Note at any time until such time as the Company pays the Redemption Price in full); and

(4) if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such notice is withdrawn in accordance with Section 4.02(F); or (b) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Indenture.

(iii) Notice of the Occurrence of Certain Corporate Events. If the Company elects to (I) distribute, to all or substantially all holders of Common Stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (I) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced (determined in the manner set forth in the third paragraph of Section 5.05(A)(ii)); or (II) distribute, to all or substantially all holders of Common Stock, assets or securities of the Company or rights to purchase the Company’s securities, which distribution per share of Common Stock has a value, as reasonably determined by the Board of Directors, exceeding ten percent (10%) of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Company will send notice of such distribution to the Holders and the Trustee at least twenty five (25) Scheduled Trading Days before the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur). If a Fundamental Change, Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof) or Common Stock Change Event occurs (other than a merger or other business combination transaction that is effected solely to change the Company’s jurisdiction of incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), then, in each case, then, no later than the effective date thereof, the Company will send notice to the Holders, the Trustee and the Conversion Agent of such transaction or event and such effective date.

Section 5.02. Conversion Procedures.

(A) Generally.

(i) Global Notes. To convert a beneficial interest in a Global Note that is convertible pursuant to Section 5.01(C), the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D).

(ii) Physical Notes. To convert all or a portion of a Physical Note that is convertible pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the notice of conversion attached to such Physical Note or a facsimile of such notice of conversion; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) (a notice pursuant to the Depositary Procedures as set forth in Section 5.02(A)(i) or a notice of conversion attached to a Physical Note as set forth in this Section 5.02(A)(ii), a “Notice of Conversion”).

(B) Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C) Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(D) Interest Payable upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (w) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; (x) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (y) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (z) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, any Redemption Date described in clause (w) above and any Fundamental Change Repurchase Date described in clause (y) above, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date or other applicable Interest Payment Date to Holders as of the Close of Business on the Regular Record Date immediately before the Maturity Date. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).

(E) Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(F) Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any written notice of conversion with respect to a Note, then the Conversion Agent will promptly (and, in any event, no later than the Business Day following the date the Conversion Agent receives such Note or notice) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03. Settlement upon Conversion.

(A) Settlement Method. Upon the conversion of any Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article 5, either (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5.03(B)(i)(2) (a “Cash Settlement”); or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(3) (a “Combination Settlement”).

(i) The Company’s Right to Elect Settlement Method. The Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(1) subject to clause (3) below, all conversions of Notes with a Conversion Date that occurs on or after [ ● ] will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders (with a written copy to the Trustee) and the Conversion Agent (if other than the Trustee) no later than the Open of Business on [ ● ];

(2) subject to clause (3) below, if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before [ ● ], then the Company will send notice of such Settlement Method to the Holder of such Note (with a written copy to the Trustee) and the Conversion Agent (if other than the Trustee) no later than the Close of Business on the Business Day immediately after such Conversion Date;

(3) if any Notes are called for Redemption, then (1) the Company will specify, in the related Redemption Notice (and, in the case of a Redemption of less than all outstanding Notes, in a notice simultaneously sent to all Holders of Notes not called for Redemption) sent pursuant to Section 4.03(F), the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and before the related Redemption Date; and (2) if such Redemption Date occurs on or after [ ● ], then such Settlement Method must be the same Settlement Method that, pursuant to clause (1) above, applies to all conversions of Notes with a Conversion Date that occurs on or after [ ● ];

(4) the Company will use the same Settlement Method for all conversions of Notes with the same Conversion Date (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to conversions of Notes with different Conversion Dates, except as provided in clause (1) or (3) above);

(5) if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default);

(6) if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default); and

(7) the Settlement Method will be subject to Sections 4.03(D), and 5.09(A)(2).

(ii) The Company’s Right to Irrevocably Fix the Settlement Method. The Company will have the right, exercisable at its election by sending notice of such exercise to the Holders (with a copy to the Trustee and the Conversion Agent), to (1) irrevocably fix the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders; or (2) irrevocably elect Combination Settlement to apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders, and eliminate a Specified Dollar Amount or range of Specified Dollar Amounts that will apply to such conversions, provided, in each case, that (w) the Settlement Method(s) so elected pursuant to clause (1) or (2) above must be a Settlement Method or Settlement Method(s), as applicable, that the Company is then permitted to elect (for the avoidance of doubt, including pursuant to, and subject to, the other provisions of this Section 5.03(A)); (x) no such irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture (including pursuant to Section 8.01(G) or this Section 5.03(A)); (y) upon any such irrevocable election pursuant to clause (1) above, the Default Settlement Method will automatically be deemed to be set to the Settlement Method so fixed; and (z) upon any such irrevocable election pursuant to clause (2) above, the Company will, if needed, simultaneously change the Default Settlement Method to Combination Settlement with a Specified Dollar Amount that is consistent with such irrevocable election. Such notice, if sent, must set forth the applicable Settlement Method and expressly state that the election is irrevocable and applicable to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 8.01(G) (it being understood, however, that the Company may nonetheless choose to execute such an amendment at its option).

(iii) Requirement to Publicly Disclose the Fixed or Default Settlement Method. If the Company changes the Default Settlement Method pursuant to clause (x) of the proviso to the definition of such term or irrevocably fixes the Settlement Method(s) pursuant Section 5.03(A)(ii), then the Company will either post the Default Settlement Method or fixed Settlement Method(s), as applicable, on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

(B) Conversion Consideration.

(i) Generally. Subject to Section 5.03(B)(ii) and Section 5.03(B)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be as follows:

(1) if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(2) if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or

(3) if Combination Settlement applies to such conversion, consideration consisting of (a) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.

(ii) Cash in Lieu of Fractional Shares. If Physical Settlement or Combination Settlement applies to the conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(iii) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(iv) Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination.

(C) Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(D) and 5.09, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on the second (2nd) Business Day immediately after the Conversion Date for such conversion; provided, however, that if Physical Settlement applies to the conversion of any Note with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then, solely for purposes of such conversion, (x) the Company will pay or deliver, as applicable, the Conversion Consideration due upon such conversion on the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day); and (y) the Conversion Date will instead be deemed to be the second (2nd) Business Day immediately before the Maturity Date.

(D) Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid Interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 5.02(D), if the Conversion Consideration for a Note consists of both cash and shares of Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Section 5.04. Shares to be Fully Paid.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 5.07 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable). Each Conversion Share, if any, delivered upon conversion of any Note will be duly and validly issued, fully paid, non-assessable and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05. Adjustments to the conversion rate.

(A) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(i) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(A)(ii) and Section 5.01(C)(iii), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(iii) Spin-Offs and Other Distributed Property.

(1) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(u) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(v) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(iv);

(w) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(F);

(x) Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(iii)(2);

(y) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply; and

(z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Board of Directors), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(A)(v), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(B) No Adjustments in Certain Cases.

(i) Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1) except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(2) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(5) solely a change in the par value of the Common Stock; or

(6) accrued and unpaid interest, if any, on the Notes.

(C) [Reserved.]

(D) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(ii) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(iii) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement); and

(iv) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(E) Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii) a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(iii) the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement), in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)),

then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion and the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.

(F) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iii)(1).

(G) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(H) Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), or to calculate Daily VWAPs over an Observation Period, the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.05(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.

(I) Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(J) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(K) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send written notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06. Voluntary Adjustments.

(A) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(B) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.06(A), the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.07. Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.

(A) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

Make-Whole Fundamental Change Effective Date	Stock Price
	$10.00	$11.00	$12.00	$14.00	$15.60	$18.00	$20.00	$30.00	$40.00	$50.00	$100.00
[ ● ], 2022	16.6667	16.6667	16.6667	16.6667	16.6667	13.4910	11.0892	4.7899	2.2819	1.0737	0.0000
[ ● ], 2023	16.6667	16.6667	16.6667	16.6667	15.5332	11.8512	9.6457	4.0217	1.8580	0.8359	0.0000
[ ● ], 2024	16.6667	16.6667	16.6667	16.4065	13.2147	9.8624	7.9084	3.1434	1.3974	0.5878	0.0000
[ ● ], 2025	16.6667	16.6667	16.6667	12.5382	9.6016	6.6707	5.0545	1.5061	0.4107	0.0127	0.0000
[ ● ], 2026	16.6667	16.6667	13.3646	8.1764	5.7382	3.5982	2.5710	0.6905	0.1368	0.0000	0.0000
[ ● ], 2027	16.6667	7.5758	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(i) if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(ii) if the Stock Price is greater than $[ ● ] (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $[ ● ] (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds [ ● ] shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A).

For the avoidance of doubt, but subject to Section 4.03(I), (x) the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed called) for Redemption pursuant to such Redemption Notice, and not with respect to any other Notes; and (y) the Conversion Rate applicable to the Notes not so called for Redemption will not be subject to increase pursuant to this Section 5.07 on account of such Redemption Notice.

(B) Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A). The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A).

(C) Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will notify the Holders in writing, the Trustee and the Conversion Agent of each Make-Whole Fundamental Change (i) occurring pursuant to clause (A) of the definition thereof in accordance with Section 5.01(C)(iii); and (ii) occurring pursuant to clause (B) of the definition thereof in accordance with Section 4.03(F).

Section 5.08. [Reserved.]

Section 5.09. Effect of Common Stock Change Event.

(A) Generally. If there occurs any:

(i) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1) from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Common Stock” and the Company’s “common equity” will be deemed to refer to the common equity, if any, forming part of such Reference Property;

(2) if such Reference Property Unit consists entirely of cash, then the Company will be deemed to elect Physical Settlement in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event and will pay the cash due upon such conversions no later than the second (2nd) Business Day after the relevant Conversion Date; and

(3) for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B) Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event in the manner provided in Section 5.01(C)(iii).

(C) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.

Section 5.10. Responsibility of Trustee and Conversion Agent

The Trustee and Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to (a) determine whether a supplemental indenture needs to be entered into or (b) determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.09 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 5.09 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 11.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company will be obligated to deliver to the Trustee and the Conversion Agent prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 5.01 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 5.01 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely.

Section 5.11. Certain Limitations on Settlement.

For so long as the Common Stock is registered under the Exchange Act, a beneficial owner of the Notes shall not be entitled to receive shares of Common Stock upon conversion of any Notes during any period of time in which the aggregate number of shares of Common Stock that may be acquired by such beneficial owner upon conversion of Notes shall, when added to the aggregate number of shares of Common Stock deemed beneficially owned, directly or indirectly, by such beneficial owner and each person subject to aggregation of Common Stock with such beneficial owner under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder at such time (an “Aggregated Person”) (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on such beneficial owner’s or such person’s right to convert, exercise or purchase similar to this limitation), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, exceed 9.9% (the “Restricted Ownership Percentage”) of the total issued and outstanding shares of Common Stock (the “Section 16 Conversion Blocker”). Notwithstanding the foregoing, this Section 16 Conversion Blocker shall not apply (a) with respect to a beneficial owner of the Notes if such beneficial owner is subject to Section 16(a) of the Exchange Act without regard to the aggregate number of shares of Common Stock issuable upon conversion of the Notes and upon conversion, exercise or sale of securities or rights to acquire securities that have limitations on such beneficial owner’s right to convert, exercise or purchase similar to this limitation or (b) in connection with an issuance of Common Stock by the Company pursuant to, or upon a conversion in connection with, a Make-Whole Fundamental Change; provided, however, that if any beneficial owner of the Notes provides written notice to the Company at any time that the exception to the application of the Section 16 Conversion Blocker set forth in clause (b) of this sentence (the “Make-Whole Exception”) shall not be available to such beneficial owner, then such exception shall not be available to such beneficial owner. Any such notice provided pursuant to the proviso to the immediately preceding sentence shall be binding against such beneficial owner.

Notwithstanding the foregoing, the Company shall issue shares of Common Stock upon conversion of such beneficial owner’s Notes up to (but not exceeding) the amount that would cause such beneficial owner’s beneficial ownership of Common Stock (together with that of any Aggregated Person) to equal the Restricted Ownership Percentage; provided that each beneficial owner shall have the right at any time and from time to time to reduce the Restricted Ownership Percentage applicable to such beneficial owner immediately upon prior written notice to the Company (provided that, for the avoidance of doubt, in such event, such beneficial owner may sell shares of Common Stock or Notes to reduce the aggregate number of shares of Common Stock deemed beneficially owned by such beneficial owner (together with any Aggregated Person) to a level below the reduced Restricted Ownership Percentage, in which case the Notes will be convertible by such beneficial owner up to (but will not exceed) the reduced Restricted Ownership Percentage) or increase the Restricted Ownership Percentage applicable to such beneficial owner (together with any Aggregated Person) upon 65 days’ prior written notice to the Company.

Any Notes surrendered for conversion for which shares of Common Stock are not delivered due to the Section 16 Conversion Blocker shall not be extinguished and, such Holder may either:

(i) to the extent Physical Settlement is applicable to such Notes, request return of the Notes surrendered by such Holder for conversion, after which the Company shall deliver such Notes to such Holder within two Trading Days after receipt of such request; or

(ii) certify to the Company that the person (or persons) receiving shares of Common Stock upon conversion is not, and would not, as a result of such conversion, become the beneficial owner of shares of Common Stock outstanding at such time in excess of the applicable Restricted Ownership Percentage, after which the Company shall deliver any such shares of Common Stock withheld on account of such applicable Section 16 Conversion Blocker by the later of (x) the date such shares were otherwise due to such person (or persons) and (y) two Trading Days after receipt of such certification; provided, however, until such time as the affected Holder gives such notice, no person shall be deemed to be the stockholder of record with respect to the shares of Common Stock otherwise deliverable upon conversion in excess of any applicable Section 16 Conversion Blocker. Upon delivery of such notice, the provisions under Sections 5.02 and 5.03 shall apply to the shares of Common Stock to be delivered pursuant to such notice.

Under no circumstances shall the Trustee or the Conversion Agent have any obligation to identify any beneficial owner of the Notes, or otherwise make any determination, monitor or otherwise take any action with respect to the restrictions set forth in this Section 5.11.

Article 6. Successors

Section 6.01. When the Company May Merge, Etc.

(A) Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, including through licensing, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes, and the Successor Corporation will take such action (or agree to take such action) and deliver such agreements, instruments, or documents as may be necessary or appropriate to cause any property or assets that constitute Collateral owned by or transferred to the Successor Corporation to be subject to the Liens of the Collateral Agent in the manner and to the extent required under this Indenture;

(ii) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing; and

(iii) the Company or the Successor Corporation, if not the Company, shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) complies with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.

Section 6.02. Successor Corporation Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Corporation had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.

Article 7. Defaults and Remedies

Section 7.01. Events of Default.

(A) Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i) a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;

(ii) a default for thirty (30) consecutive days in the payment when due of interest on any Note;

(iii) the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, or a notice pursuant to Section 5.01(C)(iii);

(iv) a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within three (3) Business Days after its occurrence;

(v) a default in the Company’s obligations under any of Section 3.08 through Section 3.13, Section 3.20, Section 3.21, Section 3.22 or Section 6.01(A) or in any Guarantor’s obligations under Section 9.04;

(vi) a default in any of the Company’s obligations or agreements, or in any Guarantor’s obligations or agreements, under this Indenture or the Note Documents (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii) a default by the Company or any of the Company’s Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least five million dollars ($5,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1) constitutes a failure to pay the principal, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or

(2) results in such indebtedness becoming or being declared due and payable before its stated maturity;

(viii) any Guarantee ceases to be in full force and effect except as otherwise expressly provided in this Indenture or any Guarantor denies or disaffirms its obligations under its Guarantee;

(ix) one or more final judgments being rendered against the Company or any of the Company’s Subsidiaries for the payment of at least five million dollars ($5,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(x) the Company, the Guarantors or any of their Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not paying its debts as they become due; or

(xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against the Company, the Guarantors or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2) appoints a custodian of the Company, the Guarantors, or any of their Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company, the Guarantors, or any of their Significant Subsidiaries; or

(4) grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 7.01(A)(xi), such order or decree remains unstayed and in effect for at least sixty (60) days.

(xii) any Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create, or should be asserted by a Note Party not to create, a valid and perfected and, except to the extent expressly permitted by the terms hereof or thereof, first priority Lien in favor of the Trustee for the benefit of the Holders on any Collateral purported to be covered thereby, other than (A) to the extent resulting from the failure of the Trustee or the Collateral Agent or any of their agents or bailees to maintain possession or control of Collateral, or (B) as to Collateral consisting of real property to the extent that (1) such losses are covered by a title insurance policy for the benefit of the Collateral Agent or (2) a deficiency arose through no fault of a Note Party, in the case of each of clause (A) and (B), to the extent such deficiencies are (1) corrected with reasonable diligence upon obtaining knowledge thereof and (2) do not materially adversely affect the security interest of the Holders in the Collateral;

(B) Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02. Acceleration.

(A) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) occurs with respect to the Company or any Guarantor (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B) Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) with respect to the Company or any Guarantor and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

(C) Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority of the aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03. Sole Remedy for a Failure to Report.

(A) Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first one hundred and eighty (180) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the one hundred and eighty first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, the earlier of (x) the date such Reporting Event of Default is cured or waived and (y) such one hundred and eighty first (181st) calendar day.

(B) Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable in arrears on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof for the duration of the period on which Special Interest accrues; provided, however, that in no event will Special Interest payable at the Company’s election pursuant to Section 7.03(A) as the sole remedy for any Reporting Event of Default, together with any Additional Interest that may accrue pursuant to Section 3.04(A), accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be in addition to the Stated Interest that accrues on such Note and in addition to any Additional Interest that accrues on such Note.

(C) Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with or furnish to the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest pursuant to Section 7.03(A); and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D) Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note pursuant to Section 7.03(A), then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note pursuant to Section 7.03(A) on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(E) No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04. Other Remedies.

(A) Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee and the Collateral Agent may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture, the Notes or the Security Documents.

(B) Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05. Waiver of Past Defaults.

An Event of Default pursuant to clauses (i), (ii), (iv), (v) or (vi) of Section 7.01(A) (that, in the case of clauses (v) or (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. An Event of Default pursuant to clauses (xii) of Section 7.01(A) arising from the release of all or substantially all of the Collateral from the Liens securing the Notes (other than in accordance with the Note Documents), and a Default that could lead to such an Event of Default, can be waived only with the consent of Holders of at least 75% in aggregate principal amount of the Notes then outstanding. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority of the aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06. Control by Majority.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 11.01, the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any Holders) or may involve the Trustee in liability, unless the Trustee is offered security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07. Limitation on Suits.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A) such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(B) Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a written request to the Trustee to pursue such remedy;

(C) such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(D) the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E) during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08. Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09. Collection Suit by Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 11.06.

Section 7.10. Trustee May File Proofs of Claim.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 11.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11. Priorities.

The Trustee or the Collateral Agent will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First: to the Trustee and the Collateral Agent, in their capacity as such, and their agents and attorneys for amounts due to the Trustee and the Collateral Agent under this Indenture and the Security Documents, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee or the Collateral Agent may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee or the Collateral Agent will instruct the Company to, and the Company will deliver in writing, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee or the Collateral Agent a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8. Amendments, Supplements and Waivers

Section 8.01. Without the Consent of Holders.

Notwithstanding anything to the contrary in Section 8.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(A) cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes;

(B) add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(C) secure the Notes or any Guarantee;

(D) add to the Company’s or any Guarantor’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E) provide for the assumption of the Company’s or any Guarantor’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6 and Article 9, as applicable;

(F) enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;

(G) irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(A);

(H) evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee;

(I) increase the Conversion Rate;

(J) comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

(K) comply with the rules of the Depository in a manner that does not adversely affect the rights of any Holder;

(L) make any other change to this Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect; or

(M) enter into supplemental indentures pursuant to, and in accordance with, Section 3.22.

Section 8.02. With the Consent of Holders.

(A) Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company, the Guarantors and the Trustee may, with the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(i) reduce the principal, or change the stated maturity, of any Note;

(ii) reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii) reduce the rate, or extend the time for the payment, of interest on any Note;

(iv) make any change that adversely affects the conversion rights of any Note, or amend or modify the definition of “Fundamental Change” or the other definitions used in such definition.;

(v) impair the absolute rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi) change the ranking of the Notes or the Guarantees

(vii) other than in accordance with the provisions of this Indenture, modify any Guarantee or release any Guarantee or a Guarantor from its Obligations under this Indenture, in each case, in any manner materially adverse to the Holders;

(viii) make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(ix) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification;

(x) subordinate (x) the Liens securing any of the Notes to the Liens securing any other Indebtedness or other obligations or (y) the Notes in contractual right of payment to any other Indebtedness or other obligations;

(xi) amend or waive the provisions of Section 3.21; or

(xii) make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder.

For the avoidance of doubt, (1) pursuant to clauses (i), (ii), (iii), (iv) and (v) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder and (2) no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes shall, or shall have the effect of, releasing all or substantially all of the Collateral from the Liens securing the Notes (other than in accordance with the Note Documents), without the consent of Holders of not less than 75% of the aggregate principal amount of the Notes then outstanding.

(B) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03. Notice of Amendments, Supplements and Waivers.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04. Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.

(A) Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B) Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C) Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D) Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05. Notations and Exchanges.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee (at the direction of the Company) or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06. Trustee to Execute Supplemental Indentures.

The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that the Trustee concludes adversely affects the Trustee’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, in addition to the documents required by Section 13.02, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is the legal, valid and obligation of the Company (and any Guarantor) and binding and enforceable against each in accordance with its terms.

Article 9. Guarantees

Section 9.01. Guarantees.

(A) Generally. By its execution of this Indenture (by any amended or supplemental indenture pursuant to Section 8.01(B)), each Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that such Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits. Subject to this Article 9, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:

(i) the principal of, any interest on, and any Conversion Consideration for, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise, and interest on the overdue principal of, any interest on, or any Conversion Consideration for, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes, will be promptly paid or delivered in full or performed, as applicable, in each case in accordance with this Indenture and the Notes; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise, (clause (i) and (ii) collectively, the “Guaranteed Obligations”), in each case subject to Section 9.02.

Upon the failure of any payment when due of any amount so guaranteed, and upon the failure of any performance so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform, as applicable, the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(B) Guarantee Is Unconditional; Waiver of Diligence, Presentment, Etc. Each Guarantor agrees that its Guarantee of the Guaranteed Obligations is unconditional, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor other than payment or performance in full of Guaranteed Obligations (other than contingent obligations that have yet to accrue). Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete payment or performance of the Guaranteed Obligations (other than contingent obligations that have yet to accrue) in accordance with this Indenture and the Notes.

(C) Reinstatement of Guarantee Upon Return of Payments. If any Holder or the Trustee is required by any court or otherwise to return, to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any consideration paid or delivered by the Company or the Guarantors to such Holder or the Trustee, then each Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(D) Subrogation. Each Guarantor agrees that any right of subrogation, reimbursement or contribution it may have in relation to the Holders or in respect of any Guaranteed Obligations will be subordinated to, and will not be enforceable until payment in full of, all Guaranteed Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 7, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) if any Guaranteed Obligations are accelerated pursuant to Article 7, then such Guaranteed Obligations will, whether or not due and payable, immediately become due and payable by the Guarantors. Each Guarantor will have the right to seek contribution from any non-paying Guarantor, but only if the exercise of such right does not impair the rights of the Holders under any Guarantee.

Section 9.02. Limitation on Guarantor Liability.

Each Guarantor, and, by its acceptance of any Note, each Holder, confirms that each Guarantor and the Holders intend that the Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. Each of the Trustee, the Holders and each Guarantor irrevocably agrees that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or fraudulent conveyance under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Section 9.03. Execution and Delivery of Guarantee.

The execution by each Guarantor of this Indenture (by an amended or supplemental indenture pursuant to Section 8.01(B)) evidences the Guarantee of such Guarantor, and the delivery of any Note by the Trustee after its authentication constitutes due delivery of each Guarantee on behalf of each Guarantor. A Guarantee’s validity will not be affected by the failure of any officer of a Guarantor executing this Indenture or any such amended or supplemental indenture on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at each Guarantor, and each Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.

Section 9.04. When Guarantors May Merge, etc.

(A) Generally. No Guarantor will consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of such Guarantor and its Subsidiaries, taken as a whole, to another Person (other than the Company or another Guarantor) (a “Guarantor Business Combination Event”), unless (1) the resulting, surviving or transferee Person is such Guarantor or, if not such Guarantor, expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Guarantor Business Combination Event, a supplemental indenture) all of such Guarantor’s obligations under this Indenture and the Notes; provided that (a) such surviving Guarantor shall be incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia and (b) no Default or Event of Default shall exist, or would result from such Guarantor Business Combination Event or (2) the transaction is in compliance with Section 3.10.

Notwithstanding the foregoing, any Guarantor may merge, consolidate, amalgamate or wind up with or into or transfer all or part of its properties and assets to the Company without regard to the requirements set forth in this Section 9.04(A).

(B) Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Guarantor Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Guarantor Business Combination Event (and, if applicable, the related supplemental indenture) complies with Section 9.04(A); and (ii) all conditions precedent to such Guarantor Business Combination Event provided in this Indenture have been satisfied.

(C) Successor Corporation Substituted. At the effective time of any Guarantor Business Combination Event that complies with Section 9.04(A) and Section 9.04(B), the Successor Guarantor Corporation (if not the applicable Guarantor) will succeed to, and may exercise every right and power of, such Guarantor under this Indenture and the Notes with the same effect as if such Successor Guarantor Corporation had been named as a Guarantor in this Indenture and the Notes, and, except in the case of a lease, the predecessor Guarantor will be discharged from its obligations under this Indenture and the Notes.

Section 9.05. Application of Certain Provisions of the Guarantors.

(A) Officer’s Certificates and Opinions of Counsel. Upon any request or application by any Guarantor to the Trustee to take any action under this Indenture, the Trustee will be entitled to receive an Officer’s Certificate and an Opinion of Counsel pursuant to Section 13.02 with the same effect as if each reference to the Company in Section 13.02 or in the definitions of “Officer,” “Officer’s Certificate” or “Opinion of Counsel” were instead a reference to such Guarantor.

(B) Company Order. A Company Order may be given by any Guarantor with the same effect as if each reference to the Company in the definitions of “Company Order” or “Officer” were instead a reference to such Guarantor.

(C) Notices and Demands. Any notice or demand that this Indenture requires or permits to be given by the Trustee, or by any Holders, to the Company may instead be given to any Guarantor.

Section 9.06. Release of Guarantees.

Any Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(A) (i) any sale, exchange, transfer or other disposition (by merger, consolidation, amalgamation, dividend, distribution or otherwise) of all or substantially all of the assets of such Guarantor, in each case, if such sale, exchange, transfer or other disposition is not prohibited by the applicable provisions of this Indenture and, (a) in the case the transferee Person is not the Company or a Subsidiary, such sale, exchange, transfer or other disposition is in compliance with Section 3.10 or (b) unless such sale, exchange, transfer or other disposition is with or to the Company, the surviving or transferee Person expressly assumes such Guarantor’s obligations in accordance with Section 9.04;

(ii) the merger, consolidation or amalgamation of any Guarantor with and into the Company, or upon the liquidation of a Guarantor following the transfer of all of its assets to the Company; or

(iii) the merger, consolidation or amalgamation of any Guarantor with and into a Subsidiary of the Company where such Subsidiary is the surviving Person , if such merger, consolidation or amalgamation is not prohibited by the applicable provisions of this Indenture and such Subsidiary expressly assumes such Guarantor’s obligations in accordance with Section 9.04; and

(B) the Company and such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and release have been complied with.

Article 10. Satisfaction and Discharge

Section 10.01. Termination of Company’s Obligations.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:

(A) all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B) the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);

(C) the Company has paid all other amounts payable by it under this Indenture; and

(D) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;

provided, however, that Article 10 and Section 13.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 10.02. Repayment to Company.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 10.03. Reinstatement.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 11. Trustee

Section 11.01. Duties of the Trustee.

(A) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(B) Except during the continuance of an Event of Default:

(i) the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but shall have no affirmative duty to verify the contents thereof.

(C) The Trustee may not be relieved from liabilities for its gross negligence or willful misconduct, except that:

(i) this paragraph will not limit the effect of Section 11.01(B);

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(D) Each provision of this Indenture that in any way relates to the Trustee is subject to this Section 11.01 and Section 11.02, regardless of whether such provision so expressly provides.

(E) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(F) The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

Section 11.02. Rights of the Trustee.

(A) The Trustee may conclusively rely on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(B) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(D) The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(E) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(F) The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.

(G) The Trustee will not be responsible or liable for any punitive, special, indirect, incidental or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(H) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and will incur no liability of any kind by reason of such inquiry or investigation.

(I) The Trustee will not be required to give any bond or surety in respect of the execution of the trusts, powers, and duties under this Indenture.

(J) The permissive rights of the Trustee enumerated herein will not be construed as duties. The Trustee undertakes to perform such duties and only such duties as are specifically and expressly set forth in this Indenture.

(K) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(L) The Trustee will not be deemed to have notice of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Note) unless written notice of any event that is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is actually received by the a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes, the Company and this Indenture and states that it is a notice of Default or Event of Default.

Section 11.03. Individual Rights of the Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed and indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture and each Note Agent, custodian and other Person retained to act under this Indenture.

Section 11.04. Trustee’s Disclaimer.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 11.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee (in accordance with Section 11.02(L)), then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer (in accordance with Section 11.02(L)); provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest, if any, on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders.

Section 11.06. Compensation and Indemnity.

(A) The Company will, from time to time, pay the Trustee (acting in any capacity hereunder) reasonable compensation for its acceptance of this Indenture and services under this Indenture. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(B) The Company will indemnify and hold harmless the Trustee (acting in any capacity hereunder) against any and all losses, liabilities or expenses (including, without limitation, attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture (including, without limitation, attorneys’ fees and expenses) against the Company (including this Section 11.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. The Trustee will promptly notify the Company of any claim for which it may seek indemnity (other than any claim brought by the Company), but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 11.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee will cooperate in such defense at the expense of the Company. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld. The indemnification provided in this Section 11.06 will extend to the officers, directors, agents and employees of the Trustee and any successor Trustee under this Indenture.

(C) The obligations of the Company under this Section 11.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.

(D) To secure the Company’s payment obligations in this Section 11.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.

(E) If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (ix) or (x) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.

Section 11.07. Replacement of the Trustee.

(A) Notwithstanding anything to the contrary in this Section 11.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 11.07.

(B) The Trustee may resign at any time and be discharged from its duties and obligations hereunder at any time by giving no less than thirty (30) calendar days’ prior written notice of such resignation to the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by providing no less than thirty (30) calendar days’ prior written notice to the Trustee and the Company. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 11.09;

(ii) the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(C) If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(D) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(E) If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 11.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 11.06(D).

Section 11.08. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, then such corporation will become the successor Trustee under this Indenture and will have and succeed to the rights, powers, duties, immunities and privileges of its predecessor without any further act or the execution or filing of any instrument or paper.

Section 11.09. Eligibility; Disqualification.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

Article 12. Collateral and Security

Section 12.01. Security Documents

The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Guaranteed Obligations when and as the same shall be due and payable, subject to any applicable grace period, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and the performance of all other obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture shall be secured by the Collateral pursuant to the terms of the Security Documents. The Security Documents shall provide for the grant by the Company and the Guarantors party thereto to the Collateral Agent of security interests in the Collateral subject to Permitted Liens.

Section 12.02. Recording and Opinions

(A) The Company shall, and shall cause each of the Guarantors to, at its sole cost and expense, take or cause to be taken such actions as may be required by the Security Documents or applicable law (including the filing of UCC amendments and continuations), to perfect, maintain (with the priority required under the Security Documents), preserve and protect the valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral granted by the Security Documents in favor of the Collateral Agent for the benefit of the Holders as security for the obligations under this Indenture, the Notes, any Guarantees and the Security Documents, prior to the rights of all third Persons and subject to no other Liens, in each case other than Permitted Liens. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar expenses relating to this Indenture, the Security Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

(B) The Company shall furnish to the Collateral Agent, at such times as would be required by Section 314(b) of the Trust Indenture Act if this Indenture were qualified thereunder, commencing [  ● ], an Opinion of Counsel to the effect that, either (i) other than actions that have been taken, no further action was necessary to maintain the perfection of the security interest in the Collateral described in both the applicable UCC-1 financing statement and the Security Agreement and for which perfection under the UCC of the Company’s or applicable Guarantor’s jurisdiction of organization may occur by the filing of a UCC-1 financing statement with the appropriate filing office of the applicable party’s jurisdiction of organization or (ii) if any actions are so required to be taken, to specify such actions.

(C) The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and the Company will, and will cause each Guarantor to, do or cause to be done all such acts and things as may be required by the provisions of the Security Documents to assure and confirm to the Trustee that the Collateral Agent holds for the benefit of the Trustee and the Holders duly created, enforceable and perfected Liens to the extent required by this Indenture and the Security Documents, as from time to time constituted.

Section 12.03. Release of Collateral

(A) The Liens of the Collateral Agent created by the Security Documents shall not at any time be released on all or any portion of the Collateral from the Liens created by the Security Documents unless such release is in accordance with the provisions of this Indenture and the applicable Security Documents.

(B) The release of any Collateral from the Liens created by the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. The Company and the Guarantors shall not be required to comply with Section 314(d) of the Trust Indenture Act in connection with any release of Collateral. For the avoidance of doubt, the automatic release of any current assets constituting Collateral in connection with the sale, lease or other similar disposition of such inventory of the Company and the Guarantors in the ordinary course of business shall not require delivery of any reports, certificates, opinions or other formal documentation.

Section 12.04. Specified Releases of Collateral

(A) Collateral shall be released from the Liens created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided in this Indenture. The Liens securing the Collateral shall be automatically released without the need for further action by any Person under any one or more of the following circumstances:

(i) in part, as to any property that is sold, transferred, disbursed or otherwise disposed of by the Company or any Guarantor (other than to the Company or any Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer, disbursement or disposition;

(ii) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions in Section 8.02;

(iii) in whole with respect to the Collateral of any Guarantor, upon the release of the Guarantee of such Guarantor in accordance with this Indenture;

(iv) in whole or in part, as applicable, as to all or any portion of the Collateral which has been taken by eminent domain, condemnation or similar circumstances; and

(v) in part, in accordance with the applicable provisions of the Security Documents.

(B) Upon the request of the Company pursuant to an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents, if any, have been met, and any instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company or the Guarantors, shall execute, deliver or acknowledge or authorize the filing by Company or the Guarantors of such instruments or releases (in form reasonably satisfactory to the Collateral Agent) reasonably requested by the Company in order to evidence the release from the Liens created by the Security Documents of any Collateral permitted to be released pursuant to this Indenture, the Security Documents, any such release to be made without any recourse, representation or warranty of the Collateral Agent.

Section 12.05. Release upon Satisfaction and Discharge or Amendment

(A) The Liens on all Collateral granted under the Security Documents that secure the Notes and the Guarantees shall be automatically terminated and released without the need for further action by any Person:

(i) upon the full and final payment and performance of the Company’s and the Guarantors’ respective obligations under this Indenture, the Notes and the Guarantees (other than contingent obligations that have yet to accrue);

(ii) upon satisfaction and discharge of this Indenture as described under Article 10; or

(iii) with the written consent of Holders of 75% of the aggregate principal amount of the Notes then outstanding.

(B) Upon the request of the Company contained in an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents have been met, any instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company or the Guarantors, shall execute, deliver or acknowledge or authorize the filing by the Company or the Guarantors of such instruments or releases to evidence the release from the Liens created by the Security Documents of any Collateral permitted to be released pursuant to this Indenture, or the Security Documents, any such release to be made without any recourse, representation or warranty of the Collateral Agent and to be in a form reasonably acceptable to the Collateral Agent.

Section 12.06. Form and Sufficiency of Release and Subordination

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor to any Person other than the Company or a Guarantor, and the Company or such Guarantor requests, pursuant to an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents to the release of such Collateral have been met, that (a) the Trustee or Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, or, (b) to the extent applicable to such Collateral, take all action that is necessary or reasonably requested by the Company in writing (in each case at the expense of the Company) to release and reconvey to the Company or such Guarantor, without recourse, such Collateral or deliver such Collateral in its possession to the Company or such Guarantor, the Trustee and the Collateral Agent, as applicable, shall execute, acknowledge (without any recourse, representation and warranty) and deliver to and/or authorize the filing by the Company or such Guarantor (in the form prepared by the Company at the Company’s sole expense) such an instrument (in form reasonably satisfactory to the Collateral Agent) promptly or take such other action so requested, including deliver to the Company or such Guarantor applicable Collateral in Collateral Agent’s possession after satisfaction of the conditions set forth herein for delivery of any such release.

Section 12.07. Purchaser Protected

No purchaser or grantee of any property or rights purported to have been released from the Lien of this Indenture or of the Security Documents shall be bound to ascertain the authority of the Trustee or the Collateral Agent, as applicable, to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 12.08. Authorization of Actions to be Taken by the Collateral Agent Under the Security Documents

(A) Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Notes, appoints [U.S. Bank National Association] as Collateral Agent consents to the terms of and agrees that the Collateral Agent shall, and the Collateral Agent is hereby authorized and directed to, execute and deliver the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, binding the Holders to the terms thereof, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Security Documents and whenever reference is made in this Indenture to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression or satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood in all cases that the Collateral Agent shall not be required to make or give and shall be fully protected in not making or giving any determination, consent, approval, request or direction without the written direction of the Holders of at least 50% in aggregate principal amount of then outstanding Notes, the Trustee or the Company, as applicable. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto. Further, the Collateral Agent shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Collateral Agent security and indemnity satisfactory to the Collateral Agent against any loss, cost, liability or expense which might be incurred by the Collateral Agent in compliance with such direction or request and then only to the extent required by the terms of this Indenture.

(B) No provision of this Indenture or the Security Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(C) So long as an Event of Default is not continuing, the Company may direct the Collateral Agent in writing in connection with any action required or permitted by this Indenture or the Security Documents. During the continuance of an Event of Default, the Trustee, or the requisite Holders pursuant to Section 7.05, may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.

(D) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee or the Holders of at least 50% in aggregate principal amount of then outstanding Notes subject to this Article 12.

Section 12.09. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 7.11 and the other provisions of this Indenture. Such funds shall be held on deposit by the Trustee without investment (unless otherwise provided in this Indenture), and the Trustee shall have no liability for interest or other compensation thereon.

Section 12.10. Action by the Collateral Agent.

Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith and with reasonable care.

Neither the Trustee nor Collateral Agent shall be responsible for (i) the existence, genuineness or value of any of the Collateral; (ii) the validity, perfection, priority or enforceability of the Liens intended to be created by this Indenture or the Security Documents in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent (as determined by a final non-appealable order of a court of competent jurisdiction not subject to appeal)); (iii) the sufficiency of the Collateral; (iv) the validity of the title of the Company and the Guarantors to any of the Collateral; (v) insuring the Collateral; (vi) any action taken or omitted to be taken by it under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final nonappealable order of a court of competent jurisdiction) or (vii) any recital, statement, representation, warranty, covenant or agreement made by the Company or any Affiliate of the Company, or any officer or Affiliate thereof, contained in this Indenture or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture. The Company and the Guarantors shall be responsible for the maintenance of the Collateral and for the payment of taxes, charges or assessments upon the Collateral. For the avoidance of doubt, nothing herein shall require the Collateral Agent or the Trustee to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created and described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it under this Indenture or the Security Documents) and such responsibility shall be solely that of the Company. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or to inspect the properties, books, or records of the Company or any of its Affiliates.

Section 12.11. Compensation and Indemnity.

(A) The Company shall pay to the Collateral Agent from time to time compensation as shall be agreed to in writing by the Company and the Collateral Agent for its acceptance of this Indenture, the Security Documents and services hereunder. The Company shall reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and reasonable and documented out-of-pocket expenses incurred or made by it in connection with Collateral Agent’s duties under this Indenture and the Security Documents, including the reasonable compensation, disbursements and expenses of the Collateral Agent’s agents and counsel, except any disbursement, advance or expense as may be attributable to the Collateral Agent’s willful misconduct or gross negligence.

(B) The Company and the Guarantors shall, jointly and severally, indemnify the Collateral Agent and any predecessor Collateral Agent and each of their agents, employees, officers and directors for, and hold them harmless against, any and all losses, liabilities, claims, damages or expenses (including the fees and expenses of counsel to the Collateral Agent and any environmental liabilities) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, including, without limitation (i) any claim relating to the grant to the Collateral Agent of any Lien in any property or assets of the Company or the Guarantors and (ii) the costs and expenses of enforcing this Indenture and the Security Documents against the Company and the Guarantors (including this Section 12.11) and defending itself against or investigating any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability, claim, damage or expense shall have been determined by a court of competent jurisdiction to have been attributable to its willful misconduct or gross negligence. The Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder, except to the extent the Company or the Guarantors are materially prejudiced thereby. At the Collateral Agent’s sole discretion, the Company and the Guarantors shall defend any claim or threatened claim asserted against the Collateral Agent, with counsel reasonably satisfactory to the Collateral Agent, and the Collateral Agent shall cooperate in the defense at the Company’s and the Guarantors’ expense. The Collateral Agent may have one separate U.S. counsel (and one separate foreign counsel in each applicable non-U.S. jurisdiction) and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

(C) The Collateral Agent shall be entitled to all rights, privileges, immunities and protections of the Trustee set forth in this Indenture whether or not expressly stated therein, including but not limited to the right to be compensated, reimbursed and indemnified under Section 11.06, in the acceptance, execution, delivery and performance of the Security Documents as though fully set forth therein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Indenture or the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Security Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(D) The obligations of the Company and the Guarantors under this Section 12.11 shall survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Collateral Agent.

Section 12.12. Post-Closing Collateral.

To the extent the Company and the Guarantors are not able to execute and deliver all Security Documents required in connection with the creation and perfection of the Liens of the Collateral Agent on the Collateral (to the extent required by this Indenture or such Security Documents) on or prior to the Issue Date, the Company and the Guarantors will use their commercially reasonable efforts to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by this Indenture or such Security Documents, within the time period required by the Security Documents.

Article 13. Miscellaneous

Section 13.01. Notices.

Any notice or communication by the Company or the Trustee (including in its capacity as any Note Agent) to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

To:          [●]

[●]

with a copy (which will not constitute notice) to:

[●]

If to the Trustee:

U.S. Bank National Association

Global Corporate Trust, One Federal Street 3rd Floor

Boston, MA 02110

Attention David W. Doucette, Vice President, Corporate Trust

Telephone: 617 603-6534

Facsimile: 617 603-6683

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature), in English, and signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Indenture as to the other parties hereto and will be deemed to be their original signatures for all purposes; provided, notwithstanding anything to the contrary set forth herein, the Trustee is under no obligation to agree to accept electronic signatures in any form or format unless express agreed to by the Trustee pursuant to procedures approved by the Trustee. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice") received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 13.02. Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the Opinion of Counsel described in (B) with respect to the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee:

(A) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee that complies with Section 13.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and

(B) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee that complies with Section 13.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 13.03. Statements Required in Officer’s Certificate and Opinion of Counsel.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A) a statement that the signatory thereto has read such covenant or condition;

(B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C) a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D) a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 13.04. Rules by the Trustee, the Registrar and the Paying Agent.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 13.06. Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS OF THE NOTES BY THEIR ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 13.07. Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture shall be instituted only in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 13.08. No Adverse Interpretation of Other Agreements.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 13.09. Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 13.10. Force Majeure.

The Trustee and each Note Agent will not incur any liability for not performing or for any delay in performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, act of God, earthquakes, fires, floods, sabotage, epidemics, pandemics, riots, interruptions loss or malfunction of utilities, computer (hardware or software) or communications service, accidents, acts of war, civil or military unrest, labor disputes, acts of civil or military authority or governmental actions, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 13.11. U.S.A. PATRIOT Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 13.12. Calculations.

Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, accrued interest on the Notes and the Conversion Rate. None of the Trustee, the Paying Agent, the Registrar nor the Conversion Agent will have any liability or responsibility for any calculation under this Indenture or in connection with the Notes, any information used in connection with such calculation or any determination made in connection with a conversion.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations in writing to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor.

Section 13.13. Severability; Entire Agreement.

If a court of competent jurisdiction declares any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersede all prior agreements and understandings, written or oral.

Section 13.14. Counterparts.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 13.15. Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 13.16. Withholding Taxes.

Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that, if a Holder is deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate or is otherwise subject to any U.S. federal withholding tax, (A) then the Company or other applicable withholding agent, as applicable, may, at its option, withhold or set off any applicable withholding taxes or backup withholding on behalf of such Holder or beneficial owner against interest and payments upon conversion, repurchase, redemption or maturity of the Notes, and (B) if the Company or other applicable withholding agent pays any such withholding taxes or backup withholding on behalf of such Holder or beneficial owner, then the Company or such withholding agent, as applicable, may, at its option, withhold from or set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

[●]

By:
Name:
Title:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert Non-Affiliate Legend]

[●]

[●]% Convertible Senior Note due [2026][2027]

CUSIP No.: [___]	Certificate No. [___]

ISIN No.: [___]

[●], a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [___] dollars ($[___]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]* on [●], [2026][2027] and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates: [●] and [●] of each year, commencing on [●].

Regular Record Dates: [●] and [●] (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

*	Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, [●] has caused this instrument to be duly executed as of the date set forth below.

[●]

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

[●]

[●]% Convertible Senior Note due [2026][2027]

This Note is one of a duly authorized issue of notes of [●], a Delaware corporation (the “Company”), designated as its [●]% Convertible Senior Notes due [2026][2027] (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of [●] (as the same may be amended from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, [date].

2. Maturity. This Note will mature on [●], [2026][2027], unless earlier repurchased, redeemed or converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

7. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

8. Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

9. When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

11. Registration Rights. The Holder of this Note is entitled to registration rights as set forth in the Subscription Agreement. Each Holder shall be entitled to receive Additional Interest in certain circumstances, all as set forth in the Subscription Agreement and Section 3.04 of the Indenture.

12. Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.

13. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

14. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually or electronically signs the certificate of authentication of such Note.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

16. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

[●]

[●]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[___]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

*	Insert for Global Notes only.

NOTICE OF CONVERSION

[●]

[●]% Convertible Senior Notes due [2026][2027]

Subject to the terms of the Indenture, by executing and delivering this Notice of Conversion, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Note identified by CUSIP No.____________________ and Certificate No.__________________________

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*Must	be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

[●]

[●]% Convertible Senior Notes due [2026][2027]

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Note identified by CUSIP No. and Certificate No. .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

ASSIGNMENT FORM

[●]

[●]% Convertible Senior Notes due [2026][2027]

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:	_________________________________________________________

Address:	_________________________________________________________

Social security or tax identification number:__________________________________________________________

the within Note and all rights thereunder irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1.	☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.	☐	Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4.	☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature
Guarantee Medallion Program)

By:
Authorized Signatory

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Name of Transferee)

By:
Name:
Title:

EXHIBIT B-1

FORM OF RESTRICTED NOTE LEGEND

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (IF ANY) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND SUCH SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR THEREOF OR OF A BENEFICIAL INTEREST HEREIN OR THEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF [●] (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (IF ANY) OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE SHALL BE ENTITLED TO THE BENEFITS OF THAT CERTAIN SUBSCRIPTION AGREEMENT, DATED [●], 2021, AMONG [●] AND THE SUBSCRIBERS (AS DEFINED IN THE INDENTURE, DATED AS OF [●], BETWEEN THE COMPANY AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE).

B-1-1

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B-2-1

EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

B-3-1

EXHIBIT C

FORM OF SUBORDINATION AGREEMENT

[To be attached].

C-1

EXHIBIT D

FORM OF INTERCREDITOR AGREEMENT

[To be attached].

D-1

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

[    ] Supplemental Indenture (this “Supplemental Indenture”), dated as of_______ among [●] (the “Company”), _______ (the “Guaranteeing Subsidiary”), a subsidiary of the Company, and [●], as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended, modified or supplemented from time to time, the “Indenture”), dated as of [●], providing for the issuance of an unlimited aggregate principal amount of [●]% Convertible Senior Notes due [2026][2027] (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary may execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 8.01(b) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 9 thereof.

Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy, which may be delivered by facsimile or PDF transmission, shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Supplemental Indenture as to the other parties hereto will be deemed to be their original signatures for all purposes.

Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

Representations and Warranties by Guaranteeing Subsidiary. The Guaranteeing Subsidiary hereby represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Indenture.

[Signature pages follow]

E-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[● ]

By:
Name:
Title:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[● ], as Trustee

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 24, 2021 (the “Indenture”) among [●] (the “Company”), the Guarantors party thereto and U.S. Bank, National Association, as trustee (the “Trustee”) and U.S. Bank, National Association, as collateral agent (the “Collateral Agent”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee or the Collateral Agent all in accordance with the terms of the Indenture, the Notes, the Guarantees and any Security Documents and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee and the Collateral Agent pursuant to the Indenture, the Notes, the Guarantees and any Security Documents are expressly set forth in Article 9 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[GUARANTORS]

By:
Name:
Title:

F-1